As filed with the Securities and Exchange Commission
                                on July 19, 2000
                           Registration No. 811-09347

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [  ]

Amendment No. 6                                                 [X]

                            ------------------------

                         NATIONS MASTER INVESTMENT TRUST
               (Exact Name of Registrant as specified in Charter)
                                111 Center Street
                           Little Rock, Arkansas 72201
          (Address of Principal Executive Offices, including Zip Code)

                           --------------------------

       Registrant's Telephone Number, including Area Code: (800) 643-9691
                              Richard H. Blank, Jr.
                                c/o Stephens Inc.
                                111 Center Street
                           Little Rock, Arkansas 72201
                     (Name and Address of Agent for Service)
                                 With a copy to:
                             Robert M. Kurucza, Esq.
                             Marco E. Adelfio, Esq.
                             Morrison & Foerster LLP
                          2000 Pennsylvania Ave., N.W.
                             Washington, D.C. 20006

                                EXPLANATORY NOTE

              This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended in order to add Nations Marsico International Opportunities Master Portfolio. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by the investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

Nations Master Investment Trust
Part A

July 19, 2000

Nations Intermediate Bond Master Portfolio
Nations Blue Chip Master Portfolio
Nations International Equity Master Portfolio
Nations International Value Master Portfolio
Nations Marsico Focused Equities Master Portfolio
Nations Marsico Growth & Income Master Portfolio
Nations Marsico 21st Century Master Portfolio
Nations Marsico International Opportunities Master Portfolio
Nations High Yield Bond Master Portfolio

Responses to Items 1 through 3 have been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

Nations Master Investment Trust ("Trust") is registered as an open-end management investment company under the Company Act of 1940, as amended (the "1940 Act"). The Trust is currently comprised of nine separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios"):
Nations Intermediate Bond Master Portfolio, Nations Blue Chip Maser Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio and Nations High Yield Bond Master Portfolio. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interest ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more Master Portfolios.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS.

Nations Intermediate Bond Master Portfolio: Nations Intermediate Bond master Portfolio's investment objective is to seek to provide interest income and capital appreciation.

This Master Portfolio is a diversified portfolio which will invest at least 65% of its assets in intermediate and longer term fixed income securities that are investment grade. The Master Portfolio can invest up to 35% of its assets in mortgage-backed securities, including collateralized mortgage obligations
(CMOs), that are backed by the U.S. government or one of its agencies or instrumentalities.

Normally, the Master Portfolio's average dollar-weighted maturity will be between three and six years. Its duration generally will be the same as the Lehman Brothers Intermediate/Corporate Bond Index.

When selecting individual investments, the portfolio management team:

o looks at a fixed income security's potential to generate both income and price appreciation

o allocates assets among U.S. corporate securities and mortgage-backed securities, based on how they have performed in the past, and on how they are expected to perform under current market conditions. The team may change the allocations when market conditions change

o selects securities using structure analysis, which evaluates the characteristics of a security, including its call features, coupons, and expected timing of cash flows

o tries to maintain a duration that is similar to the duration of the Portfolio's benchmark. This can help manage interest rate risk

o tries to manage risk by diversifying the Portfolio's investments in securities of many different issuers

The team may sell a security when it believes the security is overvalued, there is a deterioration in the security's credit rating or in the issuer's financial situation, when other investments are more attractive, or for other reasons.

Nations Intermediate Bond Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the investments that the portfolio management team chooses for the Master Portfolio will not rise as high as the team expects, or will fall.

o Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations.

o Derivatives risk - The Master Portfolio may invest in derivatives. There is a risk that these investments could result in losses, reduce returns, increase transaction costs or increase the Master Portfolio's volatility.

o Changing distribution levels - The level of monthly income distributions paid by the Fund depends on the amount of income paid by the securities the Fund holds. It is not guaranteed and will change. Changes in the value of the securities, however, generally should not affect the amount of income they pay.

o Prepayment and extension risk - The value of the Master Portfolio's mortgage-backed securities can fall if the owners of the underlying mortgages pay off their mortgages sooner than expected, which could happen when interest rates fall, or later than expected, which could happen when interest rates rise. If the underlying mortgages are paid off sooner than expected, the Master Portfolio may have to reinvest this money in mortgage-backed securities that have lower yields.

Nations Blue Chip Master Portfolio: Nations Blue Chip Master Portfolio's investment objective is to seek long-term capital appreciation through investments in blue chip stocks.

This Master Portfolio is a diversified portfolio which invests at least 65% of its assets in blue chip stocks. These are stocks of well established, nationally known companies that have a long record of profitability and a reputation for quality management, products and services. The Master Portfolio primarily invests in blue chip stocks that are included in the S&P 500, but may invest up to 15% of its assets in stocks that are not included in the index. It usually holds approximately 100 stocks.

The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The portfolio management team uses quantitative analysis to analyze fundamental information about securities and identify value. Starting with a universe of approximately 700 common stocks, the portfolio management team uses a multi-factor computer model to rank securities, based on the following criteria, among others:

     o   changes in actual and expected earnings

     o   unexpected changes in earnings

     o   price-to-earnings ratio

     o   price-to-book ratio

     o   price-to cash flow

The portfolio management team tries to manage risk by matching the market capitalization, style and industry weighting characteristics of the S&P 500. The team focuses on selecting individual stocks to try to provide higher returns than the S&P 500 while maintaining a level of risk similar to the index.

The team may sell a security when there is a development in the company or its industry that causes earnings estimates to fall, when the team believes other investments are more attractive, or for other reasons.

Nations Blue Chip Master Portfolio has the following risks:

o Investment strategy risk - The Master Portfolio uses quantitative analysis to select blue chip stocks that are believed to have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. As of the date of this prospectus, the stock markets, as measured by the S&P 500 and other commonly used indices, were trading at or close to record levels. There can be no guarantee that these levels will continue.

Nations International Equity Master Portfolio: Nations International Equity Master Portfolio's investment objective is to seek long term capital growth by investing primarily in equity securities of non-United States companies in Europe, Australia, the Far East and other regions, including developing countries.

In seeking to achieve its objective, The Master Portfolio normally invests at least 65% of its assets in established companies located in at least three countries other than the United States. The investment managers select countries, including emerging market or developing countries, and companies they believe have the potential for growth.

The Master Portfolio primarily invests in equity securities which may include equity interests in foreign investment funds or trusts, convertible securities, real estate investment trust securities and depositary receipts. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The Master Portfolio may invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

The Master Portfolio is a "multi-manager" fund. It has three different investment managers. Each is responsible for managing approximately one-third of the Master Portfolio's assets. The managers all have different, but complementary, investment styles:

o Gartmore combines "top down," allocation among regions around the world with a stock selection process that focuses on investing in securities when growth is likely to be higher, or sustained longer, than other investors expect.

o INVESCO uses a "bottom up" approach, focusing exclusively on stock selection, and looking for sustainable growth.

o Putnam is a "core manager," focusing on stable, long-term investments, rather than growth or value stocks. It combines "bottom up" stock selection with "top down" country allocation.

The multi-manager strategy is based on the belief that having more than one manager may result in better performance and more stable returns over time.

A manager may sell a security when its price reaches the target set by the manager, when the company's growth prospects are deteriorating, when the manager believes other investments are more attractive, or for other reasons.

Nations International Equity Master Portfolio has the following risks:

o Investment strategy risk - The managers choose stocks they believe have the potential for long-term growth. There is a risk that the value of these investments will not rise as high as expected, or will fall. There is also a risk that the Master Portfolio's multi-manager strategy may not result in better performance or more stable returns.

o Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes may also apply to some foreign investments.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Futures risk - This Master Portfolio may use futures contracts to convert currencies and to hedge against changes in foreign currency exchange rates. There is a risk that this could result in losses, reduce returns, increase transaction costs or increase the Portfolio's volatility.

Nations International Value Master Portfolio: Nations International Equity Master Portfolio's investment objective is to seek long-term capital appreciation by investing primarily in equity securities of foreign issuers, including emerging markets countries.

In seeking to achieve its objective this Master Portfolio normally invests at least 65% of its assets in foreign companies anywhere in the world that have a market capitalization of more than $1 billion at the time of investment. The Portfolio typically invests in at least three countries other than the United States at any one time.

The Master Portfolio primarily invests in common stocks, preferred stocks and convertible securities, either directly or indirectly through closed-end investment companies and depositary receipts. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The portfolio management team uses the "Graham and Dodd" value approach to selecting securities and managing the Master Portfolio. The team invests in a company when its current price appears to be below its true long-term--or intrinsic--value.

The team uses fundamental analysis to determine intrinsic value, and will look at a company's book value, cash flow, capital structure, and management record, as well as its industry and its position in the industry. This analysis includes a review of company reports, filings with the SEC, computer databases, industry publications, general and business publications, brokerage firm research reports and other information sources, as well as interviews with company management.

The team may sell a security when its price reaches the target set by the team, there is a deterioration in the company's financial situation, when the team believes other investments are more attractive, or for other reasons.

Nations International Value Master Portfolio has the following risks:

o Investment strategy risk - The management team chooses stocks it believes are undervalued or out of favor with the expectation that these stocks will eventually rise in value. There is a risk that the value of these investments will not rise as high or as quickly as the manager expects, or will fall.

o Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes may also apply to some foreign investments.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

Nations Marsico Focused Equities Master Portfolio: Nations Marsico Focused Equities Master Portfolio seeks long-term growth of capital.

This Master Portfolio normally invests at least 65% of its assets in common stocks of large companies. The Master Portfolio, which is non-diversified generally holds a core position of 20 to 30 common stocks. It may invest up to 25% of its assets in foreign securities. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The investment sub-advisor, Marsico Capital, looks for companies with earnings growth potential that may not be recognized by other investors, focusing on companies that have some of the following characteristics:

o products, markets or technologies in flux that can result in extraordinary growth

o strong brand franchises that can take advantage of a changing global environment

o global reach that allows the company to generate sales and earnings both in the United States and abroad. This can give the company added growth potential and also means the company may be less affected by changes in local markets

o movement with, not against, the major social, economic and cultural shifts taking place in the world.

Once an investment opportunity is identified, Marsico Capital uses a disciplined analytical process to assess its potential as an investment. This process includes a "top-down" analysis that takes into account economic factors like interest rates, inflation, the regulatory environment, the industry and global competition. The process also includes a "bottom-up" analysis of a company's financial situation, as well as individual company characteristics like commitment to research, market franchise and quality of management.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.



Nations Marsico Focused Equities Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the Master Portfolio's investments will not rise as high as Marsico Capital expects, or will fall.

o Holding fewer investments - This Master Portfolio is considered to be non-diversified because it may hold fewer investments than other kinds of equity funds. This increases the risk that its value could go down significantly if even only one of its investments performs poorly. The value of this Portfolio will tend to have greater price swings than the value of more diversified equity funds. The Master Portfolio may become a diversified fund by limiting the investments in which more than 5% of its total assets are invested.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. As of the date of this prospectus, the stock markets, as measured by the S&P 500 and other commonly used indices, were trading at or close to record levels. There can be no guarantee that these levels will continue.

o Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes also may apply to some foreign investments.

Nations Marsico Growth & Income Master Portfolio: Nations Marsico Growth & Income Master Portfolio seeks long-term growth of capital with a limited emphasis on income.

The Master Portfolio invests primarily in equity securities of large capitalization companies that are selected for their growth potential. It invests at least 25% of its assets in securities that are believed to have income potential, and generally holds 35 to 50 securities. It may hold up to 25% of its assets in foreign securities.

The investment sub-advisor, Marsico Capital, may shift assets between growth and income securities based on its assessment of market, financial and economic conditions. The Master Portfolio, however, is not designed to produce a consistent level of income. The Master Portfolio may also invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

Marsico Capital looks for companies with earnings growth potential that may not be recognized by other investors, focusing on companies that have some of the following characteristics:

o products, markets or technologies in flux that can result in extraordinary growth

o strong brand franchises that can take advantage of a changing global environment

o global reach that allows the company to generate sales and earnings both in the United States and abroad. This can give the company added growth potential and also means the company may be less affected by changes in local markets

o movement with, not against, the major social, economic and cultural shifts taking place in the world

Once an investment opportunity is identified, Marsico Capital uses a disciplined analytical process to assess its potential as an investment. This process includes a "top-down" analysis that takes into account economic factors like interest rates, inflation, the regulatory environment, the industry and global competition. The process also includes a "bottom-up" analysis of a company's financial situation, as well as individual company characteristics like commitment to research, market franchise and quality of management.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico Growth & Income Master Portfolio has the following risks:

o Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth or income potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. As of the date of this prospectus, the stock markets, as measured by the S&P 500 and other commonly used indices, were trading at or close to record levels. There can be no guarantee that these levels will continue.

o Interest rate risk - The prices of the Master Portfolio's fixed income securities will tend to fall when interest rates rise and to rise when interest rates fall. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Credit risk - The Master Portfolio could lose money if the issuer of a fixed income security is unable to pay interest or repay principal when it's due. Credit risk usually applies to most fixed income securities, but is generally not a factor for U.S. government obligations.

o Foreign investment risk - Because the Master Portfolio may invest up to 25% of its assets in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes also may apply to some foreign investments.

Nations Marsico 21st Century Master Portfolio: Nations Marsico 21st Century Master Portfolio seeks long-term growth of capital.

This Master Portfolio is an aggressive growth fund that primarily invests in equity securities of companies of any capitalization size. The Master Portfolio will focus on ground-breaking technologies and companies seeking to take advantage of technological innovations in the way business is conducted. The Master Portfolio may invest without limit in foreign securities.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The investment sub-advisor, Marsico Capital, looks for companies with earnings growth potential that may not be recognized by other investors, focusing on companies that have some of the following characteristics:

o changing products, markets or technologies that may result in extraordinary growth

o strong brand franchises that can take advantage of a changing global environment

o global reach that allows the company to generate sales and earnings both in the United States and abroad. This can give the company added growth potential and also means the company may be less affected by changes in local markets

o well positioned to take advantage of the major social, economic and cultural shifts taking place in the world

Once an investment opportunity is identified, Marsico Capital uses a disciplined analytical process to assess its potential as an investment. This process includes a "top-down" analysis that takes into account economic factors like interest rates, inflation, the regulatory environment, the industry and global competition.

The process also includes a "bottom-up" analysis of a company's financial situation, as well as individual company characteristics like commitment to research, market franchise and quality of management.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico 21st Century Master Portfolio has the following risks:

o Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth or income potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of the stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies and financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices. As of the date of this prospectus, the stock markets, as measured by the S&P 500 and other commonly used indices, were trading at or close to record levels. There can be no guarantee that these levels will continue.

o Smaller and medium company risk - Smaller and medium companies can experience tighter markets and can have more limited managerial and financial resources than larger companies. Consequently, the performance of smaller and medium companies can be more volatile and they may be more likely to experience business failure, which tends to cause greater price swings in the stocks of these companies that are held by the Master Portfolio. In general, the smaller a company, the more these risks increase.

o Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes also may apply to some foreign investments.


Nations Marsico International Opportunities Master Portfolio: Nations Marsico International Opportunities Master Portfolio seeks long-term growth of capital.

The Master Portfolio is an international growth fund that normally invests at least 65% of its assets in common stocks of foreign companies. While the Master Portfolio may invest in companies of any size, it focuses on large companies selected for their long-term growth potential. The Master Portfolio normally invests in issuers from at least three different countries not including the United States and generally holds a core position of 35 to 50 common stocks. The Master Portfolio may invest in common stocks of companies operating in emerging markets.

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

The investment sub-advisor, Marsico Capital, looks for companies with earnings growth potential that may not be recognized by other investors, focusing on companies that have some of the following characteristics:

o products, markets or technologies in flux that can result in extraordinary growth

o strong brand franchises that can take advantage of a changing global environment

o global reach that allows the company to generate sales and earnings both in the United States and abroad. This can give the company added growth potential and also means the company may be less affected by changes in local markets

o movement with, not against, the major social, economic and cultural shifts taking place in the world

Once an investment opportunity is identified, Marsico Capital uses a disciplined analytical process to assess its potential as an investment. This process includes a "top-down" analysis that takes into account economic factors like interest rates, inflation, the regulatory environment, the industry and global competition.

The process also includes a "bottom-up" analysis of a company's financial situation, as well as individual company characteristics like commitment to research, market franchise and quality of management.

Marsico Capital may sell a security when it believes there is a deterioration in the company's financial situation, the security is overvalued, when there is a negative development in the company's competitive, regulatory or economic environment, or for other reasons.

Nations Marsico International Opportunities Master Portfolio has the following risks:

o Investment strategy risk - Marsico Capital uses an investment strategy that tries to identify equities with growth or income potential. There is a risk that the value of these investments will not rise as high as Marsico Capital expects, or will fall.

o Stock market risk - The value of any stocks the Master Portfolio holds can be affected by changes in U.S. or foreign economies financial markets, and the companies that issue the stocks, among other things. Stock prices can rise or fall over short as well as long periods. In general, stock markets tend to move in cycles, with periods of rising prices and periods of falling prices.

o Foreign investment risk - Because the Master Portfolio may invest without limitation in foreign securities, it can be affected by the risks of foreign investing. Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes also may apply to some foreign investments. If the Master Portfolio invests in emerging markets there may be other greater risks involved, such as those of immature economies and less developed and more thinly traded securities markets.


Nations High Yield Bond Master Portfolio: Nations High Yield Bond Master Portfolio seeks maximum income by investing in a diversified portfolio of high yield debt securities.

The Master Portfolio normally invests at least 65% of its assets in domestic and foreign corporate high yield debt securities. These securities are not rated investment grade, but generally will be rated "B" or better by Moody's Investor Services, Inc. (Moody's) or Standard & Poor's Corporation (S&P). The portfolio management team may choose unrated securities if it believes they are of comparable quality at the time of investment. The portfolio is not managed within any specific duration.

The Master Portfolio invests primarily in:

o    Domestic corporate high yield debt securities, including private placements

o U.S. dollar-denominated foreign corporate high yield debt securities, including private placements

o    Zero-coupon bonds

o    U.S. government obligations

o Equity securities (up to 25% of its assets), which may include convertible securities

The Master Portfolio also may invest in securities that aren't part of its principal investment strategies, but it won't hold more than 10% of its assets in any one type of these securities. These securities are described in the SAI.

When selecting investment for the portfolio, the portfolio management team:

o    focuses on individual security selection (bottom up analysis)

o    uses fundamental credit analysis

o    emphasizes current income while attempting to minimize risk to principal

o seeks to identify a catalyst for capital appreciation such as an operational or financial restructuring

o tries to manage risk by diversifying the Master Portfolio's investment across securities of many different issuers

The portfolio management team may sell a security when its market price rises above the target price the team has set, when it believes there has been a deterioration in an issuer's fundamentals, such as earnings, sales or management, or an issuer's credit quality, or to maintain portfolio diversification.

Nations High Yield Bond Master Portfolio has the following risks:

o Investment strategy risk - There is a risk that the value of the investments that the portfolio management team chooses will not rise as high as the team expects, or will fall.

o Credit risk - The types of securities in which the Master Portfolio typically invests are not investment grade and are generally considered speculative because they present a greater risk of loss, including default, than higher quality debt securities. These securities typically pay a premium ? a high interest rate or yield ? because of the increased risk of loss. These securities also can be subject to greater price volatility.

o Interest rate risk - The prices of fixed income securities will tend to fall when interest rates rise. In general, fixed income securities with longer terms tend to fall more in value when interest rates rise than fixed income securities with shorter terms.

o Liquidity risk - There is a risk that a security held by the Master Portfolio cannot be sold at the time desired, or cannot be sold without adversely affecting the price.

o Foreign investment risk - Foreign investments may be riskier than U.S. investments because of political and economic conditions, changes in currency exchange rates, the implementation of the Euro, foreign controls on investment, difficulties selling some securities and lack of or limited financial information. Withholding taxes may also apply to some foreign investments.

o Investing in the Master Portfolio - Other mutual funds and eligible investors can buy shares in the Master Portfolio. All investors in the Master Portfolio invest under the same terms and conditions as the Fund and pay a proportionate share of the Master Portfolio's expenses. Other feeder funds that invest in the Master Portfolio may have different share prices and returns than the Funds because different feeder funds typically have varying sales charges, and ongoing administrative and other expenses.

The Fund can withdraw its entire investment from the Master Portfolio if it believes it's in the best interest of the Fund to do so (for example, if the Master Portfolio changed its investment objective). It is unlikely that this would happen, but if it did, the Fund's portfolio could be less diversified and therefore less liquid, and expenses could increase. The Fund might also have to pay brokerage, tax or other charges.

OTHER IMPORTANT INFORMATION

The following are some other risks and information that should be considered before investing:

o Changing investment objectives and policies - The investment objective and certain investment policies of any Portfolio can be changed without shareholder approval. Other investment policies may be changed only with shareholder approval.

o Holding other kinds of investments - The Portfolios may hold investments that aren't part of their principal investment strategies. Please refer to the SAI for more information. The portfolio managers or management team can also choose not to invest in specific securities described in this prospectus and in the SAI.

o Foreign investment risk - Portfolios that invest in foreign securities may be affected by changes in currency exchange rates and the costs of converting currencies; the implementation of the Euro; foreign government controls on foreign investment, repatriation of capital, and currency and exchange; foreign taxes; inadequate supervision and regulation of some foreign markets; difficulty selling some investments which may increase volatility; different settlement practices or delayed settlements in some markets; difficulty getting complete or accurate information about foreign companies; less strict accounting, auditing and financial reporting standards than those in the U.S.; political, economic or social instability; and difficulty enforcing legal rights outside the U.S.

o Emerging markets risk - Securities issued by companies in developing or emerging market countries, like those in Eastern Europe, the Middle East, Asia or Africa, may be more sensitive to the risks of foreign investing. In particular, these countries may experience instability resulting from rapid social, political and economic development. Many of these countries are dependent on international trade, which makes them sensitive to world commodity prices and economic downturns in other countries. Some emerging countries have a higher risk of currency devaluation, and some countries may experience long periods of high inflation or rapid changes in inflation rates.

o Investing defensively - A Portfolio may temporarily hold investments that are not part of its investment objective or its principal investment strategies to try to protect it during a market or economic downturn or because of political or other conditions. A Portfolio may not achieve its investment objective while it is investing defensively.

o Portfolio turnover - A Portfolio that replaces -- or turns over -- more than 100% of its investments in a year is considered to trade frequently. Frequent trading can result in larger distributions of short-term capital gains to shareholders. These gains are taxable at higher rates than long-term capital gains. Frequent trading can also mean higher brokerage and other transaction costs, which could reduce the Portfolio's returns. The Portfolios generally buy securities for capital appreciation, investment income, or both, and don't engage in short-term trading.

o Investing in a Master Portfolio - Other mutual funds and eligible investors can buy shares in a Master Portfolio. For example, the World Horizon U.S. Equity Fund, which is also managed by BAAI, invests all of its assets in the Blue Chip Master Portfolio.

     All investors in a Master Portfolio invest under the same terms and conditions as the Portfolio and pay a proportionate share of the Master Portfolio's expenses. Feeder funds that invest in the Master Portfolio may have different share prices and returns than the Portfolio because different feeder funds typically have varying sales charges, and ongoing administrative and other expenses

     A Fund can withdraw its entire investment from a Master Portfolio if it believes it's in the best interest of the Fund to do so. It is unlikely that this would happen, but if it did, the Fund's portfolio could be less diversified and therefore less liquid, and expenses could increase. The Fund might also have to pay brokerage, tax or other charges.

ITEM 5:  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE:

The response to Item 5 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

ITEM 6:  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

INVESTMENT ADVISER

Banc of America Advisors, Inc. (BAAI) is the investment adviser to each of the Master Portfolios, as well as to over 70 other mutual fund portfolios in the Nations Funds Family ("Nations Funds"). BAAI is responsible for the overall management and supervision of the investment management of each of the Master Portfolios. BAAI and Nations Funds have engaged investment sub-advisers, which are generally responsible for the day-to-day investment decisions for each of the Master Portfolios.

BAAI is a registered investment adviser. It's a wholly owned subsidiary of Bank of America, N.A. ("Bank of America"). BAAI has its principal offices at One Bank of America Plaza, Charlotte, North Carolina 28255

Nations Funds pays BAAI an annual fee for its investment advisory services. The fee is calculated daily based on the average net assets of each Master Portfolio and is paid monthly. BAAI uses part of this money to pay investment sub-advisers for the services they provide to Nations Master Portfolios.

The following chart shows the maximum advisory fees BAAI can receive:

Maximum investment advisory fee, as a % of average daily net assets:

                                                                 Maximum
                                                                 advisory
                                                                   fee

Nations Intermediate Bond Master Portfolio                        0.40%
Nations Blue Chip Master Portfolio                                0.65%
Nations International Equity Master Portfolio                     0.80%
Nations International Value Master Portfolio                      0.90%
Nations Marsico Focused Equities Master Portfolio                 0.75%
Nations Marsico Growth & Income Master Portfolio                  0.75%
Nations Marsico 21st Century Master Portfolio                     0.75%
Nations Marsico International Opportunities Master Portfolio      0.80%
Nations High Yield Bond Master Portfolio                          0.65%

INVESTMENT SUB-ADVISERS

Nations Funds and BAAI have engaged investment sub-advisers to provide day-to-day portfolio management for the Master Portfolios. These sub-advisers function under the supervision of the Board of Trustees and BAAI.

Banc of America Capital Management, Inc. (BACAP), successor to TradeStreet Investment Associates, Inc., with principal offices at One Bank of America Plaza, Charlotte, North Carolina 28255, serves as the investment sub-adviser for Nations Intermediate Bond Master Portfolio. BACAP is a registered investment adviser and a wholly owned subsidiary of Bank of America. Its management expertise covers all major domestic asset classes.

Currently managing more than $90 billion, BACAP has more than 2000 institutional clients and is investment sub-adviser to over 50 mutual funds in the Nations Funds Family. BACAP uses a team approach to investment management. Each team has access to the latest analytic technology and expertise. The Fixed Income Team will be responsible for the day to day management of the Nations Intermediate Bond Master Portfolio.

Chicago Equity Partners Corporation ("Chicago Equity"), with principal offices at 231 South LaSalle, Chicago, Illinois 60697, serves as the sub-adviser for Nations Blue Chip Master Portfolio. Chicago Equity is a registered investment advisor and a wholly-owned subsidiary of Bank of America Corporation.

The Equity Management Team of Chicago Equity is responsible for the day-to-day management of Nations Blue Chip Master Portfolio.

Gartmore Global Partners ("Gartmore"), located at One Bank of America Plaza, Charlotte, North Carolina 28255, is a joint venture structured as a general partnership between NB Partner Corp., a wholly owned subsidiary of Bank of

America, and Gartmore U.S. Limited, an indirect, wholly owned subsidiary of Gartmore Investment Management plc ("Gartmore plc"), a UK holding company for a leading UK-based international fund management group of companies. Gartmore serves as one of three sub-advisers to the National International Equity Master Portfolio. Christopher Palmer, Seok Teoh, John Stewart, Nick Reid, Stephen Jones and Stephen Watson are responsible for the day-to-day management of Nations International Equity Master Portfolio. The business experience of these individuals during the past 5 years is as follows:

Christopher Palmer is Co-Portfolio Manager of Nations International Equity Master Portfolio, responsible for investments in developing countries (since May
1999), and is also Principal Portfolio Manager of Nations Emerging Markets Fund (since May 1999). Mr. Palmer joined Gartmore in 1995 and is senior investment manager on the Gartmore Emerging Markets Team. Before joining Gartmore, Mr. Palmer worked for Unifund, S.A., a private investment bank, in its Mexico City and Hong Kong offices, and managed global derivatives, credit and counterparty credit risk as vice president in the Institutional Credit Department of Bear Stearns & Co. He graduated from Colgate University in 1986 with a BA Honors degree in History and completed an MBA in Finance at New York University in 1988. Mr. Palmer was awarded the CFA designation by the Association of Investment Management Research in 1993.

Seok Teoh is Co-Portfolio Manager of Nations International Equity Fund, responsible for investments in Asia (since June 1998). She has been with Gartmore since 1990 as the London based manager of its Far East Team. Previously she managed four equity funds for Rothschild Asset Management in Tokyo and Singapore, and was also responsible for Singaporean and Malaysian equity sales at Overseas Union Bank Securities in Singapore. Ms. Teoh is native to Singapore and is fluent in Mandarin and Cantonese. She received an Economics degree from the University of Durham.

John Stewart is Co-Portfolio Manager of Nations International Equity Fund, sharing responsibility with Nick Reid for investments in Japan (since August
1999) and is also senior investment manager for the Gartmore Japanese Equities Team and is responsible for managing specialist institutional portfolios and providing input to the global asset allocation team in London. Mr. Stewart joined Gartmore in 1992, after starting his career at the London office of Prudential Portfolio Managers. He graduated from Loughborough University in 1991 with a BS Honors degree in Banking and Finance. Mr. Stewart is also a member of the Institute of Investment Management and Research, and the Chartered Institute of Bankers.

Nick Reid is Co-Portfolio Manager of Nations International Equity Fund, sharing responsibility with John Stewart for investments in Japan (since August 1999). He has been investment manager for the Gartmore Japanese Equities Team since he joined Gartmore in 1994 and has specific responsibility for managing retail funds. Before he joined Gartmore, Mr. Reid was an United Kingdom Smaller Companies Analyst with Panmure Gordon and a fund manager covering Japanese and other Asian Markets with Refuge Assurance. He graduated from Cambridge University in 1989 with an honors degree in History. Mr. Reid is also an associate member of the Institute of Investment Management and Research.

Stephen Jones is Co-Portfolio Manager of Nations International Equity Fund, responsible for investments in Europe (since June 1998). He is also head of Gartmore European Equities. Mr. Jones joined Gartmore as a senior investment manager in the European Equities Team in 1994 and was appointed head of the European Equity Team in 1995. He began his career at The Prudential in 1984, spending a year as a business analyst before becoming the personal assistant to the Group Chief Executive. Mr. Jones graduated from Manchester University in 1984 with an honors degree in Economics.

Stephen Watson is Co-Portfolio Manager for Nations International Equity Fund, responsible for allocating assets among the various regions in which it invests, as well as determining investments in regions not covered by the other Co-Portfolio Managers (since June 1998). Mr. Watson had been the sole Portfolio Manager of the Fund since February 1995. He joined Gartmore as a Global Fund Manager in 1993 and currently holds the position of Chief Investment Officer of Gartmore's Global Partners and is a member of Gartmore's Global Policy Group. Previously, Mr. Watson was a director and global fund manager with James Capel Fund Managers, London, as well as client services manager for international clients.

Brian O'Neill is the Principal Senior Investment Manager of the Gartmore Global Portfolio Team and has been the Portfolio Manager of Nations International Growth Fund since 1997. Mr. O'Neill joined Gartmore as a Senior Investment Manager on the Global Portfolio Team in 1981 with responsibility for a variety of specialized global funds, including resources funds.

INVESCO Global Asset Management (N.A.) ("INVESCO") with principal offices located at 1315 Peachtree Street, N.E., Atlanta, Georgia 30309, was founded in 1997 as a division of INVESCO Global, a publicly traded investment management firm located in London, England, and a wholly owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company also located in London, England that, through its subsidiaries, engages in international investment management. INVESCO serves as one of three sub-advisers of the Nations International Equity Master Portfolio.

The International Equity Portfolio Management Team of INVESCO is responsible for the day-to-day management of the assets allocated to INVESCO of Nations International Equity Master Portfolio.

Putnam Investment Management, Inc. ("Putnam") with principal offices located at One Post Office Square, Boston, Massachusetts 02109, is a wholly owned subsidiary of Putnam Investments, Inc., an investment management firm founded in 1937 which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages, through its subsidiaries in the business of investment management. Putnam serves as one of three sub-advisers to the Nations International Equity Master Portfolio.

The Core International Equity Group of Putnam is responsible for the day-to-day management of the assets allocated to Putnam of Nations International Equity Master Portfolio.

Brandes Investment Partners, L.P. ("Brandes") with principal offices located at 12750 High Bluff Drive, San Diego, California 92130, serves as the investment sub-adviser to Nations International Value Master Portfolio. Founded in 1974, Brandes is an investment advisory firm with 37 investment professionals who manage more than $20 billion in assets. Brandes uses a value-oriented approach to managing international investments, seeking to build wealth by buying high quality, undervalued stocks.

Brandes' Large Cap Investment Committee is responsible for making the day-to-day investment decisions for the fund.

Marsico Capital Management, LLC ("Marsico Capital") with principal offices at 1200 17th Street, Suite 1300, Denver, Colorado 80202, serves as the investment sub-adviser for the Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations Marsico International Opportunities Master Portfolio. Marsico Capital is a full service investment advisory firm founded by Thomas F. Marsico in September 1997. It is a registered investment adviser and specializes in large capitalization stocks and currently has over $6 billion in assets under management.

Marsico Management Holdings, LLC, a wholly owned subsidiary of Bank of America Corporation, owns 50% of the equity of Marsico Capital.

Thomas F. Marsico, Chairman and Chief Executive Officer of Marsico Capital, is the portfolio manager responsible for the day-to-day management of Nations Focused Equities Master Portfolio and Nations Marsico Growth & Income Master Portfolio. Before forming the company, Mr. Marsico was an executive vice president and portfolio manager at Janus Capital Corporation. He has more than 20 years of experience as a securities analyst and portfolio manager.

James A. Hillary is the portfolio manager of Nations Marsico 21st Century Master Portfolio. Mr. Hillary has eleven years of experience as a securities analyst and portfolio manager and is a founding member of Marsico Capital Management. Prior to joining Marsico Capital in 1997, Mr. Hillary was a portfolio manager at W.H. Reaves, a New Jersey-based money management firm where he managed equity mutual funds and separate accounts. He holds a bachelor's degree from Rutgers University and a law degree from Fordham University. Mr. Hillary is also a certified public accountant.

James G. Gendelman is the portfolio manager of Nations Marsico International Opportunities Master Portfolio. Prior to joining Marsico Capital in May, 2000, Mr. Gendelman spent thirteen years as a Vice President of International Sales for Goldman, Sachs & Co. He holds a Bachelors degree in Accounting from Michigan State University and an MBA in Finance from the University of Chicago. Mr. Gendelman was an accountant for Ernst & Young from 1983 to 1985.

MacKay Shields, LLC ("MacKay Shields") with principal offices at 9 West 57th Street, New York, New York 10019 serves as the investment sub-adviser for Nations High Yield Bond Master Portfolio. Founded in 1938, MacKay Shields is an independently-managed, wholly-owned subsidiary of New York Life Insurance Company. The firm's 63 investment professionals manage more than $30 billion in assets, including over $6 billion in high yield assets.

MacKay Shields's High Yield Portfolio Management Team is responsible for making the day-to-day decisions for Nations High Yield Bond Master Portfolio.

ITEM 7:  SHAREHOLDER INFORMATION

PRICING OF FUND SHARES

The value of a Master Portfolio's assets is based on the total market value of all of the securities it holds. The prices reported on stock exchanges and securities markets around the world are usually used to value securities in a Master Portfolio. If prices aren't readily available, we'll base the price of a security on its fair market value. We use the amortized cost method, which approximates market value, to value short-term investments maturing in 60 days or less. International markets may be open on days when U.S. markets are closed, and the value of foreign securities owned by the portfolio could change on days when Beneficial Interests may not be purchased or redeemed.

All transactions are based on the net asset value of the Master Portfolios. We calculate net asset value per unit of Beneficial Interest at the end of each business day. First, we calculate the net asset value by determining the value of the Master Portfolio's assets and then subtracting its liabilities. Next, we divide this amount by the number of units of Beneficial Interest that investors are holding.

A business day is any day that the New York Stock Exchange (NYSE) is open. A business day ends at the close of regular trading on the New York Stock Exchange
(NYSE), usually at 4:00 p.m., Eastern time. If the NYSE closes early, the business day ends as of the time the NYSE closes. The NYSE is closed on weekends and on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

PURCHASE OF BENEFICIAL INTERESTS

Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

Stephens Inc. ("Stephens" or "Distributor") with principal offices at 111 Center Street, Little Rock, Arkansas 72201, serves as the distributor of the Trust, assisting with Beneficial Interestholders' transactions. An account may be opened by contacting either the Trust or Stephens. There is no minimum initial or subsequent purchases amount with respect to any Master Portfolio of the Trust. The Trust reserves the right to reject any purchase order for any reason.

In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described above in this Part A. All dividends, interest, subscription, or other rights pertaining to such securities will become the property of the Master Portfolio and must be delivered to the Master Portfolio by the investor upon receipt from the issuer.

Orders to buy, sell or exchange Beneficial Interests are processed on business days. Orders received by Stephens before the end of a business day will receive that day's net asset value per unit of Beneficial Interest. Orders received after the end of a business day will receive the next business day's net asset value per unit of Beneficial Interest. The business day that applies to your order is also called the trade date. We and Stephens may refuse any order. If this happens, we'll return any money we've received to your selling agent.


REDEMPTION OF BENEFICIAL INTERESTS

An investor may redeem/sell Beneficial Interests in any amount by sending a written request to or calling Stephens. Redemption requests must be made by a duly authorized representative of the investor and must specify the name of the Master Portfolio, the dollar amount to be redeemed and the investor's name and account number.

Redemption orders are effected at the net asset value of the Beneficial Interests next determined after receipt of the order in proper form by the Trust. The Master Portfolios will make payment for all Beneficial Interests redeemed after receipt by Stephens of a request in proper form, except as provided by the rules of the Securities and Exchange Commission. The Master Portfolios impose no charge when Beneficial Interests are redeemed. The value of the Beneficial Interests redeemed may be more or less than the investor's cost, depending on the Master Portfolio's current net asset value.

The Trust will wire the proceeds of redemption in federal funds to the commercial bank specified by the investor, normally the next business day after receiving the redemption request and all necessary documents. Wire redemptions may be terminated or modified by the Trust at any time. An investor should contact its bank for information on any charges imposed by the bank in connection with the receipt of redemption proceeds by wire. During periods of substantial economic or market change, telephone wire redemptions may be difficult to implement.

The Trust will act upon the instruction of any person by telephone deemed by it to be authorized to redeem Beneficial Interests on behalf of an investor. Neither the Trust nor any of its service contractors will be liable for any loss or expense for acting upon telephone instructions that are reasonably believed to be genuine. In attempting to confirm that telephone instructions are genuine, the Trust will use such procedures as are considered reasonable. To the extent the Trust fails to use reasonable procedures as a basis for its belief, it and/or its service contractors may be liable for instructions that prove to be fraudulent or unauthorized.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended ("1940 Act"), if an emergency exists.

DISTRIBUTIONS:

Investors are entitled to their pro rata shares of any distributions arising from the net investment income and net realized gains, if any, earned investments held by the Master Portfolios in which such investors hold Beneficial Interests. Each Portfolio will allocate its investment income, expenses, and realized and unrealized gains and losses daily.

A request for a distribution must be made in writing to Nations Master Investment Trust, c/o Banc of America Advisors, Inc., One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255.

TAXES:

Each Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that a Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and net capital gains (if any). However, each investor in the Master Portfolio will be taxable on its distributive share of the Master Portfolio's taxable income in determining its federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any interests, dividends, gains or losses. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All Master Portfolios will have less than 100 investors.

It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that a regulated investment company investing in the Master Portfolio may satisfy the requirements of Subchapter M of the Code by investing substantially all of its assets in the Master Portfolio.

Investor inquiries should be directed to Nations Master Investment Trust, One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255.

ITEM 8:  DISTRIBUTION ARRANGEMENTS.


The Trust is registered as an open-end management investment company under the 1940 Act. The Trust was organized as a Delaware business trust. Investors in the Trust will each be liable for all obligations of the Trust. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations. The Trust's Declaration of Trust authorizes the Board of Trustees to issue Beneficial Interests and to establish and designate such Beneficial Interests into one or more Master Portfolios. Beneficial Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the 1933 Act, and may not be purchased by individuals, S corporations, partnerships or grantor trusts.

The Trust is currently comprised of nine separate series of Master Portfolios (each a "Master Portfolio" and collectively the "Master Portfolios"): Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio, Nations Marsico International Opportunities Master Portfolio and Nations High Yield Bond Master Portfolio. Each Master Portfolio (except for Nations Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

Each Master Portfolio is a separate series of the Trust. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to the Master Portfolio are the Nations Intermediate Bond Fund, Nations Blue Chip Fund, Nations International Equity Fund, Nations International Value Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations Marsico 21st Century Master Portfolio and Nations High Yield Bond Fund (individually, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Nations Intermediate Bond Master Portfolio, Nations Blue Chip Master Portfolio, Nations International Equity Master Portfolio, Nations International Value Master Portfolio, Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations High Yield Bond Fund. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Funds may have different returns than other investors of the same Master Portfolio.

A discussion of the risk factors, objectives and other investment aspects in a Fund will include all aspects of an investment in the corresponding Master Portfolio. In this registration statement, the discussion of risk factors which apply to an investment by a Master Portfolio shall include the risk factors which apply to an investment by a Fund.

The business and affairs of the Trust are managed under the direction of its Board of Trustees. The office of the Trust is located at One Bank of America Plaza, Charlotte, NC 28255.

ITEM 9:  FINANCIAL HIGHLIGHTS INFORMATION

The response to Item 9 has been omitted pursuant to paragraph (B)(2)(b) of the General Instructions to Form N-1A.

                         NATIONS MASTER INVESTMENT TRUST

                                     Part B
                   Nations Intermediate Bond Master Portfolio
                       Nations Blue Chip Master Portfolio
                  Nations International Equity Master Portfolio
                  Nations International Value Master Portfolio
                Nations Marsico Growth & Income Master Portfolio
                Nations Marsico Focused Equities Master Portfolio
                  Nations Marsico 21st Century Master Portfolio
          Nations Marsico International Opportunities Master Portfolio
                    Nations High Yield Bond Master Portfolio

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

This Part B is not a prospectus. It is intended to provide additional information regarding the nine Master Portfolios of Nations Master Investment Trust (the "Trust") and should be read in conjunction with the Trust's Part A dated July 19, 2000. All terms used in Part B that are defined in Part A will have the same meanings assigned in Part A. Copies of Part A may be obtained without charge by writing Nations Funds c/o the Distributor, Stephens Inc., One Bank of America Plaza, 33rd Floor, Charlotte, North Carolina 28255, or by calling Nations Funds at (800) 321-7854.

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                                TABLE OF CONTENTS

TRUST HISTORY..............................................................4
DESCRIPTION OF THE TRUST, MASTER PORTFOLIOS, INVESTMENT AND RISKS..........4
INVESTMENT LIMITATIONS.....................................................4
FUNDAMENTAL INVESTMENT LIMITATIONS.........................................5
NON-FUNDAMENTAL INVESTMENT LIMITATIONS.....................................5
INVESTMENT RISKS...........................................................7
ADDITIONAL INFORMATION ON MASTER PORTFOLIO INVESTMENTS....................10
   PERMISSIBLE FUND INVESTMENTS...........................................10
   ASSET-BACKED SECURITIES................................................12
   BANK INSTRUMENTS.......................................................14
   BORROWINGS.............................................................14
   COMMERCIAL INSTRUMENTS.................................................15
   CONVERTIBLE SECURITIES.................................................16
   CORPORATE DEBT SECURITIES..............................................16
   CUSTODIAL RECEIPTS.....................................................17
   CURRENCY SWAPS.........................................................17
   DELAYED DELIVERY TRANSACTIONS..........................................17
   DOLLAR ROLL TRANSACTIONS...............................................18
   EQUITY SWAP CONTRACTS..................................................18
   FOREIGN CURRENCY TRANSACTIONS..........................................19
   FUTURES, OPTIONS AND OTHER DERIVATIVE INSTRUMENTS......................20
   RISK FACTORS ASSOCIATED WITH FUTURES AND OPTIONS TRANSACTIONS..........26
   GUARANTEED INVESTMENT CONTRACTS........................................29
   INSURED MUNICIPAL SECURITIES...........................................29
   INTEREST RATE TRANSACTIONS.............................................29
   LOWER RATED (OR HIGH YIELD) DEBT SECURITIES............................30
   MUNICIPAL SECURITIES...................................................31
   OPTIONS ON CURRENCIES..................................................34
   OTHER INVESTMENT COMPANIES.............................................34
   REAL ESTATE INVESTMENT TRUSTS..........................................34
   REPURCHASE AGREEMENTS..................................................34
   RESTRICTED SECURITIES..................................................35
   REVERSE REPURCHASE AGREEMENTS..........................................35
   SECURITIES LENDING.....................................................35
   SHORT SALES............................................................36
   SPECIAL SITUATIONS.....................................................36
   STAND-BY COMMITMENTS...................................................36
   STRIPPED SECURITIES....................................................37
   TAX-EXEMPT INSTRUMENTS.................................................38
   U.S. AND FOREIGN BANK OBLIGATIONS......................................38
   U.S. GOVERNMENT OBLIGATIONS............................................38
   USE OF SEGREGATED AND OTHER SPECIAL ACCOUNTS...........................39
   VARIABLE AMOUNT MASTER DEMAND NOTES....................................40
   VARIABLE- AND FLOATING-RATE INSTRUMENTS................................40
   WARRANTS...............................................................40
   WHEN-ISSUED PURCHASES AND FORWARD COMMITMENTS..........................41
   PORTFOLIO TURNOVER.....................................................41
MANAGEMENT OF THE TRUST...................................................41
   NATIONS FUNDS RETIREMENT PLAN..........................................
   NATIONS FUNDS DEFERRED COMPENSATION PLAN...............................
COMPENSATION TABLE........................................................47
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.......................48

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INVESTMENT ADVISORY AND OTHER SERVICES....................................48
BROKERAGE ALLOCATION AND OTHER PRACTICES..................................50
   SECTION 28(E) STANDARDS................................................52
CAPITAL STOCK AND OTHER SECURITIES........................................53
DESCRIPTION OF SHARES.....................................................53
PURCHASE, REDEMPTION, AND PRICING OF SHARES...............................54
DETERMINATION OF NET ASSET VALUE..........................................55
TAXATION..................................................................56
UNDERWRITERS..............................................................56
CALCULATION OF PERFORMANCE DATA...........................................56
FINANCIAL STATEMENTS......................................................57
SCHEDULE A - DESCRIPTION OF RATINGS......................................A-1

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ITEM 11.  TRUST HISTORY

         The Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust was organized as a Delaware business trust. The Trust's Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of beneficial interests ("Beneficial Interests") and to establish and designate such Beneficial Interests into one or more master portfolios. Beneficial Interests may be purchased only by institutional investors which are "accredited investors" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and may not be purchased by individuals, S corporations, partnerships or grantor trusts. The number of investors for each master portfolio may not exceed 100.

         The Trust is a member of the Nations Funds family (`Nations Funds"), a fund complex consisting of the Trust, Nations Fund, Inc., Nations Fund Trust, Nations Annuity Trust, Nations Reserves and Nations LifeGoal Funds, Inc. Nations Funds currently have more than 70 distinct investment portfolios and total assets in excess of $70 billion.

ITEM 12.  DESCRIPTION OF THE TRUST, MASTER PORTFOLIOS, INVESTMENTS AND RISKS

         The Trust is currently comprised of nine separate series of master portfolios (each a "Master Portfolio" and collectively the "Master Portfolios"):
Nations Intermediate Bond Master Portfolio (the "Intermediate Bond Master Portfolio"), Nations Blue Chip Master Portfolio (the "Blue Chip Master Portfolio"), Nations International Equity Master Portfolio (the "International Equity Master Portfolio"), Nations International Value Master Portfolio (the "International Value Master Portfolio"), Nations Marsico Focused Equities Master Portfolio (the "Marsico Focused Equities Master Portfolio"), Nations Marsico Growth & Income Master Portfolio (the "Marsico Growth & Income Master Portfolio"), Nations Marsico 21st Century Master Portfolio (the "Marsico 21st Century Master Portfolio"), Nations Marsico International Opportunities Master Portfolio (the "Marsico International Opportunities Master Portfolio") and Nations High Yield Bond Master Portfolio (the "High Yield Bond Master Portfolio"). Each Master Portfolio (except for Marsico Focused Equities Master Portfolio) is "diversified" as defined in the 1940 Act.

         Each Master Portfolio is a separate series of the Trust. An investor does not purchase an interest in the Master Portfolio, but instead, purchases shares in a corresponding "feeder" fund which invests all of its assets in a Master Portfolio series. The feeder funds related to each respective Master Portfolio are Nations Intermediate Bond Fund, Nations Blue Chip Fund, Nations International Equity Fund, Nations International Value Fund, Nations Marsico Focused Equities Fund, Nations Marsico Growth & Income Fund, Nations Marsico 21st Century Fund, Nation Marsico International Opportunities Fund and Nations High Yield Bond Fund (each, a "Fund", and collectively, the "Funds"), which in turn invest all of their assets in, respectively, the Intermediate Bond Master Portfolio, Blue Chip Master Portfolio, International Equity Master Portfolio, International Value Master Portfolio, Marsico Focused Equities Master Portfolio, Marsico Growth & Income Master Portfolio, Marsico 21st Century Master Portfolio, Marsico International Opportunities Master Portfolio and High Yield Bond Master Portfolio. Each corresponding Master Portfolio, which has the same investment objective, policies, and limitations as the Fund, invests in the actual securities.

         Other investors may also be permitted to invest in a Master Portfolio. All other investors will invest in a Master Portfolio on the same terms and conditions as a Fund, although there may be different administrative and other expenses. Therefore, the Private Master Portfolio may have different returns than other investors of the same Master Portfolio.

         INVESTMENT LIMITATIONS

         Information concerning each Master Portfolio's investment objective is set forth in Part A. There can be no assurance that the Master Portfolios will achieve their objectives. The principal features of the Master Portfolios' investment programs and the primary risks associated with those investment programs are discussed in Part A. The values of the securities in which the Master Portfolios invest fluctuate based upon interest rates, foreign currency rates, the financial stability of the issuer and market factors.

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         FUNDAMENTAL INVESTMENT LIMITATIONS:

         As a matter of fundamental policy which may not be changed without a majority vote of a Master Portfolio's Beneficial Interest holders, each Master Portfolio will not:

         1. Underwrite any issue of securities within the meaning of the 1933 Act except when it might technically be deemed to be an underwriter either (a) in connection with the disposition of a portfolio security, or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective.

         2. Purchase or sell real estate, except a Master Portfolio may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

         3. Purchase or sell commodities, except that a Master Portfolio may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.

         4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions, and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

         5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

         6. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted under the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

         7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more diversified management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Funds.

         NON-FUNDAMENTAL INVESTMENT LIMITATIONS:

         Intermediate Bond Master Portfolio and Blue Chip Master Portfolio may not:

         1. Sell securities short, maintain a short position, or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions. For this purpose, a deposit or payment by a Fund for initial or maintenance margin in connection with future contracts is not considered to be the purchase or sale of a security on margin.

         2. Purchase securities of other investment companies except as permitted by the 1940 Act.

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         3. Write or sell puts, calls, straddles, spreads or combinations thereof except that a Fund may acquire standby commitments and may enter into futures contracts and options in accordance with their investment objectives.

         Pursuant to a fundamental investment restriction , the Master Portfolios do not have authority to purchase any securities which would cause more than 25% of the value of any Master Portfolio's total assets at the time of such purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that, there is no limitation with respect to investments in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

The High Yield Bond Master Portfolio, Marsico International Opportunities Master Portfolio and Marsico 21st Century Master Portfolio may:

         1. Invest in shares of other open-end management investment companies, subject to the limitations of the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

         2. Not invest or hold more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

         3. Invest in futures or options contracts regulated by the CFTC for (i) bona fide hedging purposes within the meaning of the rules of the CFTC and (ii) for other purposes if, as a result, no more than 5% of a Master Portfolio's net assets would be invested in initial margin and premiums (excluding amounts "in-the-money") required to establish the contracts.

         A Master Portfolio (i) will not hedge more than 50% of its total assets by selling futures contracts, buying put options, and writing call options (so called "short positions"), (ii) will not buy futures contracts or write put options whose underlying value exceeds 25% of the Master Portfolio's total assets, and (iii) will not buy call options with a value exceeding 5% of the Master Portfolio's total assets.

         4. Lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily.

         5. Not make investments for the purpose of exercising control of management. (Investments by the Master Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

         6. Not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

Each of the Marsico Focused Equities Master Portfolio, Marsico Growth & Income Master Portfolio, International Equity Master Portfolio, International Value Master Portfolio may:

         1. Not invest in shares of other open-end management investment companies, subject to the limitations of the 1940 Act, the rules thereunder, and any orders obtained thereunder now or in the future.

         2. Invest or hold more than 15% of the Master Portfolio's net assets in illiquid securities. For this purpose, illiquid securities include, among others, (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (c) repurchase agreements not terminable within seven days.

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         3. Not hedge more than 50% of its total assets by selling futures contracts, buying put options, and writing call options (so called "short positions"), not buy futures contracts or write put options whose underlying value exceeds 25% of the Fund's total assets, and not buy call options with a value exceeding 5% of the Master Portfolio's total assets.

         4. Lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

         5. Not make investments for the purpose of exercising control or management. (Investments by the Master Portfolio in entities created under the laws of foreign countries solely to facilitate investment in securities in that country will not be deemed the making of investments for the purpose of exercising control.)

         6. Not purchase securities on margin (except for short-term credits necessary for the clearance of transactions).

         7. Not sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short (short sales "against the box"), and provided that transactions in futures contracts and options are not deemed to constitute selling securities short.

         8. Not purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs.


INVESTMENT RISKS

         In addition to the investment risks and considerations identified in certain of the securities descriptions below, there are additional investment risks and considerations associated with an investment in certain of the Funds.

         Investments by a Master Portfolio in common stocks and other equity securities are subject to stock market risks. The value of the stocks that the Master Portfolio holds, like the broader stock market, may decline over short or even extended periods. The U.S. stock market tends to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. As of the date of this SAI, the stock market, as measured by the S&P 500 Index and other commonly used indexes, was trading at or close to record levels. There can be no guarantee that these levels will continue.

         Nations Marsico Focused Equities Master Portfolio is a non-diversified portfolio, which means that it typically invests in fewer issuers than diversified portfolios. Therefore, appreciation or depreciation of an investment in a single issuer could have a greater impact on this Master Portfolio's net asset value. Nations Marsico Focused Equities Master Portfolio reserves the right to become a diversified portfolio by limiting the investments in which more than 5% of its total assets are invested.

         The value of a Master Portfolio's investments in debt securities, including U.S. Government Obligations, will tend to decrease when interest rates rise and increase when interest rates fall. In general, longer-term debt instruments tend to fluctuate in value more than shorter-term debt instruments in response to interest rate movements. In addition, debt securities that are not backed by the United States Government are subject to credit risk, which is the risk that the issuer may not be able to pay principal and/or interest when due. In addition, obligations with the lowest investment grade rating (e.g., "BBB" by Standard & Poor's Corporation ("S&P") or "Baa" by Moody's Investors Service, Inc. ("Moody's")) have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt obligations. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for

                                       7
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purchase by the Master Portfolio. The Adviser will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. Unrated obligations may be acquired by the Master Portfolio if they are determined by the Adviser to be of comparable quality at the time of purchase to rated obligations that may be acquired.

         Certain of the Master Portfolios' investments constitute derivative securities, which are securities whose value is derived, at least in part, from an underlying index or reference rate. There are certain types of derivative securities that can, under certain circumstances, significantly increase a purchaser's exposure to market or other risks. The Adviser, however, only purchases derivative securities in circumstances where it believes such purchases are consistent with such Master Portfolio's investment objective and do not unduly increase the Master Portfolio's exposure to market or other risks. For additional risk information regarding the Master Portfolios' investments in particular instruments.

         Certain of the Master Portfolios may invest in securities of smaller and newer issuers. Investments in such companies may present greater opportunities for capital appreciation because of high potential earnings growth, but also present greater risks than investments in more established companies with longer operating histories and greater financial capacity.

         Master Feeder Structure. The Funds are open-end mutual funds that seek to achieve their investment objectives by investing all of its investable assets in corresponding Master Portfolios which have the same investment objectives. The Funds may withdraw their investment in the Master Portfolios at any time if the Board of Directors of appropriate Company determines that it is in the best interest of such Fund to do so. Upon such withdrawal, the Board of Directors would consider what action might be taken, including the investment of all of the assets of the Fund in another pooled investment entity having the same investment objective as the Fund or the hiring of an investment adviser to manage the Fund's assets in accordance with its investment policies.

         The Master Portfolios are separate series of Nations Master Investment Trust (the "Master Trust"), which is organized as a business trust under the laws of Delaware. The Fund and other entities that may invest in the Master Portfolios from time to time (e.g., other investment companies and commingled trust funds) will each be liable for all obligations of the Master Portfolios. However, the risk of the Fund's incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and a Portfolio itself is unable to meet its obligations. Accordingly, the Companies' Boards of Directors believe that neither a Fund nor its shareholders will be adversely affected by reason of a Fund's investing in a Master Portfolio. As with any mutual fund, other investors in the Master Portfolios could control the results of voting at the Master Portfolio level in certain instances (e.g., a change in fundamental policies by the Master Portfolio which was not approved by the Fund's shareholders). This could result in a Fund's withdrawal of its investment in the Master Portfolio. Further, the withdrawal of other entities that may from time to time invest in the Master Portfolios could have an adverse effect on the performance of such Master Portfolios and the corresponding Fund, such as decreased economies of scale, and increased per share operating expenses. In addition, the total withdrawal by another investment company as an investor in a Master Portfolio will cause the such Master Portfolio to terminate automatically in 120 days unless a Fund and any other investors in the Master Portfolio unanimously agree to continue the business of the Master Portfolio. If unanimous agreement is not reached to continue the Master Portfolio, the Board of Directors of a Company would need to consider alternative arrangements for the Fund, such as those described above. When the Fund is required to vote as an interestholder of the Master Portfolio, current regulations provide that in those circumstances the Fund may either seek instructions from its security holders with regard to voting such proxies and vote such proxies in accordance with such instructions or the Fund may vote its shares in the Master Portfolio in the same proportion of all other security holders in the Master Portfolio.

         There may also be other investment companies through which you can invest in the Master Portfolio which may have higher or lower fees and expenses than those of its corresponding Fund and which may therefore have different performance results than the Fund.

         Special Risk Relating to the High Yield Bond Master Portfolio. High yield bonds may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher grade bonds. The prices of

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high yield bonds have been found to be less sensitive to interest-rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield bond prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield bonds, especially in a thinly traded market. Legislation designed to limit the use of high yield bonds in corporate transactions may have a material adverse effect on the Master Portfolio's net asset value and investment practices. In addition, there may be special tax considerations associated with investing in high yield bonds structured as zero coupon or payment-in-kind securities. The Master Portfolio records the interest on these securities annually as income even though it receives no cash interest until the security's maturity or payment date. Also, distributions on account of such interest generally will be taxable to shareholders even if the Master Portfolio does not distribute cash to them. Therefore, in order to pay taxes on this interest, shareholders may have to redeem some of their shares to pay the tax or the Master Portfolio may have to sell some of its assets to reduce the Master Portfolio's assets and may thereby increase its expense ratio and decrease its rate of return. The Sub-Adviser seeks to reduce risk through diversification, credit analysis and attention to current developments and trends in both the economy and financial markets. In addition, investments in foreign securities may serve to provide further diversification.

         Because certain high yield debt instruments that the High Yield Bond Master Portfolio purchases may be instruments issued by foreign governments, agencies, corporations or other entities of countries, some of which may be considered emerging markets countries, there are certain additional risks associated with such investments.

         Investors should also understand and consider carefully the special risks involved in foreign investing. Such risks include, but are not limited to:
(1) restrictions on foreign investment and repatriation of capital; (2) fluctuations in currency exchange rates, which can significantly affect a Master Portfolio's share price; (3) costs of converting foreign currency into U.S. dollars and U.S. dollars into foreign currencies; (4) greater price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets and war;
(7) possible impositions of foreign taxes and exchange control and currency restrictions; (8) lack of uniform accounting, auditing and financial reporting standards; (9) less governmental supervision of securities markets, brokers and issuers of securities; (10) less financial information available to investors; and (11) difficulty in enforcing legal rights outside the United States.

         Certain of the risks associated with investments by the High Yield Bond Master Portfolio in foreign securities are heightened with respect to investment in emerging markets countries. Political and economic structures in many emerging market countries, especially those in Eastern Europe, the Pacific Basin, and the Far East, may be undergoing significant evolution and rapid development, and may lack the social, political and economic stability characteristic of more developed countries. Investing in emerging markets securities also involves risks which are in addition to the usual risks inherent in foreign investments. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally and some countries with emerging securities markets have sustained long periods of substantially high inflation or rapid fluctuation in inflation rates which can have negative effects on a country's economy or securities markets.

         Special Risk Relating to the International Equity Master Portfolio, Marsico International Opportunities Master Portfolio and the International Value Master Portfolio. Investors should also understand and consider carefully the special risks involved in foreign investing. Such risks include, but are not limited to: (1) restrictions on foreign investment and repatriation of capital;
(2) fluctuations in currency exchange rates, which can significantly affect a Master Portfolio's share price; (3) costs of converting foreign currency into U.S. dollars and U.S. dollars into foreign currencies; (4) greater price volatility and less liquidity; (5) settlement practices, including delays, which may differ from those customary in U.S. markets; (6) exposure to political and economic risks, including the risk of nationalization, expropriation of assets and war; (7) possible impositions of foreign taxes and exchange control and currency restrictions; (8) lack of uniform accounting, auditing and financial reporting standards; (9) less

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governmental supervision of securities markets, brokers and issuers of securities; (10) less financial information available to investors; and (11) difficulty in enforcing legal rights outside the United States.

         Certain of the risks associated with investments by the Master Portfolios in foreign securities are heightened with respect to investment in emerging markets countries. Political and economic structures in many emerging market countries, especially those in Eastern Europe, the Pacific Basin, and the Far East, may be undergoing significant evolution and rapid development, and may lack the social, political and economic stability characteristic of more developed countries. Investing in emerging markets securities also involves risks which are in addition to the usual risks inherent in foreign investments. For example, some emerging market countries may have fixed or managed currencies that are not free-floating against the U.S. dollar. Further, certain currencies may not be traded internationally and some countries with emerging securities markets have sustained long periods of substantially high inflation or rapid fluctuation in inflation rates which can have negative effects on a country's economy or securities markets.

         ADDITIONAL INFORMATION ON MASTER PORTFOLIO INVESTMENTS

Permissible Fund Investments

         In addition to the principal investment strategies for each Master Portfolio, which are outlined in Part A, each Fund also may invest in other types of securities in percentages of less than 10% of its total assets (unless otherwise indicated, e.g., most Funds may invest in money market instruments without limit during temporary defensive periods). These types of securities are listed below for each portfolio and then are described in more detail after this sub-section.

Marsico Focused Equities Master Portfolio, Marsico Growth & Income Master Portfolio, Marsico 21st Century Master Portfolio and Marsico International Opportunities Master Portfolio (collectively the "Marsico Master Portfolios"):
In addition to the types of securities described in Part A, the Master Portfolios may invest in: preferred stock, warrants, convertible securities and debt securities; zero coupon, pay-in-kind and step coupon securities, and may invest without limit in indexed/structured securities. The Master Portfolios also may invest its assets in high-yield/high-risk securities, such as lower grade debt securities, high-grade commercial paper, certificates of deposit, and repurchase agreements, and may invest in short-term debt securities as a means of receiving a return on idle cash.

         The Master Portfolios may hold cash or cash equivalents and invest without limit in U.S. Government Obligations and short-term debt securities or money market instruments when the Adviser: (i) believes that the market conditions are not favorable for profitable investing, (ii) is unable to locate favorable investment opportunities, or (iii) determines that a temporary defensive position is advisable or necessary to meet anticipated redemption request. In other words, the Master Portfolios do not always stay fully invested in stocks and bonds. The Master Portfolios also may use options, futures, forward currency contracts and other types of derivatives for hedging purposes or for non-hedging purposes such as seeking to enhance return. The Master Portfolios also may purchase securities on a when-issued, delayed delivery or forward commitment basis.

         In addition, each Marsico Master Portfolio also may invest in certain specified derivative securities including: exchange-traded options; over-the-counter options executed with primary dealers, including long calls and puts and covered calls to enhance return; and U.S. and foreign exchange-traded financial futures approved by the Commodity Futures Trading Commission ("CFTC") and options thereon for market exposure risk management. Each Marsico Master Portfolio may lend its portfolio securities to qualified institutional investors and may invest in repurchase agreements, restricted, private placement and other illiquid securities and forward foreign exchange contracts. Each Marsico Master Portfolio also may invest in real estate investment trust securities. In addition, each Marsico Master Portfolio may invest in securities issued by other investment companies, consistent with the each Nations Marsico Master Portfolio's investment objective and policies and repurchase agreements.

Blue Chip Master Portfolio: In addition to the types of securities described in Part A, Nations Blue Chip Master Portfolio may invest in cash equivalents, which include the following short-term interest rate bearing instruments-- obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities (some of which may be subject to repurchase agreements), certificates of deposit, bankers' acceptances, time deposits and other interest-bearing deposits issued by domestic and foreign banks and foreign branches of U.S. banks, foreign government securities and commercial papers issued by U.S. and foreign issuers which is rated at the time of purchase at least Prime-2 by Moody's or A-2 by S&P, Duff & Phelps and Fitch IBCA. For a description of ratings, see Appendix A to this SAI. The Master Portfolio also may invest in certain specified derivative securities including: exchange-traded options, over-the-counter options executed with primary dealers, including long calls and puts and covered calls to enhance return; and CFTC-approved U.S. and foreign exchange-traded financial futures and options thereon for market exposure risk-management. The Master Portfolio also may lend its portfolios securities to qualified institutional investors and may invest in repurchase agreements, restricted, private placement and other illiquid securities. It also may invest in real estate investment trust securities, securities issued by other investment companies, consistent with the Master Portfolio's investment objective and policies.

International Equity Master Portfolio: In addition to the types of securities described in Part A, the Master Portfolio may invest in: real estate investment trust securities and, for temporary defensive purposes, substantially all of its assets in U.S. financial markets or U.S. dollar-denominated instruments. The Master Portfolio also may invest in convertible securities, preferred stocks, bonds, notes and other fixed-income securities, including Eurodollar and foreign government securities.

International Value Master Portfolio: In addition to the types of securities described in Part A, the Master Portfolio may invest in: short-term debt instruments; purchase and write covered call options on specific portfolio securities and may purchase and write put and call options on foreign stock indices listed on foreign and domestic exchanges options and futures contracts on securities, securities lending, forward foreign exchange contracts and repurchase agreements. The Master Portfolio also may invest in ADRs, GDRs, EDRs and ADSs and invest in foreign currency exchange contracts to convert foreign currencies to and from the U.S. dollar, and to hedge against changes in foreign currency exchange rates.

General: Each of the Nations International Equity Master Portfolio and Nations International Value Master Portfolio also may invest in certain specified derivative securities including: exchange-traded options; over-the-counter options executed with primary dealers, including long calls and puts and covered calls to enhance return; and U.S. and foreign exchange-traded financial futures approved by the CFTC and options thereon for market exposure risk management. Each International Master Portfolio may lend its portfolio securities to qualified institutional investors and may invest in repurchase agreements, restricted, private placement and other illiquid securities. Each International Master Portfolio also may invest in real estate investment trust securities. In addition, each International Fund may invest in securities issued by other investment companies, consistent with the Fund's investment objective and policies and repurchase agreements. Each Fund also may invest in forward foreign exchange contracts.

Intermediate Bond Master Portfolio: In addition to the types of securities described in Part A, the Master Portfolio (in which the Fund invests all of its assets) may invest in: municipal securities, cash equivalents, certain specified derivative securities, including: interest rate swaps, caps and floors for hedging purposes; exchange-traded options; over-the-counter options executed with primary dealers, including long calls and puts and covered calls to enhance return; and CFTC-approved U.S. and foreign exchange-traded financial futures and options thereon for market exposure risk-management. The Master Portfolio may lend its securities to qualified institutional investors and may invest in repurchase agreements, restricted, private placement and other illiquid securities. The Master Portfolio may engage in reverse repurchase agreements and dollar roll transactions. Additionally, the Master Portfolio may purchase securities issued by other investment companies, consistent with its investment objective and policies. The Master Portfolio also may invest in instruments issued by trusts or certain partnerships including pass-through certificates representing participations in, or debt investments backed by, the securities and other assets owned by such trusts and partnerships.

High Yield Bond Master Portfolio: In addition to the types of securities described in its Prospectuses, the Master Portfolio (in which the Fund invests all of its assets) may invest in: debt securities, which include all types of debt obligations of both domestic and foreign issuers, such as bonds, debentures, notes, equipment lease certificates, equipment trust certificates, conditional sales contracts, commercial paper and U.S. government securities (including obligations, such as repurchase agreements, secured by such instruments). The debt securities in which the Master Portfolio invests may be in non-dollar denominated foreign currency and may include debt issued by countries or corporations located in emerging market countries. The Master Portfolio may invest in participation interests in loans. Such participation interests, which may take the form of interests in, or assignments of, loans, are acquired from banks which have made loans or are members of lending syndicates. The Master Portfolio's investments in loan participation interests will be subject to its limitation on investments in illiquid securities and, to the extent applicable, its limitation on investments in securities rated below investment grade.

         Additional information on the particular types of securities in which certain Funds may invest in is set forth below.

Asset-Backed Securities

         In General. Asset-backed securities arise through the grouping by governmental, government-related, and private organizations of loans, receivables, or other assets originated by various lenders. Asset-backed securities consist of both mortgage- and non-mortgage-backed securities. Interests in pools of these assets may differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal paid at maturity or specified call dates. Conversely, asset-backed securities provide periodic payments which may consist of both interest and principal payments.

         The life of an asset-backed security varies depending upon rate of the prepayment of the underlying debt instruments. The rate of such prepayments will be a function of current market interest rates, and other economic and demographic factors. For example, falling interest rates generally result in an increase in the rate of prepayments of mortgage loans while rising interest rates generally decrease the rate of prepayments. An acceleration in prepayments in response to sharply falling interest rates will shorten the security's average maturity and limit the potential appreciation in the security's value relative to a conventional debt security. Consequently, asset-backed securities may not be as effective in locking in high, long-term yields. Conversely, in periods of sharply rising rates, prepayments are generally slow, increasing the security's average life and its potential for price depreciation.

         Mortgage-Backed Securities. Mortgage-backed securities represent an ownership interest in a pool of mortgage loans.

         Mortgage pass-through securities may represent participation interests in pools of residential mortgage loans originated by U.S. governmental or private lenders and guaranteed, to the extent provided in such securities, by the U.S. Government or one of its agencies, authorities or instrumentalities. Such securities, which are ownership interests in the underlying mortgage loans, differ from conventional debt securities, which provide for periodic payment of interest in fixed amounts (usually semi-annually) and principal payments at maturity or on specified call dates. Mortgage pass-through securities provide for monthly payments that are a "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans, net of any fees paid to the guarantor of such securities and the servicer of the underlying mortgage loans.

         The guaranteed mortgage pass-through securities in which a Master Portfolio may invest may include those issued or guaranteed by GNMA, FNMA, or "Freddie Mac" (see Schedule C). Such Certificates are mortgage-backed securities which represent a partial ownership interest in a pool of mortgage loans issued by lenders such as mortgage bankers, commercial banks and savings and loan associations. Such mortgage loans may have fixed or adjustable rates of interest.

         The average life of a mortgage-backed security is likely to be substantially less than the original maturity of the mortgage pools underlying the securities. Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal invested far in advance of the maturity of the mortgages in the pool.

         The yield which will be earned on mortgage-backed securities may vary from their coupon rates for the following reasons: (i) Certificates may be issued at a premium or discount, rather than at par; (ii) Certificates may trade in the secondary market at a premium or discount after issuance; (iii) interest is earned and compounded monthly, which has the effect of raising the effective yield earned on the Certificates; and (iv) the actual yield of each Certificate is affected by the prepayment of mortgages included in the mortgage pool underlying the Certificates and the rate at which principal so prepaid is reinvested. In addition, prepayment of mortgages included in the mortgage pool underlying a GNMA Certificate purchased at a premium may result in a loss to the Master Portfolio.

         Mortgage-backed securities issued by private issuers, whether or not such obligations are subject to guarantees by the private issuer, may entail greater risk than obligations directly or indirectly guaranteed by the U.S. Government.

         Collateralized mortgage obligations ("CMOs") are debt obligations collateralized by mortgage loans or mortgage pass-through securities (collateral collectively hereinafter referred to as "Mortgage Assets"). Multi-class pass-through securities are interests in a trust composed of Mortgage Assets and all references herein to CMOs will include multi-class pass-through securities. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the Master Portfolios to pay debt service on the CMOs or make scheduled distribution on the multi-class pass-through securities.

         Moreover, principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates, resulting in a loss of all or part of the premium if any has been paid. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semiannual basis.

         The principal and interest payments on the Mortgage Assets may be allocated among the various classes of CMOs in several ways. Typically, payments of principal, including any prepayments, on the underlying mortgages are applied to the classes in the order of their respective stated maturities or final distribution dates, so that no payment of principal is made on CMOs of a class until all CMOs of other classes having earlier stated maturities or final distribution dates have been paid in full.

         Stripped mortgage-backed securities ("SMBS") are derivative multi-class mortgage securities. A Master Portfolio will only invest in SMBS that are obligations backed by the full faith and credit of the U.S. Government. SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions from a pool of mortgage assets. A Master Portfolio will only invest in SMBS whose mortgage assets are U.S. Government obligations.

         A common type of SMBS will be structured so that one class receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. If the underlying mortgage assets experience greater than anticipated prepayments of principal, a Master Portfolio may fail to fully recoup its initial investment in these securities. The market value of any class which consists primarily or entirely of principal payments generally is unusually volatile in response to changes in interest rates.

         The average life of mortgage-backed securities varies with the maturities of the underlying mortgage instruments. The average life is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as the result of mortgage prepayments, mortgage refinancings, or foreclosures. The rate of mortgage prepayments, and hence the average life of the certificates, will be a function of the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. Such prepayments are passed through to the registered holder with the regular monthly payments of principal and interest and have the effect of reducing future payments. Estimated average life will be determined by the investment adviser and used for the purpose of determining the average weighted maturity and duration of the Master Portfolios.

         Non-Mortgage Asset-Backed Securities. Non-mortgage asset-backed securities include interests in pools of receivables, such as motor vehicle installment purchase obligations and credit card receivables. Such securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pools of assets. Such securities also may be debt instruments, which are also known as collateralized obligations and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Such securities also may include instruments issued by certain trusts, partnerships or other special purpose issuers, including pass-through certificates representing participations in, or debt instruments backed by, the securities and other assets owned by such issuers.

         Non-mortgage-backed securities are not issued or guaranteed by the U.S. Government or its agencies or instrumentalities; however, the payment of principal and interest on such obligations may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution (such as a bank or insurance company) unaffiliated with the issuers of such securities.

         The purchase of non-mortgage-backed securities raises considerations peculiar to the financing of the instruments underlying such securities. For example, most organizations that issue asset-backed securities relating to motor vehicle installment purchase obligations perfect their interests in their respective obligations only by filing a financing statement and by having the servicer of the obligations, which is usually the originator, take custody thereof. In such circumstances, if the servicer were to sell the same obligations to another party, in violation of its duty not to do so, there is a risk that such party could acquire an interest in the obligations superior to that of the holders of the asset-backed securities. Also, although most such obligations grant a security interest in the motor vehicle being financed, in most states the security interest in a motor vehicle must be noted on the certificate of title to perfect such security interest against competing claims of other parties. Due to the larger number of vehicles involved, however, the certificate of title to each vehicle financed, pursuant to the obligations underlying the asset-backed securities, usually is not amended to reflect the assignment of the seller's security interest for the benefit of the holders of the asset-backed securities. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on those securities. In addition, various state and Federal laws give the motor vehicle owner the right to assert against the holder of the owner's obligation certain defenses such owner would have against the seller of the motor vehicle. The assertion of such defenses could reduce payments on the related asset-backed securities. Insofar as credit card receivables are concerned, credit card holders are entitled to the protection of a number of state and Federal consumer credit laws, many of which give such holders the right to set off certain amounts against balances owed on the credit card, thereby reducing the amounts paid on such receivables. In addition, unlike most other asset-backed securities, credit card receivables are unsecured obligations of the card holder.

         While the market for asset-backed securities is becoming increasingly liquid, the market for mortgage-backed securities issued by certain private organizations and non-mortgage-backed securities is not as well developed. As stated above, the Adviser intends to limit its purchases of mortgage-backed securities issued by certain private organizations and non-mortgage-backed securities to securities that are readily marketable at the time of purchase.

Bank Instruments

         Obligations of U.S. commercial banks include certificates of deposit, time deposits and bankers' acceptances. Certificates of deposit are negotiable interest-bearing instruments with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market, prior to maturity. Time deposits are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Time deposits earn a specified rate of interest over a definite period of time; however, time deposits cannot be traded in the secondary market. Bankers' acceptances are bills of exchange or time drafts drawn on and accepted by a commercial bank. Bankers' acceptances are used by corporations to finance the shipment and storage of goods and furnish dollar exchanges. Maturities are generally six months or less.

Borrowings

         The Trust participates in an uncommitted line of credit provided by The Bank of New York ("BNY") under a line of credit agreement (the "Agreement"). Advances under the Agreement are taken primarily for temporary or emergency purposes, including the meeting of redemption requests that otherwise might require the untimely disposition of securities. Interest on borrowings is payable at the federal funds rate plus .50% on an annualized basis. The Agreement requires, among other things, that each participating Master Portfolio maintain a ratio of no less than 4 to 1 net assets (not including funds borrowed pursuant to the Agreement) to the aggregate amount of indebtedness pursuant to the Agreement. Specific borrowings by a Master Portfolio under the Agreement for each fiscal year, if any, will be described in the Master Portfolios' Annual Report. The Master Portfolios may lend portfolio securities and participate in a interfund lending program with other members of the Nations Funds Family after obtaining permission from the Commission.

Commercial Instruments

         Commercial Instruments consist of short-term U.S. dollar-denominated obligations issued by domestic corporations or issued in the U.S. by foreign corporations and foreign commercial banks. Investments by a Master Portfolio in commercial paper will consist of issues rated in a manner consistent with such Master Portfolio's investment policies and objectives. In addition, the Master Portfolios may acquire unrated commercial paper and corporate bonds that are determined by the investment adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by such Master Portfolios as previously described.

         Variable-rate master demand notes are unsecured instruments that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate. While some of these notes are not rated by credit rating agencies, issuers of variable rate master demand notes must satisfy the investment advisor that they are: (i) comparable in priority and security to a class of short-term instruments of the same issuer that has such rating(s), or
(ii) of comparable quality to such instruments as determined by the Board of Trustees on the advice of the investment adviser. Variable-rate instruments acquired by a Master Portfolio will be rated at a level consistent with such Master Portfolio's investment objective and policies of high quality as determined by a major rating agency or, if not rated, will be of comparable quality as determined by the investment adviser. See also the discussion of variable- and floating-rate instruments in this Part B.

         Variable- and floating-rate instruments are unsecured instruments that permit the indebtedness thereunder to vary. While there may be no active secondary market with respect to a particular variable or floating rate instrument purchased by a Master Portfolio, a Master Portfolio may, from time to time as specified in the instrument, demand payment of the principal or may resell the instrument to a third party. The absence of an active secondary market, however, could make it difficult for a Master Portfolio to dispose of an instrument if the issuer defaulted on its payment obligation or during periods when a Master Portfolio is not entitled to exercise its demand rights, and a Master Portfolio could, for these or other reasons, suffer a loss. A Master Portfolio may invest in variable and floating rate instruments only when the investment adviser deems the investment to involve minimal credit risk. If such instruments are not rated, the investment adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers of such instruments and will continuously monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, an instrument will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period specified in the instrument.

         Certain Master Portfolios also may purchase short-term participation interests in loans extended by banks to companies, provided that both such banks and such companies meet the quality standards set forth above. In purchasing a loan participation or assignment, the Master Portfolio acquires some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured and most impose restrictive covenants which must be met by the borrower and which are generally more stringent than the covenants available in publicly traded debt securities. However, interests in some loans may not be secured, and the Master Portfolio will be exposed to a risk of loss if the borrower defaults. Loan participations also may be purchased by the

Master Portfolio when the borrowing company is already in default. In purchasing a loan participation, the Master Portfolio may have less protection under the federal securities laws than it has in purchasing traditional types of securities. The Master Portfolio's ability to assert its rights against the borrower will also depend on the particular terms of the loan agreement among the parties.

Convertible Securities

         Certain Master Portfolios may invest in convertible securities, such as bonds, notes, debentures, preferred stocks and other securities that may be converted into common stock. All convertible securities purchased by the Master Portfolio will be rated in the top two categories by an NRSRO or, if unrated, determined by the investment adviser to be of comparable quality. Investments in convertible securities can provide income through interest and dividend payments, as well as, an opportunity for capital appreciation by virtue of their conversion or exchange features.

         The convertible securities in which a Master Portfolio may invest include fixed-income and zero coupon debt securities, and preferred stock that may be converted or exchanged at a stated or determinable exchange ratio into underlying shares of common stock. The exchange ratio for any particular convertible security may be adjusted from time to time due to stock splits, dividends, spin-offs, other corporate distributions or scheduled changes in the exchange ratio. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities, generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stock changes, and, therefore, also tends to follow movements in the general market for equity securities. A unique feature of convertible securities is that as the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis, and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible security tends to rise as a reflection of the value of the underlying common stock, although typically not as much as the price of the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

         As debt securities, convertible securities are investments which provide for a stream of income or, in the case of zero coupon securities, accretion of income with generally higher yields than common stocks. Of course, like all debt securities, there can be no assurance of income or principal payments because the issuers of the convertible securities may default on their obligations. Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion exchange features. Convertible securities generally are subordinated to other similar debt securities but not to non-convertible securities of the same issuer. Convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. However, convertible bonds and convertible preferred stock typically have lower coupon rates than similar non-convertible securities. Convertible securities may be issued as fixed income obligations that pay current income or as zero coupon notes and bonds, including Liquid Yield Option Notes ("LYONs"). Zero coupon securities pay no cash income and are sold at substantial discounts from their value at maturity. When held to maturity, their entire income, which consists of accretion of discount, comes from the difference between the issue price and their value at maturity. Zero coupon convertible securities offer the opportunity for capital appreciation because increases (or decreases) in the market value of such securities closely follow the movements in the market value of the underlying common stock. Zero coupon convertible securities generally are expected to be less volatile than the underlying common stocks because they usually are issued with short maturities (15 years or less) and are issued with options and/or redemption features exercisable by the holder of the obligation entitling the holder to redeem the obligation and receive a defined cash payment.

Corporate Debt Securities

         Certain Master Portfolios may invest in corporate debt securities of domestic issuers of all types and maturities, such as bonds, debentures, notes and commercial paper. Corporate debt securities may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer, participation based on revenue, sales or profit, or the purchase of common stock or warrants in a unit transaction (where corporate debt obligations and common stock are offered as a unit). Each may also invest in corporate debt securities of foreign issuers.

         The corporate debt securities in which the High Yield Master Portfolio will invest will be rated BB or lower by Standard & Poor's Corporation ("S&P") or Ba or below by Moody's Investors Services, Inc. ("Moody's"). The corporate debt securities in which the other Master Portfolios will invest will be rated investment grade by at least one NRSRO (e.g., BBB or above by Standard & Poor's Corporation ("S&P") or Baa or above by Moody's Investors Services, Inc. ("Moody's")). Commercial paper purchased by the Master Portfolios (other than Nations High Yield Bond Master Portfolio) will be rated in the top two categories by a NRSRO. Corporate debt securities that are not rated may be purchased by such Master Portfolios if they are determined by the Adviser to be of comparable quality under the direction of the Board of Trustees of the Trust. If the rating of any corporate debt security held by a Master Portfolio falls below such ratings or if the investment adviser determines that an unrated corporate debt security is no longer of comparable quality, then such security shall be disposed of in an orderly manner as quickly as possible. A description of these ratings is attached as Schedule A to this Part B.


Custodial Receipts

         Certain Master Portfolios may also acquire custodial receipts that evidence ownership of future interest payments, principal payments or both on certain U.S. Government notes or bonds. Such notes and bonds are held in custody by a bank on behalf of the owners. These custodial receipts are known by various names, including "Treasury Receipts," "Treasury Investors Growth Receipts" and "Certificates of Accrual on Treasury Securities." Although custodial receipts are not considered U.S. Government securities, they are indirectly issued or guaranteed as to principal and interest by the U.S. Government, its agencies, authorities or instrumentalities. Custodial receipts will be treated as illiquid securities.

Currency Swaps

         Certain Master Portfolios also may enter into currency swaps for hedging purposes and to seek to increase total return. In as much as swaps are entered into for good faith hedging purposes or are offset by a segregated account as described below, the Master Portfolio and the investment adviser believe that swaps do not constitute senior securities as defined in the 1940 Act and, accordingly, will not treat them as being subject to the Master Portfolio's borrowing restrictions. The net amount of the excess, if any, of the Master Portfolio's obligations over its entitlement with respect to each currency swap will be accrued on a daily basis and an amount of cash or liquid high grade debt securities (i.e., securities rated in one of the top three ratings categories by an NRSRO, or, if unrated, deemed by the investment adviser to be of comparable credit quality) having an aggregate net asset value at least equal to such accrued excess will be maintained in a segregated account by the Master Portfolio's custodian. The Master Portfolio will not enter into any currency swap unless the credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto is considered to be investment grade by the investment adviser.

Delayed Delivery Transactions

         In a delayed delivery transaction, the Master Portfolio relies on the other party to complete the transaction. If the transaction is not completed, the Master Portfolio may miss a price or yield considered to be advantageous. In delayed delivery transactions, delivery of the securities occurs beyond normal settlement periods, but a Master Portfolio would not pay for such securities or start earning interest on them until they are delivered. However, when a Master Portfolio purchases securities on such a delayed delivery basis, it immediately assumes the risk of ownership, including the risk of price fluctuation. Failure by a counterparty to deliver a security purchased on a delayed delivery basis may result in a loss or missed opportunity to make an alternative investment. Depending upon market conditions, a Master Portfolio's delayed delivery purchase commitments could cause its net asset value to be more volatile, because such securities may increase the amount by which the Master Portfolio's total assets, including the value of when-issued and delayed delivery securities held by the Master Portfolio, exceed its net assets.

Dollar Roll Transactions

         Certain Master Portfolios may enter into "dollar roll" transactions, which consist of the sale by a Master Portfolio to a bank or broker/dealer (the "counterparty") of GNMA certificates or other mortgage-backed securities together with a commitment to purchase from the counterparty similar, but not identical, securities at a future date, at the same price. The counterparty receives all principal and interest payments, including prepayments, made on the security while it is the holder. A Master Portfolio receives a fee from the counterparty as consideration for entering into the commitment to purchase. Dollar rolls may be renewed over a period of several months with a different repurchase price and a cash settlement made at each renewal without physical delivery of securities. Moreover, the transaction may be preceded by a firm commitment agreement pursuant to which the Master Portfolio agrees to buy a security on a future date. If the broker/dealer to whom a Master Portfolio sells the security becomes insolvent, the Master Portfolio's right to purchase or repurchase the security may be restricted; the value of the security may change adversely over the term of the dollar roll; the security that the Master Portfolio is required to repurchase may be worth less than the security that the Master Portfolio originally held, and the return earned by the Master Portfolio with the proceeds of a dollar roll may not exceed transaction costs.

         The entry into dollar rolls involves potential risks of loss that are different from those related to the securities underlying the transactions. For example, if the counterparty becomes insolvent, the Master Portfolio's right to purchase from the counterparty might be restricted. Additionally, the value of such securities may change adversely before the Master Portfolio is able to purchase them. Similarly, the Master Portfolio may be required to purchase securities in connection with a dollar roll at a higher price than may otherwise be available on the open market. Since, as noted above, the counterparty is required to deliver a similar but not identical security to the Master Portfolio, the security that the Master Portfolio is required to buy under the dollar roll may be worth less than an identical security. Finally, there can be no assurance that the Master Portfolio's use of the cash that it receives from a dollar roll will provide a return that exceeds borrowing costs.

Equity Swap Contracts

         Certain Master Portfolios may from time to time enter into equity swap contracts. The counterparty to an equity swap contract will typically be a bank, investment banking firm or broker/dealer. For example, the counterparty will generally agree to pay a Master Portfolio the amount, if any, by which the notional amount of the Equity Swap Contract would have increased in value had it been invested in the stocks comprising the S&P 500 Index in proportion to the composition of the Index, plus the dividends that would have been received on those stocks. A Master Portfolio will agree to pay to the counterparty a floating rate of interest (typically the London Inter Bank Offered Rate) on the notional amount of the Equity Swap Contract plus the amount, if any, by which that notional amount would have decreased in value had it been invested in such stocks. Therefore, the return to a Master Portfolio on any Equity Swap Contract should be the gain or loss on the notional amount plus dividends on the stocks comprising the S&P 500 Index less the interest paid by the Master Portfolio on the notional amount. A Master Portfolio will only enter into Equity Swap Contracts on a net basis, i.e., the two parties' obligations are netted out, with the Master Portfolio paying or receiving, as the case may be, only the net amount of any payments. Payments under the Equity Swap Contracts may be made at the conclusion of the contract or periodically during its term.

         If there is a default by the counterparty to an Equity Swap Contract, a Master Portfolio will be limited to contractual remedies pursuant to the agreements related to the transaction. There is no assurance that Equity Swap Contract counterparties will be able to meet their obligations pursuant to Equity Swap Contracts or that, in the event of default, a Master Portfolio will succeed in pursuing contractual remedies. A Master Portfolio thus assumes the risk that it may be delayed in or prevented from obtaining payments owed to it pursuant to Equity Swap Contracts. A Master Portfolio will closely monitor the credit of Equity Swap Contract counterparties in order to minimize this risk.

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         Certain Master Portfolios may from time to time enter into the opposite side of Equity Swap Contracts (i.e., where a Master Portfolio is obligated to pay the increase (net of interest) or receive the decrease (plus interest) on the contract to reduce the amount of the Master Portfolio's equity market exposure consistent with the Master Portfolio's objective. These positions are sometimes referred to as Reverse Equity Swap Contracts.

         Equity Swap Contracts will not be used to leverage a Master Portfolio. A Master Portfolio will not enter into any Equity Swap Contract or Reverse Equity Swap Contract unless, at the time of entering into such transaction, the unsecured senior debt of the counterparty is rated at least A by Moody's or S&P. Since the SEC considers Equity Swap Contracts and Reverse Equity Swap Contracts to be illiquid securities, a Master Portfolio will not invest in Equity Swap Contracts or Reverse Equity Swap Contracts if the total value of such investments together with that of all other illiquid securities which a Master Portfolio owns would exceed 15% of the Master Portfolio's net assets.

         The investment adviser does not believe that a Master Portfolio's obligations under Equity Swap Contracts or Reverse Equity Swap Contracts are senior securities and, accordingly, the Master Portfolio will not treat them as being subject to its borrowing restrictions. However, the net amount of the excess, if any, of a Master Portfolio's obligations over its respective entitlements with respect to each Equity Swap Contract and each Reverse Equity Swap Contract will be accrued on a daily basis and an amount of cash, U.S. Government securities or other liquid high quality debt securities having an aggregate market value at least equal to the accrued excess will be maintained in a segregated account by the Master Portfolio's custodian.

Foreign Currency Transactions

         Certain Master Portfolios may invest in foreign currency transactions. Foreign securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the U.S. dollar rises against the foreign currency in which the security is denominated, and tends to increase when the value of the U.S. dollar falls against such currency. A Master Portfolio may purchase or sell forward foreign currency exchange contracts ("forward contracts") to attempt to minimize the risk to the Master Portfolio from adverse changes in the relationship between the U.S. dollar and foreign currencies. A Master Portfolio may also purchase and sell foreign currency futures contracts and related options (see "Purchase and Sale of Currency Futures Contracts and Related Options"). A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date that is individually negotiated and privately traded by currency traders and their customers.

         Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement, and is traded at a net price without commission. A Master Portfolio will direct its custodian to segregate high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Master Portfolio's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         A Master Portfolio may enter into a forward contract, for example, when it enters into a contract for the purchase or sale of a security denominated in a foreign currency in order to "lock in" the U.S. dollar price of the security (a "transaction hedge"). In addition, when the investment advisor believes that a foreign currency may suffer a substantial decline against the U.S. dollar, it may enter into a forward sale contract to sell an amount of that foreign currency approximating the value of some or all of the Master Portfolio's securities denominated in such foreign currency, or when the investment advisor believes that the U.S. dollar may suffer a substantial decline against the foreign currency, it may enter into a forward purchase contract to buy that foreign currency for a fixed dollar amount (a "position hedge").

         A Master Portfolio may, however, enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount where the investment advisor believes that the U.S. dollar value of the currency to be sold pursuant to the forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which the Master Portfolio securities are denominated (a "cross-hedge").

         Foreign currency hedging transactions are an attempt to protect a Master Portfolio against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amount and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and date it matures.

         The Master Portfolio's custodian will segregate cash, U.S. Government securities or other high-quality debt securities having a value equal to the aggregate amount of the Master Portfolio's commitments under forward contracts entered into with respect to position hedges and cross-hedges. If the value of the segregated securities declines, additional cash or securities will be segregated on a daily basis so that the value of the segregated securities will equal the amount of the Master Portfolio's commitments with respect to such contracts. As an alternative to segregating all or part of such securities, the Master Portfolio may purchase a call option permitting the Master Portfolio to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price or the Master Portfolio may purchase a put option permitting the Master Portfolio to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price.

         The Master Portfolios are dollar-denominated mutual Master Portfolios and therefore consideration is given to hedging part or all of the portfolio back to U.S. dollars from international currencies. All decisions to hedge are based upon an analysis of the relative value of the U.S. dollar on an international purchasing power parity basis (purchasing power parity is a method for determining the relative purchasing power of different currencies by comparing the amount of each currency required to purchase a typical bundle of goods and services to domestic markets) and an estimation of short-term interest rate differentials (which affect both the direction of currency movements and also the cost of hedging).

Futures, Options and Other Derivative Instruments

         Futures Contracts in General. A futures contract is an agreement between two parties for the future delivery of fixed income securities or equity securities or for the payment or acceptance of a cash settlement in the case of futures contracts on an index of fixed income or equity securities. A "sale" of a futures contract means the contractual obligation to deliver the securities at a specified price on a specified date, or to make the cash settlement called for by the contract. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a brokerage firm, known as a futures commission merchant, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Presently, futures contracts are based on such debt securities as long-term U.S. Treasury Bonds, Treasury Notes, GNMA modified pass-through mortgage-backed securities, three-month U.S. Treasury Bills, bank certificates of deposit, and on indices of municipal, corporate and government bonds.

         While futures contracts based on securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. A Master Portfolio will incur brokerage fees when it purchases and sells futures contracts. At the time such a purchase or sale is made, a Master Portfolio must provide cash or money market securities as a deposit known as "margin." The initial deposit required will vary, but may be as low as 2% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and a Master Portfolio that engages in futures transactions may receive or be required to pay "variation margin" as the

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
futures contract becomes more or less valuable. At the time of delivery of securities pursuant to a futures contract based on securities, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

         Futures contracts on indices of securities are settled through the making and acceptance of cash settlements based on changes in value of the underlying rate or index between the time the contract is entered into and the time it is liquidated.

         Futures Contracts on Fixed Income Securities and Related Indices. Certain Master Portfolios may enter into transactions in futures contracts for the purpose of hedging a relevant portion of their portfolios. A Master Portfolio may enter into transactions in futures contracts that are based on U.S. Government obligations, including any index of government obligations that may be available for trading. Such transactions will be entered into where movements in the value of the securities or index underlying a futures contract can be expected to correlate closely with movements in the value of securities held in a Master Portfolio. For example, a Master Portfolio may sell futures contracts in anticipation of a general rise in the level of interest rates, which would result in a decline in the value of its fixed income securities. If the expected rise in interest rates occurs, the Master Portfolio may realize gains on its futures position, which should offset all or part of the decline in value of fixed income Master Portfolio securities. A Master Portfolio could protect against such decline by selling fixed income securities, but such a strategy would involve higher transaction costs than the sale of futures contracts and, if interest rates again declined, the Master Portfolio would be unable to take advantage of the resulting market advance without purchases of additional securities.

         The purpose of the purchase or sale of a futures contract on government securities and indices of government securities, in the case of certain Master Portfolios, which hold or intend to acquire long-term debt securities, is to protect a Master Portfolio from fluctuations in interest rates without actually buying or selling long-term debt securities. For example, if long-term bonds are held by a Master Portfolio, and interest rates were expected to increase, the Master Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the long-term bonds held by the Master Portfolio. If interest rates did increase, the value of the debt securities in the Master Portfolio would decline, but the value of the futures contracts to the Master Portfolio would increase at approximately the same rate thereby keeping the net asset value of the Master Portfolio from declining as much as it otherwise would have. When a Master Portfolio is not fully invested and a decline in interest rates is anticipated, which would increase the cost of fixed income securities that the Master Portfolio intends to acquire, it may purchase futures contracts. In the event that the projected decline in interest rates occurs, the increased cost of the securities acquired by the Master Portfolio should be offset, in whole or part, by gains on the futures contracts by entering into offsetting transactions on the contract market on which the initial purchase was effected. In a substantial majority of transactions involving futures contracts on fixed income securities, a Master Portfolio will purchase the securities upon termination of the long futures positions, but under unusual market conditions, a long futures position may be terminated without a corresponding purchase of securities.

         Similarly, when it is expected that interest rates may decline, futures contracts on fixed income securities and indices of government securities may be purchased for the purpose of hedging against anticipated purchases of long-term bonds at higher prices. Since the fluctuations in the value of such futures contracts should be similar to that of long-term bonds, a Master Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Master Portfolio's cash reserves could then be used to buy long-term bonds in the cash market. Similar results could be accomplished by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is more liquid than the cash market, the use of these futures contracts as an investment technique allows a Master Portfolio to act in anticipation of such an interest rate decline without having to sell its portfolio securities. To the extent a Master Portfolio enters into futures contracts for this purpose, the segregated assets maintained by a Master Portfolio will consist of cash, cash equivalents or high quality debt securities of the Master Portfolio in an amount equal to the difference between the fluctuating market value of such futures contract and the aggregate value of the initial deposit and variation margin payments made by the Master Portfolio with respect to such futures contracts.

         Stock Index Futures Contracts. Certain Master Portfolios may sell stock index futures contracts in order to offset a decrease in market value of its securities that might otherwise result from a market decline. A Master Portfolio may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of securities to be sold. Conversely, a Master Portfolio may purchase stock index futures contracts in order to protect against anticipated increases in the cost of securities to be acquired.

         In addition, a Master Portfolio may utilize stock index futures contracts in anticipation of changes in the composition of its portfolio. For example, in the event that a Master Portfolio expects to narrow the range of industry groups represented in its portfolio, it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. As such securities are acquired, a Master Portfolio's futures positions would be closed out. A Master Portfolio may also sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of its portfolio will decline prior to the time of sale.

         Options on Futures Contracts. An option on a futures contract gives the purchaser (the "holder") the right, but not the obligation, to purchase a position in the underlying futures contract (i.e., a purchase of such futures contract) in the case of an option to purchase (a "call" option), or a "short" position in the underlying futures contract (i.e., a sale of such futures contract) in the case of an option to sell (a "put" option), at a fixed price (the "strike price") up to a stated expiration date. The holder pays a non-refundable purchase price for the option, known as the "premium." The maximum amount of risk the purchase of the option assumes is equal to the premium plus related transaction costs, although this entire amount may be lost. Upon exercise of the option by the holder, the exchange clearing corporation establishes a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

         Options on Futures Contracts on Fixed Income Securities and Related Indices. Certain Master Portfolios may purchase put options on futures contracts in which such Master Portfolios are permitted to invest for the purpose of hedging a relevant portion of their portfolios against an anticipated decline in the values of portfolio securities resulting from increases in interest rates, and may purchase call options on such futures contracts as a hedge against an interest rate decline when they are not fully invested. A Master Portfolio would write options on these futures contracts primarily for the purpose of terminating existing positions.

         Options on Stock Index Futures Contracts, Options on Stock Indices and Options on Equity Securities. Certain Master Portfolios may purchase put options on stock index futures contracts, stock indices or equity securities for the purpose of hedging the relevant portion of their portfolio securities against an anticipated market-wide decline or against declines in the values of individual portfolio securities, and they may purchase call options on such futures contracts as a hedge against a market advance when they are not fully invested. A Master Portfolio would write options on such futures contracts primarily for the purpose of terminating existing positions. In general, options on stock indices will be employed in lieu of options on stock index futures contracts only where they present an opportunity to hedge at lower cost. With respect to options on equity securities, a Master Portfolio may, under certain circumstances, purchase a combination of call options on such securities and U.S. Treasury bills. The Adviser believes that such a combination may more closely parallel movements in the value of the security underlying the call option than would the option itself.

         Further, while a Master Portfolio generally would not write options on individual portfolio securities, it may do so under limited circumstances known as "targeted sales" and "targeted buys," which involve the writing of call or put options in an attempt to purchase or sell portfolio securities at specific desired prices. A Master Portfolio would receive a fee, or a "premium," for the writing of the option. For example, where the Master Portfolio seeks to sell portfolio securities at a "targeted" price, it may write a call option at that price. In the event that the market

                                       22
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rises above the exercise price, it would receive its "targeted" price, upon the exercise of the option, as well as the premium income. Also, where it seeks to buy portfolio securities at a "targeted" price, it may write a put option at that price for which it will receive the premium income. In the event that the market declines below the exercise price, a Master Portfolio would pay its "targeted" price upon the exercise of the option. In the event that the market does not move in the direction or to the extent anticipated, however, the targeted sale or buy might not be successful and a Master Portfolio could sustain a loss on the transaction that may not be offset by the premium received. In addition, a Master Portfolio may be required to forego the benefit of an intervening increase or decline in value of the underlying security.

         Options and Futures Strategies. The investment advisor may seek to increase the current return of certain Master Portfolios by writing covered call or put options. In addition, through the writing and purchase of options and the purchase and sale of U.S. and certain foreign stock index futures contracts, interest rate futures contracts, foreign currency futures contracts and related options on such futures contracts, the investment advisor may at times seek to hedge against a decline in the value of securities included in the Master Portfolio or an increase in the price of securities that it plans to purchase for the Master Portfolio. Expenses and losses incurred as a result of such hedging strategies will reduce the Master Portfolio's current return. A Master Portfolio's investment in foreign stock index futures contracts and foreign interest rate futures contracts, and related options on such futures contracts, are limited to only those contracts and related options that have been approved by the CFTC for investment by U.S. investors. Additionally, with respect to a Master Portfolio's investment in foreign options, unless such options are specifically authorized for investment by order of the CFTC or meet the definition of trade options as set forth in CFTC Rule 32.4, a Master Portfolio will not make these investments.

         The ability of a Master Portfolio to engage in the options and futures strategies described below will depend on the availability of liquid markets in such instruments. Markets in options and futures with respect to stock indices, foreign government securities and foreign currencies are relatively new and still developing. It is impossible to predict the amount of trading interest that may exist in various types of options or futures. Therefore, no assurance can be given that a Master Portfolio will be able to utilize these instruments effectively for the purposes stated below. Furthermore, a Master Portfolio's ability to engage in options and futures transactions may be limited by tax considerations. Although a Master Portfolio will only engage in options and futures transactions for limited purposes, these activities will involve certain risks which are described below under "Risk Factors Associated with Futures and Options Transactions." A Master Portfolio will not engage in options and futures transactions for leveraging purposes.

         Writing Covered Options on Securities. Certain Master Portfolios may write covered call options and covered put options on securities in which it is permitted to invest from time to time as the investment advisor determines is appropriate in seeking to attain its objective. Call options written by a Master Portfolio give the holder the right to buy the underlying securities from a Master Portfolio at a stated exercise price; put options give the holder the right to sell the underlying security to the Master Portfolio at a stated price.

         A Master Portfolio may write only covered options, which means that, so long as the Master Portfolio is obligated as the writer of a call option, it will own the underlying securities subject to the option (or comparable securities satisfying the cover requirements of securities exchanges). In the case of put options, a Master Portfolio will maintain in a separate account cash or short-term U.S. Government securities with a value equal to or greater than the exercise price of the underlying securities. A Master Portfolio may also write combinations of covered puts and calls on the same underlying security.

         A Master Portfolio will receive a premium from writing a put or call option, which increases the Master Portfolio's return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price of the underlying security to the exercise price of the option, the term of the option and the volatility of the market price of the underlying security. By writing a call option, a Master Portfolio limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. By writing a put option, the Master Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then

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current market value, resulting in a potential capital loss if the purchase price exceeds the market value plus the amount of the premium received, unless the security subsequently appreciates in value.

         A Master Portfolio may terminate an option that it has written prior to its expiration by entering into a closing purchase transaction in which it purchases an option having the same terms as the option written. A Master Portfolio will realize a profit or loss from such transaction if the cost of such transaction is less or more than the premium received from the writing of the option. In the case of a put option, any loss so incurred may be partially or entirely offset by the premium received from a simultaneous or subsequent sale of a different put option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by a Master Portfolio.

         Purchasing Put and Call Options on Securities. A Master Portfolio may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since a Master Portfolio, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, a Master Portfolio will reduce any profit it might otherwise have realized in its underlying security by the premium paid for the put option and by transaction costs.

         A Master Portfolio may also purchase call options to hedge against an increase in prices of securities that it wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Master Portfolio, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. By using call options in this manner, a Master Portfolio will reduce any profit it might have realized had it bought the underlying security at the time it purchased the call option by the premium paid for the call option and by transaction costs.

         Purchase and Sale of Options and Futures on Stock Indices. A Master Portfolio may purchase and sell options on non-U.S. stock indices and stock index futures as a hedge against movements in the equity markets.

         Options on stock indices are similar to options on specific securities except that, rather than the right to take or make delivery of the specific security at a specific price, an option on a stock index gives the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of that stock index is greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. This amount of cash is equal to such difference between the closing price of the index and the exercise price of the option expressed in dollars multiplied by a specified multiple. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. Unlike options on specific securities, all settlements of options on stock indices are in cash and gain or loss depends on general movements in the stocks included in the index rather than price movements in particular stocks. A stock index futures contract is an agreement in which one party agrees to deliver to the other an amount of cash equal to a specific amount multiplied by the difference between the value of a specific stock index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of securities is made.

         If the investment adviser expects general stock market prices to rise, a Master Portfolio might purchase a call option on a stock index or a futures contract on that index as a hedge against an increase in prices of particular equity securities it wants ultimately to buy. If in fact the stock index does rise, the price of the particular equity securities intended to be purchased may also increase, but that increase would be offset in part by the increase in the value of a Master Portfolio's index option or futures contract resulting from the increase in the index. If, on the other hand, the Investment adviser expects general stock market prices to decline, a Master Portfolio might purchase a put option or sell a futures contract on the index. If that index does in fact decline, the value of some or all of the equity securities in a Master Portfolio may also be expected to decline, but that decrease would be offset in part by the increase in the value of the Master Portfolio's position in such put option or futures contract.

         Purchase and Sale of Interest Rate Futures. A Master Portfolio may purchase and sell interest rate futures contracts on foreign government securities including, but not limited to, debt securities of the governments and central banks of France, Germany, Denmark and Japan for the purpose of hedging fixed income and interest sensitive securities against the adverse effects of anticipated movements in interest rates.

         A Master Portfolio may sell interest rate futures contracts in anticipation of an increase in the general level of interest rates. Generally, as interest rates rise, the market value of the fixed income securities held by a Master Portfolio will fall, thus reducing the net asset value of the Master Portfolio. This interest rate risk can be reduced without employing futures as a hedge by selling long-term fixed income securities and either reinvesting the proceeds in securities with shorter maturities or by holding assets in cash. This strategy, however, entails increased transaction costs to a Master Portfolio in the form of dealer spreads and brokerage commissions.

         The sale of interest rate futures contracts provides an alternative means of hedging against rising interest rates. As rates increase, the value of a Master Portfolio's short position in the futures contracts will also tend to increase, thus offsetting all or a portion of the depreciation in the market value of a Master Portfolio's investments that are being hedged. While a Master Portfolio will incur commission expenses in selling and closing out futures positions (which is done by taking an opposite position which operates to terminate the position in the futures contract), commissions on futures transactions are lower than transaction costs incurred in the purchase and sale of portfolio securities.

         Options on Stock Index Futures Contracts and Interest Rate Futures Contracts. A Master Portfolio may purchase and write call and put options on non-U.S. stock index and interest rate futures contracts. A Master Portfolio may use such options on futures contracts in connection with its hedging strategies in lieu of purchasing and writing options directly on the underlying securities or stock indices or purchasing and selling the underlying futures. For example, a Master Portfolio may purchase put options or write call options on stock index futures, or interest rate futures, rather than selling futures contracts, in anticipation of a decline in general stock market prices or rise in interest rates, respectively, or purchase call options or write put options on stock index or interest rate futures, rather than purchasing such futures, to hedge against possible increases in the price of equity securities or debt securities, respectively, which the Master Portfolio intends to purchase.

         Purchase and Sale of Currency Futures Contracts and Related Options. In order to hedge its portfolio and to protect it against possible variations in foreign exchange rates pending the settlement of securities transactions, a Master Portfolio may buy or sell currency futures contracts and related options. If a fall in exchange rates for a particular currency is anticipated, a Master Portfolio may sell a currency futures contract or a call option thereon or purchase a put option on such futures contract as a hedge. If it is anticipated that exchange rates will rise, a Master Portfolio may purchase a currency futures contract or a call option thereon or sell (write) a put option to protect against an increase in the price of securities denominated in a particular currency a Master Portfolio intends to purchase. These futures contracts and related options thereon will be used only as a hedge against anticipated currency rate changes, and all options on currency futures written by a Master Portfolio will be covered.

         A currency futures contract sale creates an obligation by a Master Portfolio, as seller, to deliver the amount of currency called for in the contract at a specified future time for a special price. A currency futures contract purchase creates an obligation by a Master Portfolio, as purchaser, to take delivery of an amount of currency at a specified future time at a specified price. Although the terms of currency futures contracts specify actual delivery or receipt, in most instances the contracts are closed out before the settlement date without the making or taking of delivery of the currency. Closing out of a currency futures contract is effected by entering into an offsetting purchase or sale transaction. Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract. If the holder decides not to enter into the contract, the premium paid for the option is fixed at the point of sale.

         The Master Portfolio will write (sell) only covered put and call options on currency futures. This means that a Master Portfolio will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing. A Master Portfolio will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on stock index futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by a Master Portfolio in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its custodian. If at the close of business on any day the market value of the call purchased by a Master Portfolio falls below 100% of the market value of the call written by the Master Portfolio, a Master Portfolio will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference. Alternatively, a Master Portfolio may cover the call option through segregating with the custodian an amount of the particular foreign currency equal to the amount of foreign currency per futures contract option times the number of options written by a Master Portfolio. In the case of put options on currency futures written by the Master Portfolio, the Master Portfolio will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by a Master Portfolio in cash, Treasury bills or other high grade short-term obligations in a segregated account with its custodian. If at the close of business on any day the market value of the put options purchased or the currency futures by a Master Portfolio falls below 100% of the market value of the put options written by the Master Portfolio, a Master Portfolio will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

         If other methods of providing appropriate cover are developed, a Master Portfolio reserves the right to employ them to the extent consistent with applicable regulatory and exchange requirements. In connection with transactions in stock index options, stock index futures, interest rate futures, foreign currency futures and related options on such futures, a Master Portfolio will be required to deposit as "initial margin" an amount of cash or short-term government securities equal to from 5% to 8% of the contract amount. Thereafter, subsequent payments (referred to as "variation margin") are made to and from the broker to reflect changes in the value of the futures contract.

         Limitations on Purchase of Options. The staff of the Securities and Exchange Commission ("SEC") has taken the position that purchased over-the-counter options and assets used to cover written over-the-counter options are illiquid and, therefore, together with other illiquid securities, cannot exceed 15% of a Master Portfolio's net assets. The Investment adviser intends to limit a Master Portfolio's writing of over-the-counter options in accordance with the following procedure. Each Master Portfolio intends to write over-the-counter options only with primary U.S. Government securities dealers recognized by the Federal Reserve Bank of New York. Also, the contracts which a Master Portfolio has in place with such primary dealers will provide that the Master Portfolio has the absolute right to repurchase an option it writes at any time at a price which represents the fair market value, as determined in good faith through negotiation between the parties, but which in no event will exceed a price determined pursuant to a formula in the contract. Although the specific formula may vary between contracts with different primary dealers, the formula will generally be based on a multiple of the premium received by a Master Portfolio for writing the option, plus the amount, if any, of the option's intrinsic value (i.e., the amount that the option is in-the-money). The formula also may include a factor to account for the difference between the price of the security and the strike price of the option if the option is written out-of-the-money. A Master Portfolio will treat all or a part of the formula price as illiquid for purposes of any limitation on illiquid securities imposed by the SEC staff.

Risk Factors Associated with Futures and Options Transactions

         The effective use of options and futures strategies depends on, among other things, a Master Portfolio's ability to terminate options and futures positions at times when its the investment adviser deems it desirable to do so. Although a Master Portfolio will not enter into an option or futures position unless the investment adviser believes that a liquid secondary market exists for such option or future, there is no assurance that a Master Portfolio will be able to effect closing transactions at any particular time or at an acceptable price. A Master Portfolio generally expects that its options and futures transactions will be conducted on recognized U.S. and foreign securities and commodity exchanges. In certain instances, however, a Master Portfolio may purchase and sell options in the over-the-counter market. A Master Portfolio's ability to terminate option positions established in the over-the-counter market may be more limited than in the case of exchange-traded options and may also involve the risk that securities dealers participating in such transactions would fail to meet their obligations to the Master Portfolio.

         Options and futures markets can be highly volatile and transactions of this type carry a high risk of loss. Moreover, a relatively small adverse market movement with respect to these types of transactions may result not only in loss of the original investment but also in unquantifiable further loss exceeding any margin deposited.

         The use of options and futures involves the risk of imperfect correlation between movements in options and futures prices and movements in the price of securities which are the subject of the hedge. Such correlation, particularly with respect to options on stock indices and stock index futures, is imperfect, and such risk increases as the composition of a Master Portfolio diverges from the composition of the relevant index. The successful use of these strategies also depends on the ability of the investment adviser to correctly forecast interest rate movements, currency rate movements and general stock market price movements.

         In addition to certain risk factors described above, the following sets forth certain information regarding the potential risks associated with the Master Portfolios' futures and options transactions.

         Risk of Imperfect Correlation. A Master Portfolio's ability effectively to hedge all or a portion of its portfolio through transactions in futures, options on futures or options on stock indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlate with movements in the value of the relevant portion of the Master Portfolio's securities. If the values of the securities being hedged do not move in the same amount or direction as the underlying security or index, the hedging strategy for a Master Portfolio might not be successful and the Master Portfolio could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures or option contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the Master Portfolio securities. In such instances, a Master Portfolio's overall return could be less than if the hedging transactions had not been undertaken. Stock index futures or options based on a narrower index of securities may present greater risk than options or futures based on a broad market index, as a narrower index is more susceptible to rapid and extreme fluctuations resulting from changes in the value of a small number of securities. A Master Portfolio would, however, effect transactions in such futures or options only for hedging purposes.

         The trading of futures and options on indices involves the additional risk of imperfect correlation between movements in the futures or option price and the value of the underlying index. The anticipated spread between the prices may be distorted due to differences in the nature of the markets, such as differences in margin requirements, the liquidity of such markets and the participation of speculators in the futures and options market. The purchase of an option on a futures contract also involves the risk that changes in the value of underlying futures contract will not be fully reflected in the value of the option purchased. The risk of imperfect correlation, however, generally tends to diminish as the maturity date of the futures contract or termination date of the option approaches. The risk incurred in purchasing an option on a futures contract is limited to the amount of the premium plus related transaction costs, although it may be necessary under certain circumstances to exercise the option and enter into the underlying futures contract in order to realize a profit. Under certain extreme market conditions, it is possible that a Master Portfolio will not be able to establish hedging positions, or that any hedging strategy adopted will be insufficient to completely protect the Master Portfolio.

         A Master Portfolio will purchase or sell futures contracts or options only if, in the investment adviser's judgment, there is expected to be a sufficient degree of correlation between movements in the value of such instruments and changes in the value of the relevant portion of the Master Portfolio for the hedge to be effective. There can be no assurance that the investment adviser's judgment will be accurate.

         Potential Lack of a Liquid Secondary Market. The ordinary spreads between prices in the cash and futures markets, due to differences in the natures of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. This could require a Master Portfolio to post additional cash or cash equivalents as the value of the position fluctuates. Further, rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures or options market may be lacking. Prior to exercise or expiration, a futures or option position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While a Master Portfolio will establish a futures or option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures or option contract at any specific time. In such event, it may not be possible to close out a position held by a Master Portfolio, which could require the Master Portfolio to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures or option positions also could have an adverse impact on a Master Portfolio's ability effectively to hedge its securities, or the relevant portion thereof.

         The liquidity of a secondary market in a futures contract or an option on a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures and options contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         Risk of Predicting Interest Rate Movements. Investments in futures contracts on fixed income securities and related indices involve the risk that if the investment adviser's investment judgment concerning the general direction of interest rates is incorrect, a Master Portfolio's overall performance may be poorer than if it had not entered into any such contract. For example, if a Master Portfolio has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in its portfolio and interest rates decrease instead, the Master Portfolio will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Master Portfolio has insufficient cash, it may have to sell bonds from its portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

         Trading and Position Limits. Each contract market on which futures and option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The investment adviser does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Master Portfolios' investments.

         Regulations on the Use of Futures and Options Contracts. Regulations of the CFTC require that the Master Portfolios enter into transactions in futures contracts and options thereon for hedging purposes only, in order to assure that they are not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations require that all short futures positions be entered into for the purpose of hedging the value of investment securities held by a Master Portfolio, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained for the Master Portfolio, and accrued profits on such positions. In addition, a Master Portfolio may not purchase or sell such instruments if, immediately thereafter, the sum of the amount of initial margin deposits on its existing futures positions and premiums paid for options on futures contracts would exceed 5% of the market value of the Master Portfolio's total assets.

         When a Master Portfolio purchases a futures contract, an amount of cash or cash equivalents or high quality debt securities will be segregated with the Master Portfolio's custodian so that the amount so segregated, plus the initial deposit and variation margin held in the account of its broker, will at all times equal the value of the futures contract, thereby insuring that the use of such futures is unleveraged.

         The Master Portfolios' ability to engage in the hedging transactions described herein may be limited by the current federal income tax requirement that a Master Portfolio derive less than 30% of its gross income from the sale or other disposition of stock or securities held for less than three months. The Master Portfolios may also further limit their ability to engage in such transactions in response to the policies and concerns of various Federal and state regulatory agencies. Such policies may be changed by vote of the Board of Trustees.

Guaranteed Investment Contracts

         Guaranteed investment contracts, investment contracts or funding agreements (each referred to as a "GIC") are investment instruments issued by highly rated insurance companies. Pursuant to such contracts, a Master Portfolio may make cash contributions to a deposit fund of the insurance company's general or separate accounts. The insurance company then credits to a Master Portfolio guaranteed interest. The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. The purchase price paid for a GIC generally becomes part of the general assets of the issuer, and the contract is paid from the general assets of the issuer.

         A Master Portfolio will only purchase GICs from issuers which, at the time of purchase, meet quality and credit standards established by the investment adviser. Generally, GICs are not assignable or transferable without the permission of the issuing insurance companies, and an active secondary market in GICs does not currently exist. Also, a Master Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, at which point the GIC may be considered to be an illiquid investment.

Insured Municipal Securities

         Certain of the Municipal Securities held by the Master Portfolios may be insured at the time of issuance as to the timely payment of principal and interest. The insurance policies will usually be obtained by the issuer of the Municipal Securities at the time of its original issuance. In the event that the issuer defaults with respect to interest or principal payments, the insurer will be notified and will be required to make payment to the bondholders. There is, however, no guarantee that the insurer will meet its obligations. In addition, such insurance will not protect against market fluctuations caused by changes in interest rates and other factors.

Interest Rate Transactions

         Among the strategic transactions into which certain Master Portfolios may enter are interest rate swaps and the purchase or sale of related caps and floors. The Master Portfolios expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio, to protect against currency fluctuations, as a duration management technique or to protect against any increase in the price of securities the Master Portfolio anticipates purchasing at a later date. A Master Portfolio intends to use these transactions as hedges and not as speculative investments and will not sell interest rate caps or floors where it does not own securities or other instruments providing the income stream the Master Portfolio may be obligated to pay. Interest rate swaps involve the exchange by a Master Portfolio with another party of their respective commitments to pay or receive interest, e.g. an exchange of floating rate payments for fixed rate payments with respect to a notional amount of principal. A currency swap is an agreement to exchange cash flows on a notional amount of two or more currencies based on the relative value differential among them and an index swap is an agreement to swap cash flows on a notional amount based on changes in the values of the reference indices. The purchase of a cap entitles the purchaser to receive payments on a notional principal amount from the party selling such floor to the extent that a specified index falls below a predetermined interest rate or amount.

         A Master Portfolio will usually enter into swaps on a net basis, i.e., the two payment streams are netted out in a cash settlement on the payment date or dates specified in the instrument, with the Master Portfolio receiving or paying, as the case may be, only the net amount of the two payments. In as much as these swaps, caps and floors are entered into for good faith hedging purposes, the investment adviser and the Master Portfolio believe such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to its borrowing restrictions. A Master Portfolio will not enter into any swap, cap and floor transaction unless, at the time of entering into such transaction, the unsecured long-term debt of the counterparty, combined with any credit enhancements, is rated at least "A" by Standard & Poor's Corporation or Moody's Investors Service, Inc. or has an equivalent rating from a NRSRO, or is determined to be of equivalent credit quality by the Investment adviser. If there is a default by the counterparty, the Master Portfolio may have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid. Caps and floors are more recent innovations for which standardized documentation has not yet been fully developed and, accordingly, they are less liquid than swaps.

         With respect to swaps, a Master Portfolio will accrue the net amount of the excess, if any, of its obligations over its entitlements with respect to each swap on a daily basis and will segregate an amount of cash or liquid high grade securities having a value equal to the accrued excess. Caps and floors require segregation of assets with a value equal to the Master Portfolio's net obligation, if any.

Lower Rated (or High Yield) Debt Securities

         The yields on lower rated debt and comparable unrated fixed-income securities generally are higher than the yields available on higher-rated securities. However, investments in lower rated debt and comparable unrated securities generally involve greater volatility of price and risk of loss of income and principal, including the probability of default by or bankruptcy of the issuers of such securities. Lower rated debt and comparable unrated securities (a) will likely have some quality and protective characteristics that, in the judgment of the rating organization, are outweighed by large uncertainties or major risk exposures to adverse conditions and (b) are predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. Accordingly, it is possible that these types of factors could, in certain instances, reduce the value of securities held in a Master Portfolio's portfolio, with a commensurate effect on the value of the Master Portfolio's shares. Therefore, an investment in the Master Portfolio should not be considered as a complete investment program and may not be appropriate for all investors.

         The market prices of lower rated securities may fluctuate more than higher rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates. During an economic downturn or a prolonged period of rising interest rates, the ability of issuers of lower quality debt to service their payment obligations, meet projected goals, or obtain additional financing may be impaired.

         Since the risk of default is higher for lower rated securities, the investment adviser will try to minimize the risks inherent in investing in lower rated debt securities by engaging in credit analysis, diversification, and attention to current developments and trends affecting interest rates and economic conditions. The Investment adviser will attempt to identify those issuers of high-yielding securities whose financial condition is adequate to meet future obligations, have improved, or are expected to improve in the future.

         Unrated securities are not necessarily of lower quality than rated securities, but they may not be attractive to as may buyers. Each Master Portfolio's policies regarding lower rated debt securities is not fundamental and may be changed at any time without shareholder approval.

         While the market values of lower rated debt and comparable unrated securities tend to react less to fluctuations in interest rate levels than the market values of higher-rated securities, the market values of certain lower rated debt and comparable unrated securities also tend to be more sensitive to individual corporate developments and changes in economic conditions than higher-rated securities. In addition, lower rated debt securities and comparable unrated securities generally present a higher degree of credit risk. Issuers of lower rated debt and comparable unrated securities often are highly leveraged and may not have more traditional methods of financing available to them so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. The risk of loss due to default by such issuers is significantly greater because lower rated debt and comparable unrated securities generally are unsecured and frequently are subordinated to the prior payment of senior indebtedness. A Master Portfolio may incur additional expenses to the extent that it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. The existence of limited markets for lower rated debt and comparable unrated securities may diminish a Master Portfolio's ability to (a) obtain accurate market quotations for purposes of valuing such securities and calculating its net asset value and (b) sell the securities at fair value either to meet redemption requests or to respond to changes in the economy or in financial markets.

         Fixed-income securities, including lower rated debt securities and comparable unrated securities, frequently have call or buy-back features that permit their issuers to call or repurchase the securities from their holders, such as a Master Portfolio. If an issuer exercises these rights during periods of declining interest rates, a Master Portfolio may have to replace the security with a lower yielding security, thus resulting in a decreased return to a Master Portfolio.

         The market for certain lower rated debt and comparable unrated securities is relatively new and has not weathered a major economic recession. The effect that such a recession might have on such securities is not known. Any such recession, however, could disrupt severely the market for such securities and adversely affect the value of such securities. Any such economic downturn also could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon.

Municipal Securities

         General. The two principal classifications of municipal securities are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit, and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by a Master Portfolio are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         Municipal securities may include "moral obligation" bonds, which are normally issued by special purpose public authorities. If the issuer of moral obligation bonds is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         Municipal securities may include variable- or floating- rate instruments issued by industrial development authorities and other governmental entities. While there may not be an active secondary market with respect to a particular instrument purchased by a Master Portfolio, a Master Portfolio may demand payment of the principal and accrued interest on the instrument or may resell it to a third party as specified in the instruments. The absence of an active secondary market, however, could make it difficult for a Master Portfolio to dispose of the instrument if the issuer defaulted on its payment obligation or during periods the Master Portfolio is not entitled to exercise its demand rights, and the Master Portfolio could, for these or other reasons, suffer a loss.

         Some of these instruments may be unrated, but unrated instruments purchased by a Master Portfolio will be determined by the investment adviser to be of comparable quality at the time of purchase to instruments rated "high quality" by any major rating service. Where necessary to ensure that an instrument is of comparable "high quality," a Master Portfolio will require that an issuer's obligation to pay the principal of the note may be backed by an unconditional bank letter or line of credit, guarantee, or commitment to lend.

         Municipal securities may include participations in privately arranged loans to municipal borrowers, some of which may be referred to as "municipal leases." Generally such loans are unrated, in which case they will be determined by the investment adviser to be of comparable quality at the time of purchase to rated instruments that may be acquired by a Master Portfolio. Frequently, privately arranged loans have variable interest rates and may be backed by a bank letter of credit. In other cases, they may be unsecured or may be secured by assets not easily liquidated. Moreover, such loans in most cases are not backed by the taxing authority of the issuers and may have limited marketability or may be marketable only by virtue of a provision requiring repayment following demand by the lender. Such loans made by a Master Portfolio may have a demand provision permitting the Master Portfolio to require payment within seven days. Participations in such loans, however, may not have such a demand provision and may not be otherwise marketable.

         Although lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate, and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. In the case of a "non-appropriation" lease, the Master Portfolios' ability to recover under the lease in the event of non-appropriation or default will be limited solely to the repossession of the leased property in the event foreclosure might prove difficult.

         The Master Portfolios will not invest more than 5% of their total investment assets in lease obligations that contain "non-appropriation" clauses where (1) the nature of the leased equipment or property is such that its ownership or use is essential to a governmental function of the municipality,
(2) the lease payments will commence amortization of principal at an early date resulting in an average life of seven years or less for the lease obligation,
(3) appropriate covenants will be obtained from the municipal obligor prohibiting the substitution or purchase of similar equipment if lease payments are not appropriated, (4) the lease obligor has maintained good market acceptability in the past, (5) the investment is of a size that will be attractive to institutional investors, and (6) the underlying leased equipment has elements of probability and/or use that enhance its marketability in the event foreclosure on the underlying equipment were ever required. The Master Portfolios have not imposed any percentage limitations with respect to their investment in lease obligations not subject to the "non-appropriation" risk. To the extent municipal leases are illiquid, they will be subject to each Master Portfolio's limitation on investments in illiquid securities. Recovery of an investment in any such loan that is illiquid and payable on demand may depend on the ability of the municipal borrower to meet an obligation for full repayment of principal and payment of accrued interest within the demand period, normally seven days or less (unless a Master Portfolio determines that a particular loan issue, unlike most such loans, has a readily available market). As it deems appropriate, the investment adviser will establish procedures to monitor the credit standing of each such municipal borrower, including its ability to meet contractual payment obligations.

         In evaluating the credit quality of a municipal lease obligation and determining whether such lease obligation will be considered "liquid," the investment adviser for each Master Portfolio will consider: (1) whether the lease can be canceled; (2) what assurance there is that the assets represented by the lease can be sold; (3) the strength of the lessee's general credit (e.g., its debt, administrative, economic, and financial characteristics); (4) the likelihood that the municipality will discontinue appropriating funding for the leased property because the property is no longer deemed essential to the operations of the municipality (e.g., the potential for an "event of non-appropriation"); and (5) the legal recourse in the event of failure to appropriate.

         Municipal securities may include units of participation in trusts holding pools of tax-exempt leases. Municipal participation interests may be purchased from financial institutions, and give the purchaser an undivided interest in one or more underlying municipal security. To the extent that municipal participation interests are considered to be "illiquid securities," such instruments are subject to each Master Portfolio's limitation on the purchase of illiquid securities. Municipal leases and participating interests therein, which may take the form of a lease or an installment sales contract, are issued by state and local governments and authorities to acquire a wide variety of equipment and facilities. Interest payments on qualifying leases are exempt from Federal income taxes.

         In addition, certain of the Master Portfolios may acquire "stand-by commitments" from banks or broker/dealers with respect to municipal securities held in their portfolios. Under a stand-by commitment, a dealer

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would agree to purchase at a Master Portfolio's option specified Municipal
Securities at a specified price. The Master Portfolios will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes.

         Although the Master Portfolios do not presently intend to do so on a regular basis, each may invest more than 25% of its total assets in municipal securities the interest on which is paid solely from revenues of similar projects if such investment is deemed necessary or appropriate by the investment adviser. To the extent that more than 25% of a Master Portfolio's total assets are invested in Municipal Securities that are payable from the revenues of similar projects, a Master Portfolio will be subject to the peculiar risks presented by such projects to a greater extent than it would be if its assets were not so concentrated.

         There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of nationally recognized statistical rating organizations represent their opinions as to the quality of Municipal Securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and Municipal Securities with the same maturity, interest rate, and rating may have different yields while Municipal Securities of the same maturity and interest rate with different ratings may have the same yield. Subsequent to its purchase by a Master Portfolio, an issue of Municipal Securities may cease to be rated, or its rating may be reduced below the minimum rating required for purchase by that Master Portfolio. The investment adviser will consider such an event in determining whether a Master Portfolio should continue to hold the obligation.

         Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from regular Federal income tax or state income tax are rendered by counsel to the issuer or bond counsel at the time of issuance. Neither the Master Portfolios nor the investment adviser will review the proceedings relating to the issuance of Municipal Securities or the bases for opinions relating to the validity of such issuance.

         The payment of principal and interest on most securities purchased by a Master Portfolio will depend upon the ability of the issuers to meet their obligations. Each state, each of their political subdivisions, municipalities, and public authorities, as well as the District of Columbia, Puerto Rico, Guam, and the Virgin Islands are a separate "issuer" as that term is used in Part A and Part B. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer." An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Code, and laws, if any, which may be enacted by Federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

         Certain types of Municipal Securities (private activity bonds) have been or are issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities, and certain local facilities for water supply, gas, electricity, or sewage or solid waste disposal. Private activity bonds are also issued for privately held or publicly owned corporations in the financing of commercial or industrial facilities. Most governments are authorized to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

         From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the Federal income tax exemption for interest on Municipal Securities. Such proposals, while pending or if enacted, might materially and adversely affect the availability of Municipal Securities for investment by one of these Master Portfolios and the liquidity and value of such portfolios. In such an event, a Master Portfolio impacted

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would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

Options on Currencies

         Certain Master Portfolios may purchase and sell options on currencies to hedge the value of securities the Master Portfolio holds or intends to buy. Options on foreign currencies may be traded on U.S. and foreign exchanges or over-the-counter.

Other Investment Companies

         In seeking to attain their investment objectives, certain Master Portfolios may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act. Each Master Portfolio currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Master Portfolio or by the Trust as a whole. As a shareholder of another investment company, a Master Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including investment advisory fees. These expenses would be in addition to the investment advisory and other expenses that a Master Portfolio bears in connection with its own operations. The investment adviser has agreed to remit to the respective investing Master Portfolio fees payable to it under its respective Investment Advisory Agreement with an affiliated money market fund to the extent such fees are based upon the investing Master Portfolio's assets invested in shares of the affiliated money market fund.

Real Estate Investment Trusts

         A real estate investment trust ("REIT") is a managed portfolio of real estate investments which may include office buildings, apartment complexes, hotels and shopping malls. An equity REIT holds equity positions in real estate, and it seeks to provide its shareholders with income from the leasing of its properties, and with capital gains from any sales of properties. A mortgage REIT specializes in lending money to developers of properties, and passes any interest income it may earn to its shareholders.

         REITs may be affected by changes in the value of the underlying property owned or financed by the REIT, while Mortgage REITs also may be affected by the quality of credit extended. Both equity and mortgage
REITs are dependent upon management skill and may not be diversified. REITs also may be subject to heavy cash flow dependency, defaults by borrowers, self-liquidation, and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended.

Repurchase Agreements

         Repurchase agreements are agreements by which a person (e.g., a Master Portfolio) obtains a security and simultaneously commits to return the security to the seller (a member bank of the Federal Reserve System or recognized securities dealer) at an agreed upon price (including principal and interest) on an agreed upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed upon market rate of interest which is unrelated to the coupon rate or maturity of the underlying security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security.

         The repurchase agreements entered into by the Master Portfolios will provide that the underlying security at all times shall have a value at least equal to 102% of the resale price stated in the agreement (the investment adviser, the Custodian or an agent of either such party monitors compliance with this requirement). Under all repurchase agreements entered into by the Master Portfolios, the Master Portfolios' custodian or its agent must take possession of the underlying collateral. However, if the seller defaults, the Master Portfolios could realize a loss on

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
the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, even though the Bankruptcy Code provides protection for most repurchase agreements, if the seller should be involved in bankruptcy or insolvency proceedings, the Master Portfolios may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Master Portfolios are treated as an unsecured creditor and required to return the underlying security to the seller's estate. Repurchase agreements are a permissible investment for all Master Portfolios.

Restricted Securities

         Restricted securities are securities that may not be sold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act") absent an exemption from registration. Certain of the permitted investments of the Master Portfolios may be restricted securities and the investment adviser may invest in restricted securities based on guidelines which are the responsibility of and are periodically reviewed by the Board of Trustees. Under these guidelines, the investment adviser will consider the frequency of trades and quotes for the security, the number of dealers in, and potential purchasers for, the securities, dealer undertakings to make a market in the security, and the nature of the security and of the marketplace trades. In purchasing such restricted securities, the investment adviser intends to purchase securities that are exempt from registration under Rule 144A and
Section 4(2) promulgated under the 1933 Act. The Master Portfolios may purchase liquid and illiquid restricted securities.

Reverse Repurchase Agreements

         At the time a Master Portfolio enters into a reverse repurchase agreement, it may establish a segregated account with its custodian bank in which it will maintain cash, U.S. Government securities or other liquid high grade debt obligations equal in value to its obligations in respect of reverse repurchase agreements. Reverse repurchase agreements involve the risk that the market value of the securities the Master Portfolios are obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the Master Portfolios' use of proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Master Portfolios' obligation to repurchase the securities. Reverse repurchase agreements are speculative techniques involving leverage, and are subject to asset coverage requirements if the Master Portfolios do not establish and maintain a segregated account (as described above). In addition, some or all of the proceeds received by a Master Portfolio from the sale of a portfolio instrument may be applied to the purchase of a repurchase agreement. To the extent the proceeds are used in this fashion and a common broker/dealer is the counterparty on both the reverse repurchase agreement and the repurchase agreement, the arrangement might be recharacterized as a swap transaction. Under the requirements of the 1940 Act, the Master Portfolios are required to maintain an asset coverage (including the proceeds of the borrowings) of at least 300% of all borrowings. Depending on market conditions, the Master Portfolios' asset coverage and other factors at the time of a reverse repurchase, the Master Portfolios may not establish a segregated account when the investment adviser believes it is not in the best interests of the Master Portfolios to do so. In this case, such reverse repurchase agreements will be considered borrowings subject to the asset coverage described above.

Securities Lending

         To increase return on portfolio securities, all the Master Portfolios may lend their portfolio securities to broker/dealers and other institutional investors pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, its agencies or instrumentalities, an irrevocable letter of credit issued by (i) a U.S. bank that has total assets exceeding $1 billion and that is a member of the Federal Deposit Insurance Corporation, or (ii) a foreign bank that is one of the 75 largest foreign commercial banks in terms of total assets, or any combination thereof. Such loans will not be made if, as a result, the aggregate of all outstanding loans of the Master Portfolio involved exceeds one-third of the value of its total assets taken at fair market value. A Master Portfolio will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. government securities, including cash collateral received for securities loans. However, a Master Portfolio will normally pay lending fees to such broker/dealers and related expenses from the interest earned on investment collateral. Any loan may be terminated by either party upon reasonable notice to the other party.

         There may be risks of delay in receiving additional collateral or in recovering the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the investment adviser to be of good standing and when, in its judgment, the income to be earned from the loan justifies the attendant risks. Pursuant to the securities loan agreement a Master Portfolio is able to terminate the securities loan upon notice of not more than five business days and thereby secure the return to the Master Portfolio of securities identical to the transferred securities upon termination of the loan.

Short Sales

         Certain Master Portfolios may from time to time enter into short sales transactions. A Master Portfolio will not make short sales of securities nor maintain a short position unless at all times when a short position is open, such Master Portfolio owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short. This is a technique known as selling short "against the box." Such short sales will be used by a Master Portfolio for the purpose of deferring recognition of gain or loss for federal income tax purposes.

Special Situations

         Certain Master Portfolios may invest in "special situations." A special situation arises when, in the opinion of the investment adviser, the securities of a particular company will, within a reasonably estimable period of time, be accorded market recognition at an appreciated value solely by reason of a development applicable to that company, and regardless of general business conditions or movements of the market as a whole. Developments creating special situations might include, among others: liquidations, reorganizations, recapitalizations, mergers, material litigation, technical breakthroughs and new management or management policies. Although large and well known companies may be involved, special situations more often involve comparatively small or unseasoned companies. Investments in unseasoned companies and special situations often involve much greater risk than is inherent in ordinary investment securities.

Stand-By Commitments

         Certain Master Portfolios may acquire "stand-by commitments" with respect to Municipal Securities held in their portfolios. Under a "stand-by commitment," a dealer agrees to purchase from a Master Portfolio, at a Master Portfolio's option, specified Municipal Securities at a specified price. Stand-by commitments are exercisable by a Master Portfolio at any time before the maturity of the underlying Municipal Securities, and may be sold, transferred, or assigned by a Master Portfolio only with the underlying instruments.

         The amount payable to a Master Portfolio upon its exercise of a stand-by commitment will normally be (i) the Master Portfolio's acquisition cost of the Municipal Securities (excluding any accrued interest which a Master Portfolio paid on their acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period a Master Portfolio owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period. Under normal market conditions, in determining net asset value a Master Portfolio values the underlying Municipal Securities on an amortized cost basis. Accordingly, the amount payable by a dealer upon exercise of a stand-by commitment will normally be substantially the same as the portfolio value of the underlying Municipal Securities.

         A Master Portfolio's right to exercise stand-by commitments will be unconditional and unqualified. A stand-by commitment will not be transferable by a Master Portfolio, although the Master Portfolio could sell the underlying Municipal Securities to a third party at any time. Until a Master Portfolio exercises its stand-by commitment, it owns the securities in its portfolio which are subject to the stand-by commitment.

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
         The Master Portfolios expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Master Portfolio may pay for a stand-by commitment either separately in cash or by paying a higher price for the security being acquired which will be subject to the commitment (thus reducing the yield to maturity otherwise available for the same security). When a Master Portfolio pays any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by that Master Portfolio.
         The Master Portfolios will not acquire a stand-by commitment unless immediately after the acquisition not more than 5% of the Master Portfolios' total assets will be subject to a demand feature, or in stand-by commitments, with the same institution.

         Each Master Portfolio intends to enter into stand-by commitments only with banks and broker/dealers which, in the investment adviser's opinion, present minimal credit risks. In evaluating the credit worthiness of the issuer of a stand-by commitment, the investment adviser will review periodically the issuer's assets, liabilities, contingent claims, and other relevant financial information.

         The Master Portfolios would acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. Stand-by commitments acquired by a Master Portfolio will be valued at zero in determining net asset value. A Master Portfolio's reliance upon the credit of these dealers, banks, and broker/dealers will be secured by the value of the underlying Municipal Securities that are subject to the commitment. Thus, the risk of loss to the Master Portfolio in connection with a "stand-by commitment" will not be qualitatively different from the risk of loss faced by a person that is holding securities pending settlement after having agreed to sell the securities in the ordinary course of business.

Stripped Securities

         Certain Master Portfolios may purchase stripped securities issued or guaranteed by the U.S. Government, where the principal and interest components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program ("STRIPS"). Under STRIPS, the principal and interest components are individually numbered and separately issued by the U.S. Treasury at the request of depository financial institutions, which then trade the component parts independently.

         In addition, the Master Portfolio may purchase stripped mortgage-backed securities ("SMBS") issued by the U.S. Government (or a U.S. Government agency or instrumentality) or by private issuers such as banks and other institutions. If the underlying obligations experience greater than anticipated prepayments of principal, the Master Portfolio may fail to fully recover its initial investment. The market value of the class consisting entirely of principal payments can be extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are also volatile and there is a greater risk that the initial investment will not be full recovered. SMBS issued by the U.S. Government (or a U.S. Government agency or instrumentality) may be considered liquid under guidelines established by the Trust's Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the Master Portfolio's net asset value.

         Although stripped securities may not pay interest to holders prior to maturity, Federal income tax regulations require a Master Portfolio to recognize as interest income a portion of the bond's discount each year. This income must then be distributed to interestholders along with other income earned by the Master Portfolio. To the extent that any interestholders in the Master Portfolio elect to receive their dividends in cash rather than reinvest such dividends in additional Master Portfolio interests, cash to make these distributions will have to be provided from the assets of the Master Portfolio or other sources such as proceeds of sales of Master Portfolio interests and/or sales of portfolio securities. In such cases, the Master Portfolio will not be able to purchase additional income producing securities with cash used to make such distributions and its current income may ultimately be reduced as a result.

Tax-Exempt Instruments

         Tax-exempt instruments which are permissible investments include floating-rate notes. Investments in such floating-rate instruments will normally involve industrial development or revenue bonds which provide that the rate of interest is set as a specific percentage of a designated base rate (such as the prime rate at a major commercial bank), and that the Master Portfolio can demand payment of the obligation at all times or at stipulated dates on short notice (not to exceed 30 days) at par plus accrued interest. Such obligations are frequently secured by letters of credit or other credit support arrangements provided by banks. The quality of the underlying credit or of the bank, as the case may be, must, in the investment adviser's opinion be comparable to the long-term bond or commercial paper ratings discussed in Part A. The investment adviser will monitor the earnings power, cash flow and liquidity ratios of the issuers of such instruments and the ability of an issuer of a demand instrument to pay principal and interest on demand. The investment adviser may purchase other types of tax-exempt instruments as long as they are of a quality equivalent to the long-term bond or commercial paper ratings discussed in Part A, including municipal lease obligations and participation interests in municipal securities (such as industrial development bonds and municipal lease purchase payments).

U.S. and Foreign Bank Obligations

         These obligations include negotiable certificates of deposit, banker's acceptances and fixed time deposits. Each Master Portfolio limits its investments in domestic bank obligations to banks having total assets in excess of $1 billion and subject to regulation by the U.S. Government. Each Master Portfolio may also invest in certificates of deposit issued by members of the Federal Deposit Insurance Corporation ("FDIC") having total assets of less than $1 billion, provided that the Master Portfolio will at no time own more than $100,000 principal amount of certificates of deposit (or any higher principal amount which in the future may be fully covered by FDIC insurance) of any one of those issuers. Fixed time deposits are obligations which are payable at a stated maturity date and bear a fixed rate of interest. Generally, fixed time deposits may be withdrawn on demand by a Master Portfolio, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have a market, there are no contractual restrictions on a Master Portfolio's right to transfer a beneficial interest in the deposit to a third party.

         Each Master Portfolio limits its investments in foreign bank obligations (i.e., obligations of foreign branches and subsidiaries of domestic banks, and domestic and foreign branches and agencies of foreign banks) to obligations of banks which at the time of investment are branches or subsidiaries of domestic banks which meet the criteria in the preceding paragraphs or are branches or agencies of foreign banks which (i) have more than $10 billion, or the equivalent in other currencies, in total assets; (ii) in terms of assets are among the 75 largest foreign banks in the world; (iii) have branches or agencies in the United States; and (iv) in the opinion of the investment adviser, pursuant to the established by the Board of Trustees of the Trust, are of an investment quality comparable to obligations of domestic banks which may be purchased by a Master Portfolio. These obligations may be general obligations of the parent bank in addition to the issuing branch or subsidiary, but the parent bank's obligations may be limited by the terms of the specific obligation or by governmental regulation. Each Master Portfolio also limits its investments in foreign bank obligations to banks, branches and subsidiaries located in Western Europe (United Kingdom, France, Germany, Belgium, The Netherlands, Italy and Switzerland), Scandinavia (Denmark and Sweden), Australia, Japan, the Cayman Islands, the Bahamas and Canada. Each Master Portfolio will limit its investment in securities of foreign banks to not more than 20% of total assets at the time of investment.

         Each Master Portfolio may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 5% of the total assets of the Master Portfolio.

U.S. Government Obligations

         Each Master Portfolio may invest in U.S. Government obligations. Examples of the types of U.S. Government obligations that may be held by the Master Portfolios include, in addition to U.S. Treasury bonds, notes and bills, the obligations of the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks,

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
Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Student Loan Marketing Association, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Tennessee Valley Authority, Resolution Funding Corporation and Maritime Administration. Obligations guaranteed as to principal or interest by the U.S. Government, its agencies, authorities or instrumentalities are deemed to include: (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. Government, its agencies, authorities or instrumentalities and (b) participations in loans made to foreign governments or their agencies that are so guaranteed. The secondary market for certain of these participations is limited. If such participations are illiquid they will not be purchased.

         U.S. Government obligations include principal and interest components of securities issued or guaranteed by the U.S. Treasury if the components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program. Obligations issued or guaranteed as to principal or interest by the U.S. Government, its agencies, authorities or instrumentalities may also be acquired in the form of custodial receipts. These receipts evidence ownership of future interest payments, principal payments or both on certain notes or bonds issued by the U.S. Government, its agencies, authorities or instrumentalities.

Use of Segregated and Other Special Accounts

         Options, futures and forward foreign currency contracts that obligate a Master Portfolio to provide cash, securities or currencies to complete such transactions will entail that Master Portfolio to either segregate assets in an account with, or on the books of, the Trust's custodian, or otherwise "covering" the transaction as described below. For example, a call option written by a Master Portfolio will require the Master Portfolio to hold the securities subject to the call (or securities convertible into the needed securities without additional consideration) or liquid assets sufficient to meet the obligation by purchasing and delivering the securities if the call is exercised. A call option written on an index will require that Master Portfolio to have portfolio securities that correlate with the index. A put option written by a Master Portfolio also will require that Master Portfolio to have available assets sufficient to purchase the securities the Master Portfolio would be obligated to buy if the put is exercised.

         A forward foreign currency contract that obligates a Master Portfolio to provide currencies will require the Master Portfolio to hold currencies or liquid securities denominated in a foreign currency which will equal the Master Portfolio's obligations. Such a contract requiring the purchase of currencies also requires segregation.

         Unless a segregated account consists of the securities, cash or currencies that are the subject of the obligation, a Master Portfolio will hold cash, U.S. Government securities and other high grade liquid debt obligations in a segregated account. These assets cannot be transferred while the obligation is outstanding unless replaced with other suitable assets. In the case of an index-based transaction, a Master Portfolio could own securities substantially replicating the movement of the particular index.

         In the case of a futures contract, a Master Portfolio must deposit initial margin and variation margin, as often as daily, if the position moves adversely, sufficient to meet its obligation to purchase or provide securities or currencies, or to pay the amount owed at the expiration of an index-based futures contract. Similarly, options on futures contracts require a Master Portfolio to deposit margin to the extent necessary to meet the Master Portfolio's commitments.

         In lieu of such assets, such transactions may be covered by other means consistent with applicable regulatory policies. A Master Portfolio may enter into off-setting transactions so that its combined position, coupled with any segregated assets, equals its net outstanding obligation in related options and hedging transactions. For example, a Master Portfolio could purchase a put option if the strike price of that option is the same or higher than the strike price of a put option sold by that Master Portfolio. Moreover, instead of segregating assets if a Master Portfolio held a futures or forward contract, it could purchase a put option on the same futures or forward contract with a strike price as high or higher than the price of the contract held. Of course, the off-setting transaction must terminate at the time of or after the primary transaction.

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
Variable Amount Master Demand Notes

         Commercial paper which may be purchased by the Master Portfolios includes variable-amount master demand notes which may or may not be backed by bank letters of credit. These notes permit the investment of fluctuating amounts at varying market rates of interest pursuant to direct arrangements between the Trust, as lender, and the borrower. Such notes provide that the interest rate on the amount outstanding varies on a periodic basis (e.g. daily, weekly or monthly) depending upon a stated short-term interest rate index. Both the lender and the borrower may have the right to reduce the amount of outstanding indebtedness at any time. There is no secondary market for the notes. It is not generally contemplated that such instruments will be traded. The holder of an instrument with a demand feature may tender the instrument back to the issuer at par prior to maturity. A variable-amount master demand note is issued pursuant to a written agreement between the issuer and the holder, its amount may be increased by the holder or decreased by the holder or issuer, it is payable on demand, and the rate of interest varies based upon an agreed formula. The investment adviser will monitor on an ongoing basis the earnings power, cash flow, and liquidity ratios of the issuers of such instruments and will similarly monitor the ability of an issuer of a demand instrument to pay principal and interest on demand. In addition, variable-amount master demand notes must meet the demand feature ratings and notice requirements set forth above.

Variable- and Floating-Rate Instruments

         Certain Master Portfolios may purchase variable-rate and floating rate obligations. If such instrument is not rated, the investment adviser will consider the earning power, cash flows, and other liquidity ratios of the issuers and guarantors of such obligations and, if the obligation is subject to a demand feature, will monitor their financial status to meet payment on demand. In determining average weighted portfolio maturity, a variable-rate demand instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligations next interest rate adjustment. Other variable-rate obligations will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the time a Master Portfolio can recover payment of principal as specified in the instrument.

         The variable- and-floating rate demand instruments that the Master Portfolios may purchase include participations in Municipal Securities purchased from and owned by financial institutions, primarily banks. Participation interests provide a Master Portfolio with a specified undivided interest (up to 100%) in the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the participation interest from the institution upon a specified number of days' notice, not to exceed 30 days. Each participation interest is backed by an irrevocable letter of credit or guarantee of a bank that the investment adviser has determined meets the prescribed quality standards for the Master Portfolios. The bank typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit, and issuing the repurchase commitment.

Warrants

         Certain Master Portfolios are permitted to invest in warrants. Warrants are privileges issued by corporations enabling the owner to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. The prices of warrants do not necessarily correlate with the prices of the underlying securities. The purchase of warrants involves the risk that the purchaser could lose the purchase value of the warrant if the right to subscribe to additional shares is not exercised prior to the warrant's expiration. Also, the purchase of warrants involves the risk that the effective price paid for the warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

When-Issued Purchases and Forward Commitments

         A Master Portfolio may agree to purchase securities on a when-issued basis or enter into a forward commitment to purchase securities. When a Master Portfolio engages in these transactions, its custodian will segregate cash, U.S. government securities or other high quality debt obligations equal to the amount of the commitment. Normally, the custodian will segregate portfolio securities to satisfy a purchase commitment, and in such a case a Master Portfolio may be required subsequently to segregate additional assets in order to ensure that the value of the segregated assets remains equal to the amount of the Master Portfolio's commitment. Because a Master Portfolio will segregate cash or liquid assets to satisfy its purchase commitments in the manner described, the Master Portfolio's liquidity and ability to manage its portfolio might be adversely affected in the event its commitments to purchase when-issued securities ever exceeded 25% of the value of its assets. In the case of a forward commitment to sell portfolio securities, the Master Portfolio's custodian will hold the portfolio securities themselves in a segregated account while the commitment is outstanding.

         A Master Portfolio will make commitments to purchase securities on a when-issued basis or to purchase or sell securities on a forward commitment basis only with the intention of completing the transaction and actually purchasing or selling the securities. If deemed advisable as a matter of investment strategy, however, a Master Portfolio may dispose of or renegotiate a commitment after it is entered into, and may sell securities it has committed to purchase before those securities are delivered to the Master Portfolio on the settlement date. In these cases the Master Portfolio may realize a capital gain or loss.

         When a Master Portfolio engages in when-issued and forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Master Portfolio's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.

         The value of the securities underlying a when-issued purchase or a forward commitment to purchase securities, and any subsequent fluctuations in their value, is taken into account when determining the net asset value of a Master Portfolio starting on the date the Master Portfolio agrees to purchase the securities. The Master Portfolio does not earn dividends on the securities it has committed to purchase until they are paid for and delivered on the settlement date. When the Master Portfolio makes a forward commitment to sell securities it owns, the proceeds to be received upon settlement are included in the Master Portfolio's assets. Fluctuations in the value of the underlying securities are not reflected in the Master Portfolio's net asset value as long as the commitment remains in effect.

Portfolio Turnover

         Generally, the Master Portfolios will purchase portfolio securities for capital appreciation or investment income, or both, and not for short-term trading profits. If a Master Portfolio's annual portfolio turnover rate exceeds 100%, it may result in higher brokerage costs and possible tax consequences for the interestholders.

ITEM 13.  MANAGEMENT OF THE TRUST

         The business and affairs of the Trust are managed under the direction of its Board of Trustees. This SAI contains the names of and general background information concerning each Trustee of the Trust.

         The Trustees and executive officers of the Trust and their principal occupations during the last five years are set forth below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201. Those directors who are "interested persons" of a Company (as defined in the 1940 Act) are indicated by an asterisk(*).

                                                                         Principal Occupations
                                                                         During Past 5 Years
                                      Position with                      and Current
Name, Address, and Age                the Trust                          Directorships
----------------------                ---------                          -------------
Edmund L. Benson, III, 63             Trustee                            Director, President and Treasurer,
                                                                         Saunders &

                                                                         Principal Occupations
                                                                         During Past 5 Years
                                      Position with                      and Current
Name, Address, and Age                the Trust                          Directorships
----------------------                ---------                          -------------
Saunders & Benson, Inc.                                                  Benson, Inc. (Insurance),
1510 Willow Lawn Drive                                                   Insurance Managers, Inc.
Suite 216                                                                (insurance); Trustee, Nations
Richmond, VA 23230                                                       Reserves, Master Investment Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Fund Trust; Director, Nations Fund,
                                                                         Inc., and Nations LifeGoal Funds,
                                                                         Inc.; Director, Nations Fund
                                                                         Portfolios, Inc. through August,
                                                                         1999.

William P. Carmichael, 56             Trustee                            Trustee - 231 Funds (investment
Succession Fund                                                          company) from 1993 to 1995, Time
The Wrigley Building                                                     Horizon Fund (investment company)
400 North Michigan Avenue                                                from 1995 to 1999, Pacific
Suite 1016                                                               Innovations Trust (investment
Chicago, IL  60611                                                       company) from 1997 to 1999, Nations
                                                                         Annuity Trust (investment company)
                                                                         since December 1999, Nations Master
                                                                         Investment Trust (investment company)
                                                                         since December 1999, and Nations
                                                                         Funds Trust (investment company)
                                                                         since December 1999; Director- The
                                                                         Hain Food Group, Inc. (specialty food
                                                                         products distributor) until December
                                                                         1998, Cobra Electronics Corporation
                                                                         (electronic equipment manufacturer),
                                                                         Opta Food Ingredients, Inc. (food
                                                                         ingredients manufacturer), Golden
                                                                         Rule Insurance Company, Nations
                                                                         LifeGoal Funds, Inc. (investment
                                                                         company) since December 1999.

James Ermer, 57                       Trustee                            Retired Executive Vice President,
11511 Compass Point Drive                                                Corporate Development and Planning -
Ft. Meyers, FL  33908                                                    Land America (title insurance);
                                                                         Senior Vice President, Finance - CSX
                                                                         Corporation (transportation and
                                                                         natural resources);  Director -
                                                                         National Mine Service (mining
                                                                         supplies), Lawyers Title Corporation
                                                                         (title insurance);  Trustee, Nations
                                                                         Reserves, Nations Fund Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Master Investment Trust; Director,
                                                                         Nations Fund, Inc. and Nations
                                                                         LifeGoal Funds, Inc.; Director,
                                                                         Nations Fund Portfolios, Inc.
                                                                         through August, 1999.

William H. Grigg, 67                  Trustee                            Chairman Emeritus since July 1997,
Duke Power Co.                                                           Chairman and Chief Executive Officer
16092A Reap Road                                                         from April 1994 to July 1997 - Duke
Albermarle, NC  28001                                                    Power Co.; Director -  The Shaw
                                                                         Group, Inc.; Director and Vice
                                                                         Chairman, Aegis Insurance Services,
                                                                         Ltd. (a mutual insurance company in
                                                                         Bermuda); Trustee,  Nations
                                                                         Reserves, Nations Fund Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Master Investment Trust; Director,
                                                                         Hatteras Income Securities, Inc.,
                                                                         Nations Government Income Term Trust
                                                                         2003, Inc., Nations Government
                                                                         Income Term Trust 2004, Inc.,
                                                                         Nations Balanced Target Maturity
                                                                         Fund, Inc., Nations Fund, Inc. and
                                                                         Nations LifeGoal Funds, Inc.;
                                                                         Director, Nations Fund Portfolios,
                                                                         Inc. through August, 1999.

Thomas F. Keller, 68                  Trustee                            R.J. Reynolds Industries Professor
Fuqua School of Business                                                 of Business Administration and
P.O. Box 90120                                                           Former Dean - Fuqua School of
Duke University                                                          Business, Duke University; Director
                                                                         - LADD Furniture, Inc. (furniture),
                                                                         Wendy's

                                                                         Principal Occupations
                                                                         During Past 5 Years
                                      Position with                      and Current
Name, Address, and Age                the Trust                          Directorships
----------------------                ---------                          -------------
Durham, NC 27708                                                         International, Inc. (restaurant
                                                                         operating and franchising), American
                                                                         Business Products, Inc. (printing
                                                                         services), Dimon, Inc. (tobacco),
                                                                         Biogen, Inc. (pharmaceutical
                                                                         biotechnology); Trustee, The Mentor
                                                                         Funds, Mentor Institutional Trust,
                                                                         Cash Reserve Trust, Nations Reserves,
                                                                         Nations Fund Trust, Nations Annuity
                                                                         Trust and Nations Master Investment
                                                                         Trust; Director, Hatteras Income
                                                                         Securities, Inc., Nations Government
                                                                         Income Term Trust 2003, Inc., Nations
                                                                         Government Income Term Trust 2004,
                                                                         Inc., Nations Balanced Target
                                                                         Maturity Fund, Inc. and Nations
                                                                         LifeGoal Funds, Inc.; Director,
                                                                         Nations Fund Portfolios, Inc. through
                                                                         August, 1999.


Carl E. Mundy, Jr., 65                Trustee                            President and CEO - USO from May
USO World Headquarters                                                   1996 to present; Commandant - United
Washington Navy Yard                                                     States Marine Corps from July 1991
Building 198                                                             to July 1995; Director -
901 M Street, S.E.                                                       Shering-Plough (pharmaceuticals and
Washington, D.C.  20374-5096                                             health care products); General
                                                                         Dynamics Corporation (defense
                                                                         systems); Trustee, Nations Reserves,
                                                                         Nations Fund Trust, Nations Annuity
                                                                         Trust and Nations Master Investment
                                                                         Trust; Director, Nations Fund, Inc.
                                                                         and Nations LifeGoal Funds, Inc.;
                                                                         Director, Nations Fund Portfolios,
                                                                         Inc. through August, 1999.

Dr. Cornelius J. Pings, 71*           Trustee                            President - Association of American
480 S. Orange Grove Blvd.                                                Universities from February 1993 to
Pasadena, CA  91105                                                      June 1998; Director - Farmers Group,
                                                                         Inc. (insurance company), Nations
                                                                         Fund, Inc. and Nations LifeGoal
                                                                         Funds, Inc.; Trustee, Master
                                                                         Investment Trust, Series I from 1995
                                                                         to 1999, Master Investment Trust,
                                                                         Series II from 1995 to 1997, Nations
                                                                         Reserves, Nations Fund Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Master Investment Trust.;
                                                                         Director/Trustee and Chairman -
                                                                         Pacific Horizon Funds, Inc. and
                                                                         Master Investment Trust, Series I,
                                                                         from inception to May 1999;
                                                                         Director - Time Horizon Funds and
                                                                         Pacific Innovations Trust; Director,
                                                                         Nations Fund Portfolios, Inc.
                                                                         through August, 1999.

James B. Sommers*, 61                 Trustee                            President - NationsBank Trust from
237 Cherokee Road                                                        January 1992 to September 1996;
Charlotte, NC  28207                                                     Executive Vice President -
                                                                         NationsBank Corporation from January
                                                                         1992 to May 1997; Chairman - Central
                                                                         Piedmont Community College
                                                                         Foundation; Board of Commissioners,
                                                                         Charlotte/ Mecklenberg Hospital
                                                                         Authority; Director - Nations Fund,
                                                                         Inc. and Nations LifeGoal Funds,
                                                                         Inc.; Trustee, Central Piedmont
                                                                         Community College; Mint Museum of
                                                                         Art, Nations Reserves, Nations Fund
                                                                         Trust, Nations Annuity Trust and
                                                                         Nations Master Investment Trust;
                                                                         Director, Nations Fund Portfolios,
                                                                         Inc. through August, 1999.

A. Max Walker*, 78                    President, Trustee and             Independent Financial Consultant; Director

                                                                         Principal Occupations
                                                                         During Past 5 Years
                                      Position with                      and Current
Name, Address, and Age                the Trust                          Directorships
----------------------                ---------                          -------------
4580 Windsor Gate Court               Chairman of the Board              and Chairman of the Board -
Atlanta, GA 30342                                                        Hatteras Income Securities, Inc.,
                                                                         Nations Government Income Term Trust
                                                                         2003, Inc., Nations Government
                                                                         Income Term Trust 2004, Inc.,
                                                                         Nations Balanced Target Maturity
                                                                         Fund, Inc.; President, Director and
                                                                         Chairman of the Board - Nations
                                                                         Fund, Inc. and Nations LifeGoal
                                                                         Funds, Inc.;  President, Trustee and
                                                                         Chairman of the Board - Nations
                                                                         Reserves, Nations Fund Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Master Investment Trust; Director,
                                                                         Nations Fund Portfolios, Inc.
                                                                         through August, 1999.

Charles B. Walker, 61                 Trust                              Director-Ethyl Corporation (chemical
Albermarle Corporation                                                   manufacturing); Vice Chairman and
Vice Chairman and CFO                                                    Chief Financial Officer - Albemarle
330 South Fourth Street                                                  Corporation (chemical
Richmond, VA 23219                                                       manufacturing); Director, Nations
                                                                         Fund, Inc. and Nations LifeGoal
                                                                         Funds, Inc.; Trustee, Nations
                                                                         Reserves, Nations Fund Trust,
                                                                         Nations Annuity Trust and Nations
                                                                         Master Investment Trust; Director,
                                                                         Nations Fund Portfolios, Inc.
                                                                         through August, 1999.

Thomas S. Word, Jr.*, 62              Trust                              Partner - McGuire, Woods, Battle &
McGuire, Woods, Battle & Boothe LLP                                      Boothe LLP (law firm); Director -
One James Center                                                         Vaughan-Bassett Furniture Companies,
8th Floor                                                                Inc. (furniture), Nations Fund, Inc.
Richmond, VA  23219                                                      and Nations LifeGoal Funds, Inc.;
                                                                         Trustee, Nations Reserves, Nations
                                                                         Fund Trust, Nations Annuity Trust
                                                                         and Nations Master Investment Trust;
                                                                         Director, Nations Fund Portfolios,
                                                                         Inc. through August, 1999.

Richard H. Blank, Jr., 42             Secretary and Treasurer            Senior Vice President since 1998,
Stephens Inc.                                                            Vice President from 1994 to 1998 and
111 Center Street                                                        Manager from 1990 to 1994 - Mutual
Little Rock, AR  72201                                                   Fund Services, Stephens Inc.;
                                                                         Secretary since September 1993 and
                                                                         Treasurer since November 1998 -
                                                                         Nations Fund, Inc., Nations LifeGoal
                                                                         Funds, Inc., Nations Reserves,
                                                                         Nations Fund Trust, Nations Annuity
                                                                         Trust and Nations Master Investment
                                                                         Trust.; Secretary and Treasurer,
                                                                         Nations Fund Portfolios, Inc.
                                                                         through August, 1999.

Michael W. Nolte, 39                  Assistant Secretary                Assistant Secretary - Nations Fund
Stephens Inc.                                                            Trust, Nations Fund, Inc., Nations
                                                                         Reserves, Nations LifeGoal Funds,
                                                                         Inc., Nations Annuity Trust and
                                                                         Nations Master Investment Trust;
                                                                         Assistant Secretary, Nations Fund
                                                                         Portfolios, Inc. through August,
                                                                         1999.


Carolyn Wyse, 37                      Assistant Secretary and            Assistant Secretary and Assistant
Stephens Inc.                         Assistant Treasurer                Treasurer since August 1999- Nations
                                                                         Fund Trust, Nations Fund, Inc.,
                                                                         Nations Reserves, Nations LifeGoal
                                                                         Funds, Inc., Nations Annuity Trust,
                                                                         Nations Master Investment Trust and
                                                                         Nations Funds Trust.

         Each Trustee is a board member of Nations Fund, Inc. ("NFI"), Nations Fund Trust ("NFT"), Nations Reserves ("NR"), Nations Funds Trust ("NFST"), Nations Annuity Trust ("NAT"), the Trust, and Nations LifeGoal Funds, Inc. ("NLG"), each a registered investment company that is part of the Nations Funds family (collectively, sometimes , the "Nations Funds Family" and sometimes, the "Companies"), except William P. Carmichael, who is only a board member of NFST, NAT, the Trust, and NLG. Richard H. Blank, Jr., Michael W. Nolte, and Carolyn Wyse also are officers of the Companies.

         The Companies, each Adviser, and Stephens have adopted a code of ethics which, contain policies on personal securities transactions by "access persons," including portfolio managers and investment analysts. These policies substantially comply in all material respects with the amendments to Rule 17j-1 under the 1940 Act as set forth in the August 20, 1999 Release. Each code of ethics, among other things, prohibits each access person of the Company from purchasing or selling securities when such person knows or should have known that, at the time of the transaction, the security (i) was being considered for purchase or sale by a fund, or (ii) was being purchased or sold by a fund. For purposes of the code of ethics, an access person means (i) a director or officer of a Company, (ii) any employee of a Company (or any company in a control relationship with a Company) who, in the course of his/her regular duties, obtains information about, or makes recommendations with respect to, the purchase or sale of securities by a Company, and (iii) any natural person in a control relationship with a Company who obtains information concerning recommendations made to a Company regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions, including a requirement that they disgorge to a Company any profits realized on short-term trading (i.e., the purchase/sale or sale/purchase of securities within any 60-day period). The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the code of ethics generally requires that a Company's access persons, other than its "disinterested" directors or trustees, submit reports to a Company's designated compliance person regarding transactions involving securities which are eligible for purchase by a Fund. The codes of ethics for the Companies, Advisers, and Stephens are on public file with, and are available from, the SEC.

Nations Funds Retirement Plan

         Under the terms of the Nations Funds Retirement Plan for Eligible Directors/Trustees (the "Retirement Plan"), each Director/Trustee may be entitled to certain benefits upon retirement from the Board of Directors/Trustees. Pursuant to the Retirement Plan, the normal retirement date is the date on which the eligible director/trustee has attained age 65 and has completed at least five years of continuous service with one or more of the open-end investment companies advised by the Adviser. If a director/trustee retires before reaching age 65, no benefits are payable. Each eligible director/trustee is entitled to receive an annual benefit from the Funds commencing on the first day of the calendar quarter coincident with or next following his date of retirement equal to 5% of the aggregate director's/trustee's fees payable by the Funds during the calendar year in which the director's/trustee's retirement occurs multiplied by the number of years of service (not in excess of ten years of service) completed with respect to any of the Funds. Such benefit is payable to each eligible director/trustee in quarterly installments for a period of no more than five years. If an eligible director/trustee's dies after attaining age 65, the director's/trustees surviving spouse (if any) will be entitled to receive 50% of the benefits that would have been paid (or would have continued to have been paid) to the director/trustee if he had not died. The Retirement Plan is unfunded. The benefits owed to each director/trustee are unsecured and subject to the general creditors of the Funds.

Nations Funds Deferred Compensation Plan

         Under the terms of the Nations Funds Deferred Compensation Plan for Eligible Directors/Trustees (the "Deferred Compensation Plan"), each director/trustee may elect, on an annual basis, to defer all or any portion of the annual board fees (including the annual retainer and all attendance fees) payable to the director/trustee for that calendar year. An application was submitted to and approved by the SEC to permit deferring directors/trustees to elect to tie the rate of return on fees deferred pursuant to the Deferred Compensation Plan to one or more of certain investment portfolios of certain Funds. Distributions from the deferring directors'/trustees deferral accounts will be paid in cash, in generally equal quarterly installments over a period of five years beginning on the date the deferring director's/trustees' retirement benefits commence under the Retirement Plan. The Board of Directors/Trustees, in its sole discretion, may accelerate or extend such payments after a director's/trustee's termination of service. If a deferring director/trustee dies prior to the commencement of the distribution of amounts in his deferral account, the balance of the deferral account will be distributed to his designated beneficiary in a lump sum as soon as practicable after the director's/trustee's death. If a deferring director/trustee dies after the commencement of such distribution, but prior to the complete distribution of his deferral account, the balance of the amounts credited to his deferral account will be distributed to his designated beneficiary over the remaining period during which such amounts were distributable to the director/trustee. Amounts payable under the Deferred Compensation Plan are not funded or secured in any way and deferring directors/trustees have the status of unsecured creditors of the Funds from which they are deferring compensation.

         Director/Trustee Compensation

         Directors/Trustees of the Companies are compensated for their services to the Nations Funds Family on a flat rate basis, and not on a per registered investment company or per fund basis as outlined in the following chart.

                      Board Member Compensation Arrangement

------------------------------------------------- -------------------------------------------------------------
Board Member                                      Annual Retainer:  $65,000
                                                       Board Chairman:  Additional 20% of the base annual
                                                       retainer.
                                                  Payable in quarterly
                                                  installments. Payable pro rata
                                                  for partial calendar year of
                                                  service. Allocated across
                                                  multiple registrants.
                                                  Meeting Fees:  $5,000 per meeting for in-person meetings
                                                  (up to six meetings per calendar year) and $1,000 for
                                                  telephone meetings.  Allocated across multiple registrants convened at meetings.

------------------------------------------------- -------------------------------------------------------------
Audit Committee Members                           Chairman:  Additional 10% of the base annual retainer as
                                                  Board Member.
                                                  Meeting Fees:   $1,000 per meeting if not held within one
                                                  calendar day before or after regularly scheduled Board
                                                  meetings.  Allocated across multiple registrants convened
                                                  at meetings.

------------------------------------------------- -------------------------------------------------------------
Nominating Committee Members                      Meeting Fees:  $1,000 per meeting if not held within one
                                                  calendar day before or after regularly scheduled Board
                                                  meetings.  Allocated across multiple registrants convened
                                                  at meetings.

------------------------------------------------- -------------------------------------------------------------

         The following Compensation Table provides the compensation paid by the Companies to the Directors/Trustees for the year ended March 31, 2000. From April 1, 1999 to June 30, 1999 each Director/Trustee received (i) an annual retainer of $1,000 ($3,000 for the Chairman of the Board) plus $500 for each Series of each Company, plus (ii) a fee of $1,000 for attendance at each "in-person" meeting of each respective Board (or Committee thereof) and $500 for attendance at each other meeting of each respective Board (or Committee thereof). Beginning July 1, 1999 the Trustees were compensated according to the Compensation Arrangement as outlined above.

                               COMPENSATION TABLE

                                                   Pension or
                                                   Retirement
                               Aggregate           Benefits           Estimated Annual
                               Compensation        Accrued as Part    Benefits Upon          Total Compensation
Name of Person                 from                of Fund            Retirement             from Registrant
Position (1)                   Registrant (2)      Expenses           Plan                   & Fund Complex (3) (4)
------------                   ---------------     --------           -----------------      ----------------------
Edmund L. Benson, III          $9,500              $11,111.11         $35,000                $75,376           (50% Def'd)
Trustee

William P. Carmichael          $0                  $0                 $0                     $0
Trustee

James Ermer                    $7,500              $11,111.11         $35,000                $62,625
Trustee

William H. Grigg               $9,500              $11,111.11         $35,000                $89,625           (100% Def'd)
Trustee

Thomas F. Keller               $9,500              $11,111.11         $35,000                $93,625           (100% Def'd)
Trustee

Cornelius J. Pings             $0                  $0                 $0                     $0
Trustee

A. Max Walker                  $11,500             $11,111.11         $40,000                $108,125
Chairman of the Board

Charles B. Walker              $9,500              $11,111.11         $35,000                $74,625
Trustee

Thomas S. Word                 $9,500              $11,111.11         $35,000                $76,125           (100% Def'd)
Trustee

James P. Sommers               $9,500              $11,111.11         $40,000                $70,625
Trustee

Carl E. Mundy, Jr.             $9,000              $11,111.11         $35,000                $70,127
                               ------              ----------         -------                -------
Trustee
                               $85,000             $100,000           $320,000               $720,878
                               =======             ========           ========               ========

(1) All Trustees receive reimbursements for expenses related to their attendance at meetings of the Board of Trustees. Officers of the Trust receive no direct remuneration in such capacity from the Trust.
(2) For the current fiscal year and estimated future payments. Each Trustee receives (i) an annual retainer of $1,000 ($3,000 for the Chairman of the Board) plus $500 for each Master Portfolio of the Trust, plus (ii) a fee of $1,000 for attendance at each in-person board meeting attended and $500 for each telephonic board meeting attended. The Trust also reimburses expenses incurred by the Trustees in attending such meetings.
(3) Messrs. Grigg, Keller and A.M. Walker receive compensation from ten investment companies, including Nations Fund, Inc., Nations Fund Portfolios, Inc., Nations Fund Trust, Nations Annuity Trust, Nations Master Investment Trust and Nations LifeGoal Funds, Inc., that are deemed to be part of the Nations Fund "fund complex," as that term is defined under Rule 14a-101 of the Securities Exchange Act of 1934, as amended. Messrs. Benson, Ermer, C. Walker, Mundy and Word receive compensation from six investment companies, including Nations Fund, Inc.,

      Nations Fund Portfolios, Inc., Nations Fund Trust, Nations Annuity Trust and Nations LifeGoal Funds, Inc. deemed to be part of the Nations Funds complex.
(4) Total compensation amounts include deferred compensation (including interest) payable to or accrued for the following Trustees: Edmund L. Benson, III $34,563; William H. Grigg $65,125; Thomas F. Keller $69,125; and Thomas S. Word $69,125.

         ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

         As of the date of this SAI, each Fund could be considered a "controlling person" of its corresponding Master Portfolio for purposes of the 1940 Act. As of the date of commencement of operations of Nations High Yield Bond Master Portfolio, Stephens Inc. also could be considered a "controlling person" of that Master Portfolio.

         ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

         The Adviser and Sub-Advisers: Banc of America Advisors, Inc. ("BAAI") serves as investment adviser to the Master Portfolios, pursuant to an investment advisory agreement (the "Investment Advisory Agreement") dated May 21, 1999, as supplemented.

         In addition, BACAP serves as the investment sub-adviser to the Nations Intermediate Bond Master Portfolio pursuant to a sub-advisory agreement dated May 21, 1999. Chicago Equity serves as investment sub-adviser to Nations Blue Chip Master Portfolio pursuant to a sub-advisory agreement dated May 21, 1999. Marsico Capital Management, LLC ("Marsico Capital") serves as the investment sub-adviser to Nations Marsico Focused Equities Master Portfolio, Nations Marsico Growth & Income Master Portfolio, Nations Marsico 21st Century Master Portfolio and Nations Marsico International Opportunities Master Portfolio pursuant to a sub-advisory agreement dated May 21, 1999, as supplemented. Gartmore is a co-investment sub-adviser to Nations International Equity Master Portfolio along with INVESCO Global Asset Management (N.A.) Inc. ("INVESCO") and Putnam Investment Management, Inc. ("Putnam") pursuant to a sub-advisory agreement (collectively the "Sub-Advisory Agreements"). Brandes Investment Partners, L.P. ("Brandes") serves as the investment sub-advisor to Nations International Value Master Portfolio pursuant to a sub-advisory agreement dated October 15, 1999. As used herein, "Adviser" shall mean BAAI, BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Brandes and/or Marsico Capital as the context may require.

         BAAI, BACAP and Chicago Equity are each wholly owned subsidiaries of Bank of America, N.A., which in turn is a wholly owned banking subsidiary of BankAmerica Corporation, a bank holding company organized as a Delaware corporation. Prior to April 10, 1996, the predecessor to Gartmore, Nations Gartmore Investment Management ("Nations Gartmore"), provided sub-advisory services to BAAI and Nations International Equity Fund. Nations Gartmore was a joint venture structured as a general partnership between NB Partner Corp. and Gartmore U.S. Limited, an indirectly wholly owned subsidiary of Gartmore Investment Management plc ("Gartmore plc"). On April 10, 1996, National Westminster Bank plc and affiliated parties (collectively, "NatWest") purchased 100% of the equity of Gartmore plc from Compagnie de Suez, S.A. and affiliated entities (collectively, "Compagnie de Suez") and other shareholders through a two-part transaction involving (1) the direct purchase from Compagnie de Suez of its indirect subsidiary Indosuez UK Asset Management Limited, which held 75% of the outstanding voting shares of Gartmore plc; and (2) the acquisition of the remaining portion of Gartmore plc's shares held by public shareholders through a tender offer. This acquisition resulted in the change of control of Nations Gartmore and the creation of a successor entity, Gartmore.

         Thomas F. Marsico is Chairman and Chief Executive Officer of Marsico Capital. Prior to forming Marsico Capital in September 1997, Mr. Marsico had 18 years of experience as a securities analyst/portfolio manager. Marsico Capital is an independent subsidiary of Bank of America and its affiliates. The principal offices of Marsico Capital is 1200 17th Street, Suite 1300, Denver, CO 80202.

         MacKay Shields is the investment sub-adviser to the High Yield Bond Master Portfolio. MacKay Shields is located at 9 West 57th Street, New York, New York 10019.

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         The Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties thereunder on the part of BAAI or any of its officers, Trustees, employees or agents, BAAI shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         The Investment Advisory Agreement became effective with respect to a Master Portfolio when approved by the Trustees of the Trust, and thereafter continues from year to year, provided that such continuation of the Agreement is specifically approved at least annually by (a) (i) the Trust's Board of Trustees or (ii) the vote of "a majority of the outstanding voting securities" of a Master Portfolio (as defined in Section 2(a)(42) of the 1940 Act), and (b) the affirmative vote of a majority of the Trust's Trustees who are not parties to such Agreement or "interested persons" (as defined in the 1940 Act) of a party to such Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

         The Investment Advisory Agreement will terminate automatically in the event of its assignment, and is terminable with respect to a Master Portfolio at any time without penalty by the Trust (by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Master Portfolio) or by BAAI on 60 days' written notice.

         The Sub-Advisory Agreements provide that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties thereunder on the part of BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Brandes, MacKay Shields and/or Marsico Capital or any of their officers, Trustees, employees or agents, BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Brandes and/or Marsico Capital shall not be subject to liability to BAAI or to the Trust for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

         The Sub-Advisory Agreements became effective with respect to each Master Portfolio as of their execution date and, unless sooner terminated, continue in full force and effect for one year, and may be continued with respect to each Master Portfolio thereafter, provided that the continuation of the Agreements are specifically approved at least annually by (a) (i) the Trust's Board of Trustees or (ii) the vote of "a majority of the outstanding voting securities" of a Master Portfolio (as defined in Section 2(a)(42) of the 1940 Act), and (b) the affirmative vote of a majority of the Trust's Trustees who are not parties to such Agreements or "interested persons" (as defined in the 1940 Act) of a party to such Agreements (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

         The Sub-Advisory Agreements will terminate automatically in the event of their assignment, and are terminable with respect to a Master Portfolio at any time without penalty by the Trust (by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Master Portfolio), or by BAAI, BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Brandes, MacKay Shields or Marsico Capital on 60 days' written notice.

         Changing a Sub-Adviser (for Marsico International Opportunities Master Portfolio only)

         On behalf of the Marsico International Opportunities Master Portfolio, BAAI engages an investment sub-adviser to make day-to-day investment decisions. Under this "multi-manager" approach, BAAI may, from time to time, recommend sub-advisory changes to the Nations Funds' Board based on BAAI's evaluation of such sub-adviser's skills and abilities. These sub-advisory changes may include:
(i) engaging new or additional sub-advisers, (ii) terminating or replacing one or more sub-advisers, or (iii) materially amending an existing sub-advisory agreement. BAAI continuously evaluates sub-advisers and retains ultimate responsibility for the management of the Marsico International Opportunities Master Portfolio.

         BAAI and the Master Portfolio are currently seeking an exemptive order from the Securities and Exchange Commission that would permit BAAI to engage a different or additional sub-adviser for such Master Portfolio or to continue the engagement of a sub-adviser who has experienced a change in its ownership or corporate structure or under an agreement that has materially changed, with the approval of the Nations Funds Board, but without submitting the sub-advisory change to a vote of the Master Portfolio's interestholders (and in turn the Nations Marsico International Opportunities Fund's shareholders), under certain circumstances. If this exemptive order is granted, the Fund or BAAI will inform shareholders of any such sub-advisory change that occurs. Until this exemptive order is granted, consistent with applicable law, the Fund will continue to submit any such sub-advisory changes to the Master Portfolio's interestholders for approval.

         Administrator, Co-Administrator, and Sub-Administrator. Stephens Inc. and BAAI (the "Co-Administrators") serve as co-administrators of each Master Portfolio.

         The Co-Administrators serve under a co-administration agreement ("Co-Administration Agreement"), which was approved by the Board of Trustees on December 2, 1998. The Co-Administrators receive, as compensation for their services rendered under the Co-Administration Agreement, administration fees, computed daily and paid monthly.

         Pursuant to the Co-Administration Agreement, Stephens has agreed to, among other things, (i) maintain office facilities for the Master Portfolios,
(ii) furnish statistical and research data, data processing, clerical, and internal executive and administrative services to the Trust, (iii) furnish corporate secretarial services to the Trust, including coordinating the preparation and distribution of materials for Board of Trustees meetings, (iv) coordinate

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the provision of legal advice to the Trust with respect to regulatory matters,
(v) coordinate the preparation of reports to the Trust's shareholders and the SEC, including annual and semi-annual reports, (vi) coordinating the provision of services to the Trust by the Transfer Agent, Sub-Transfer Agent and the Custodian, and (vii) generally assist in all aspects of the Trust's operations. Stephens bears all expenses incurred in connection with the performance of its services.

         Also, pursuant to the Co-Administration Agreement, BAAI has agreed to, among other things, (i) provide accounting and bookkeeping services for the Master Portfolios, (ii) compute each Master Portfolio's net asset value and net income, (iii) accumulate information required for the Trust's reports to shareholders and the SEC, (iv) prepare and file the Trust's federal and state tax returns, (v) perform monthly compliance testing for the Trust, and (vi) prepare and furnish the Trust monthly broker security transaction summaries and transaction listings and performance information. BAAI bears all expenses incurred in connection with the performance of its services.

         The Co-Administration Agreement may be terminated by a vote of a majority of the Board of Trustees, by Stephens or by BAAI on 60 days' written notice without penalty. The Co-Administration Agreement is not assignable without the written consent of the other party. Furthermore, the Co-Administration Agreement provides that Stephens and BAAI shall not be liable to the Master Portfolios or to their shareholders except in the case of Stephens' or BAAI's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         The Bank of New York ("BNY") serves as sub-administrator for the Master Portfolios pursuant to a sub-administration agreement. Pursuant to its terms, BNY assists Stephens and BAAI in supervising, coordinating and monitoring various aspects of the Master Portfolios' administrative operations. For providing such services, BNY is entitled to receive a monthly fee from BAAI.

         Custodian and Transfer Agent: BNY , 90 Washington Street, New York, New York 10286, serves as custodian ("Custodian") for the securities and cash of each Master Portfolio. As custodian, BNY, maintains custody of the Master Portfolios' securities, cash and other property, delivers securities against payment upon sale and pays for securities against delivery upon purchase, makes payments on behalf of the Master Portfolios for payments of dividends, distributions and redemptions, endorses and collects on behalf of the Master Portfolios all checks, and receives all dividends and other distributions made on securities owned by the Master Portfolios.

         The Bank of New York ("BONY"), located at Avenue des Arts, 35 1040 Brussels, Belgium, serves as custodian for the assets of the Nations International Equity Master Portfolio.

         The SEC has amended Rule 17f-5 under the 1940 Act to permit boards to delegate certain foreign custody matters to foreign custody managers and to modify the criteria applied in the selection process. Accordingly, BONY serves as Foreign Custody Manager, pursuant to a Foreign Custody Manager Agreement, under which the Board Trustees retain the responsibility for selecting foreign compulsory depositories, although BONY agrees to make certain findings with respect to such depositories and to monitor such depositories.

         PFPC Inc., which is located at One Exchange Place, Boston, Massachusetts 02109, serves as transfer agent for the Master Portfolios. Under the transfer agency agreement, the transfer agent maintains the interestholder account records for the Trust, handles certain communications between interestholders and the Trust, and distributes dividends and distributions payable by the Trust to interestholders, and produces statements with respect to account activity for the Trust and its interestholders for these services.

         Counsel: Morrison & Foerster LLP serves as legal counsel to the Trust and the Nations Master Portfolios. Their address is 2000 Pennsylvania Avenue, N.W., Suite 5500, Washington, D.C. 20006-1812.

         ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Subject to policies established by the Board of Trustees of the Trust, the Adviser is responsible for decisions to buy and sell securities for each Master Portfolio, for the selection of broker/dealers, for the execution of such Master Portfolio's securities transactions, and for the allocation of brokerage fees in connection with such

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
transactions. The Adviser's primary consideration in effecting a security transaction is to obtain the best net price and the most favorable execution of the order. Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Orders may be directed to any broker to the extent and in the manner permitted by applicable law.

         In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without stated commissions, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

         In placing orders for portfolio securities of a Master Portfolio, the Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Adviser will seek to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking such execution, the Adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including, without limitation, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the broker-dealer, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in this and other transactions and the reasonableness of the spread or commission, if any. In addition, the Adviser will consider research and investment services provided by brokers or dealers who effect or are parties to portfolio transactions of a Master Portfolio, the Adviser or its other clients. Such research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular companies and industries. Such services are used by the Adviser in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for a Master Portfolio may be used in managing other investment accounts. Conversely, brokers furnishing such services may be selected for the execution of transactions of such other accounts, whose aggregate assets are far larger than those of a Master Portfolio. Services furnished by such brokers may be used by the Adviser in providing investment advisory and investment management services for the Trust.

         Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Trustees of the Trust. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. Transactions on foreign stock exchanges involve payment of brokerage commissions which are generally fixed. Transactions in both foreign and domestic over-the-counter markets are generally principal transactions with dealers, and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, the Adviser, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances in which better prices and execution are available elsewhere.

         In certain instances there may be securities which are suitable for more than one Master Portfolio as well as for one or more of the other clients of the Adviser. Investment decisions for each Master Portfolio and for the Adviser's other clients are made with the goal of achieving their respective investment objectives. It may happen that a particular security is bought or sold for only one client even though it may be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security in a particular transaction as far as a Master Portfolio is concerned. The Trust believes that over time its ability to participate in volume transactions will produce superior executions for the Master Portfolios.

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
         The portfolio turnover rate for each Master Portfolio is calculated by dividing the lesser of purchases or sales of portfolio securities for the reporting period by the monthly average value of the portfolio securities owned during the reporting period. The calculation excludes all securities, including options, whose maturities or expiration dates at the time of acquisition are one year or less. Portfolio turnover may vary greatly from year to year as well as within a particular year, and may be affected by cash requirements for redemption of shares and by requirements which enable the Master Portfolios to receive favorable tax treatment.

         The Master Portfolios may participate, if and when practicable, in bidding for the purchase of portfolio securities directly from an issuer in order to take advantage of the lower purchase price available to members of a bidding group. A Master Portfolio will engage in this practice, however, only when the Adviser, in its sole discretion, believes such practice to be otherwise in the Master Portfolio's interests.

         The Trust will not execute portfolio transactions through, or purchase or sell portfolio securities from or to the distributor, the Adviser, the administrator, the co-administrator or their affiliates, acting as principal (including repurchase and reverse repurchase agreements), except to the extent permitted by applicable law. In addition, the Trust will not give preference to correspondents of BankAmerica or its affiliates, with respect to such transactions or securities. (However, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, in the case of agency transactions, financial institutions which are affiliated with BankAmerica or its affiliates, and to take into account the sale of Master Portfolio interests if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.) In addition, a Master Portfolio will not purchase securities during the existence of any underwriting or selling group relating thereto of which the distributor, the Adviser, the administrator, or the co-administrator, or any of their affiliates, is a member, except to the extent permitted by the SEC. Under certain circumstances, the Master Portfolios may be at a disadvantage because of these limitations in comparison with other investment companies which have similar investment objectives but are not subject to such limitations.

         Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the SEC. Each of the Master Portfolios may purchase securities from underwriting syndicates of which Bank of America or any of its affiliates is a member under certain conditions, in accordance with the provisions of a rule adopted under the 1940 Act and any restrictions imposed by the Board of Governors of the Federal Reserve System.

         Investment decisions for each Master Portfolio are made independently from those for the Trust's other investment portfolios, other investment companies, and accounts advised or managed by the Adviser. Such other investment portfolios, investment companies, and accounts may also invest in the same securities as the Master Portfolios. When a purchase or sale of the same security is made at substantially the same time on behalf of one or more of the Master Portfolios and another investment portfolio, investment company, or account, the transaction will be averaged as to price and available investments allocated as to amount, in a manner which the Adviser believes to be equitable to each Master Portfolio and such other investment portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtained or sold by the Master Portfolio. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Master Portfolios with those to be sold or purchased for other investment portfolios, investment companies, or accounts in executing transactions.

         Section 28(e) Standards

         Under Section 28(e) of the Securities Exchange Act of 1934, the Adviser shall not be "deemed to have acted unlawfully or to have breached its fiduciary duty" solely because under certain circumstances it has caused the account to pay a higher commission than the lowest available. To obtain the benefit of
Section 28(e), the Adviser must make a good faith determination that the commissions paid are "reasonable in relation to the value of the brokerage and research services provided ...viewed in terms of either that particular transaction or its overall responsibilities with respect to the accounts as to which it exercises investment discretion and that the services provided by a broker provide an adviser with lawful and appropriate assistance in the performance of its investment decision making responsibilities." Accordingly, the price to a Master Portfolio in any transaction may be less favorable than that available from another broker/dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered.

         Broker/dealers utilized by the Adviser may furnish statistical, research and other information or services which are deemed by the Adviser to be beneficial to the Master Portfolios' investment programs. Research services received from brokers supplement the Adviser's own research and may include the following types of information: statistical and background information on industry groups and individual companies; forecasts and interpretations with respect to U.S. and foreign economies, securities, markets, specific industry groups and individual companies; information on political developments; fund management strategies; performance information on securities and information concerning prices of securities; and information supplied by specialized services to the Adviser and to the Trust's Trustees with respect to the performance, investment activities and fees and expenses of other mutual funds. Such information may be communicated electronically, orally or in written form. Research services may also include the providing of equipment used to communicate research information, the arranging of meetings with management of companies and the providing of access to consultants who supply research information.

         The outside research assistance is useful to the Adviser since the brokers utilized by the Adviser as a group tend to follow a broader universe of securities and other matters than the Adviser's staff can follow. In addition, this research provides the Adviser with a diverse perspective on financial markets. Research services which are provided to the Adviser by brokers are available for the benefit of all accounts managed or advised by the Adviser. In some cases, the research services are available only from the broker providing such services. In other cases, the research services may be obtainable from alternative sources in return for cash payments. The Adviser is of the opinion that because the broker research supplements rather than replaces its research, the receipt of such research does not tend to decrease its expenses, but tends to improve the quality of its investment advice. However, to the extent that the Adviser would have purchased any such research services had such services not been provided by brokers, the expenses of such services to the Adviser could be considered to have been reduced accordingly. Certain research services furnished by broker/dealers may be useful to the Adviser with clients other than the Master Portfolios. Similarly, any research services received by the Adviser through the placement of Master Portfolio transactions of other clients may be of value to the Adviser in fulfilling its obligations to the Master Portfolios. The Adviser is of the opinion that this material is beneficial in supplementing its research and analysis; and, therefore, it may benefit the Trust by improving the quality of the Adviser's investment advice. The advisory fees paid by the Trust are not reduced because the Adviser receives such services.

         Some broker/dealers may indicate that the provision of research services is dependent upon the generation of certain specified levels of commissions and underwriting concessions by the Adviser's clients, including the Master Portfolios.

         ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         DESCRIPTION OF SHARES

         The Agreement and Declaration of Trust authorizes the issuance of an unlimited number of units of the Master Portfolios. Each unit of a Master Portfolio represents an equal proportionate interest in that Master Portfolio with each other unit. Units are entitled upon liquidation to a pro rata share in the net assets of the Master Portfolios. Interestholders have no preemptive rights. The Agreement and Declaration of Trust provides that the Trustees of the Trust may create additional series of interests. All consideration received by the Trust for Beneficial Interest in any additional series and all assets in which such consideration is invested would belong to that Master Portfolio and would be subject to the liabilities related thereto. Certificates representing Beneficial Interests will not be issued.

         Each Master Portfolio will vote separately on matters pertaining solely to such Master Portfolio. Such matters include matters relating to a Master Portfolio's investment advisory agreement. All Master Portfolios will vote as a whole on matters affecting all Master Portfolios such as the election of Trustees and the appointment of the Trust's independent accountant.

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
         Net investment income for the Master Portfolios for dividend purposes consists of (i) interest accrued and original issue discount earned on a Master Portfolio's assets, (ii) plus the amortization of market discount and minus the amortization of market premium on such assets, (iii) less accrued expenses directly attributable to the Master Portfolio and the general expenses of the Trust prorated to a Master Portfolio on the basis of its relative net assets, plus dividend or distribution income on a Master Portfolio's assets.

         Prior to purchasing Beneficial Interests in one of the Master Portfolios, the impact of dividends or distributions which are expected to be or have been declared, but not paid, should be carefully considered. Any dividend or distribution declared shortly after a purchase of such Beneficial Interests prior to the record date will have the effect of reducing the per unit of interest net asset value by the per unit amount of the dividend or distribution. All or a portion of such dividend or distribution, although in effect a return of capital, may be subject to tax.

         Interestholders receiving a distribution in the form of additional units will be treated as receiving an amount equal to the fair market value of the units received, determined as of the reinvestment date.

         The Master Portfolios use the so-called "equalization accounting method" to allocate a portion of earnings and profits to redemption proceeds. This method permits a Master Portfolio to achieve more balanced distributions for both continuing and departing interestholders. Continuing interestholders should realize tax savings or deferrals through this method, and departing interestholders will not have their tax obligations change. Although using this method will not affect a Master Portfolio's total returns, it may reduce the amount that otherwise would be distributable to continuing interestholders by reducing the effect of redemptions on dividend and distribution amounts.

         ITEM 18.   PURCHASE, REDEMPTION, AND PRICING OF SHARES

         Beneficial Interests in the Master Portfolios are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). Investments in the Master Portfolios may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Master Portfolios are prohibited by the Trust's Declaration of Trust from accepting investments from individuals, S corporations, partnerships and grantor trusts.

         In addition to cash purchases of Beneficial Interests, if accepted by the Trust, investments in Beneficial Interests of a Master Portfolio may be made in exchange for securities which are eligible for purchase by the Master Portfolio and consistent with the Master Portfolio's investment objective and policies as described in Part A.

         In connection with an in-kind securities payment, a Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio;
(ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to such Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

         The Trust is required to redeem for cash all full and fractional units of Beneficial Interests in the Trust. The redemption price is the net asset value per unit of each Master Portfolio next determined after receipt by the Distributor of the redemption order.

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
         The Trust reserves the right to reject a purchase order when the Distributor determines that it is not in the best interest of the Trust and/or interestholder(s) to accept such purchase order. The Trust reserves the right to suspend the right of redemption and/or to postpone the date of payment upon redemption for any period during which trading on the Exchange is restricted, or during the existence of an emergency (as determined by the SEC by rule or regulation) as a result of which disposal or valuation of the portfolio securities is not reasonably practicable, or for such other periods as the SEC has by order permitted. The Trust also reserves the right to suspend sales of Beneficial Interests in a Master Portfolio for any period during which the Exchange, Bank of America, the Distributor, the Administrator, the Co-Administrator, and/or the Custodian are not open for business.

         By use of the exchange privilege, the interestholder authorizes the transfer agent or the interestholder's financial institution to rely on telephonic instructions from any person representing himself to be the investor and reasonably believed to be genuine. The transfer agent's or a financial institution's records of such instructions are binding. Exchanges are taxable transactions for Federal income tax purposes; therefore, an interestholder will realize a capital gain or loss depending on whether the interest being exchanged has a value which is more or less than its adjusted cost basis.

         The Trust may limit the number of times the exchange privilege may be exercised by an interestholder within a specified period of time. Also, the exchange privilege may be terminated or revised at any time by the Trust upon such notice as may be required by applicable regulatory agencies (presently sixty days for termination or material revision), provided that the exchange privilege may be terminated or materially revised without notice under certain unusual circumstances.

         Part A describes the exchange privileges available to interestholders.

         DETERMINATION OF NET ASSET VALUE

         A security listed or traded on an exchange is valued at its last sales price on the exchange where the security is principally traded or, lacking any sales on a particular day, the security is valued at the mean between the closing bid and asked prices on that day. Each security traded in the over-the-counter market (but not including securities reported on the NASDAQ National Market System) is valued at the mean between the last bid and asked prices based upon quotes furnished by market makers for such securities. Each security reported on the NASDAQ National Market System is valued at the last sales price on the valuation date. With respect to Nations Intermediate Bond Master Portfolio, securities may be valued on the basis of prices provided by an independent pricing service. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as yield, type of issue, coupon rate maturity and seasoning differential. Securities for which prices are not provided by the pricing service are valued at the mean between the last bid and asked prices based upon quotes furnished by market makers for such securities.

         Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the supervision of the Trust's officers in a manner specifically authorized by the Board of Trustees of the Trust. Short-Term obligations having 60 days or less to maturity are valued at amortized cost, which approximates market value.

         Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of such securities used in computing the net asset value of the Master Portfolio are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of the New York Stock Exchange. Occasionally, events affecting the value of such securities and such exchange rates may occur between the times at which they are determined and the close of the New York Stock Exchange, which will not be reflected in the computation of net asset value. If during such periods events occur which materially affect the value of such securities, the securities will be valued at their fair market value as determined in good faith by the Trustees.

         For purposes of determining the net asset value of the Master Portfolios that invest in foreign securities or engage in Foreign Currency Transactions, all assets and liabilities of the Master Portfolios initially expressed in foreign currencies will be converted into U.S. dollars at the mean between the bid and offer prices of such currencies against U.S. dollars quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

         The Trust may redeem Beneficial Interests involuntarily to reimburse the Master Portfolios for any loss sustained by reason of the failure of a an interestholder to make full payment for interests/units purchased by the interestholder or to collect any charge relating to a transaction effected for the benefit of an interestholder which is applicable to such interest as provided in Part A from time to time. The Trust also may make payment for redemptions in readily marketable securities or other property if it is appropriate to do so in light of the Trust's responsibilities under the 1940 Act.

         ITEM 19. TAXATION.

         The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that each Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, such Master Portfolio will not be subject to any federal income tax. However, each investor in a Master Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of such Master Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

              Each Master Portfolio's assets, income and distributions will be managed in such a way that an investor in the Master Portfolio may satisfy the requirements of Subchapter M of the Code, by investing substantially all of its investable assets in the Master Portfolio. Investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Master Portfolio.

         ITEM 20. UNDERWRITERS.

         Stephens Inc. (the "Distributor") serves as the principal underwriter and distributor of the Beneficial Interests in the Master Portfolios.

         Pursuant to a distribution agreement (the "Distribution Agreement"), the Distributor, as agent, sells Beneficial Interests in the Master Portfolios on a continuous basis and transmits purchase and redemption orders that it receives to the Trust or the Transfer Agent. Additionally, the Distributor has agreed to use appropriate efforts to solicit orders for the sale of Beneficial Interests and to undertake such advertising and promotion as it believes appropriate in connection with such solicitation. Pursuant to the Distribution Agreement, the Distributor, at its own expense, finances those activities which are primarily intended to result in the sale of shares of the Master Portfolios, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing of Part A to other than existing interestholders, and the printing and mailing of sales literature. The Distributor, however, may be reimbursed for all or a portion of such expenses to the extent permitted by a distribution plan adopted by the Trust pursuant to Rule 12b-1 under the 1940 Act.

         The Distribution Agreement will continue year to year as long as such continuance is approved at least annually by (i) the Board of Trustees or a vote of the majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interests of the Master Portfolio and (ii) a majority of the Trustees who are not parties to the Distribution Agreement or "interested persons" of any such party by a vote cast in person at a meeting called for such purpose. The Distribution Agreement is not assignable and is terminable with respect to a Master Portfolio, without penalty, on 60 days' notice by the Board of Trustees, the vote of a majority (as defined in the 1940 Act) of the outstanding voting Beneficial Interest in the Master Portfolio, or by the Distributor.

         ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.


         ITEM 22. FINANCIAL STATEMENTS.

         The Board of Trustees has selected PricewaterhouseCoopers LLP, with offices at 160 Federal Street, Boston MA 02110, to serve as the independent accountants to the Trust. PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, NY 10036, were the independent accountants for each of the Blue Chip Fund (predecessor to Nations Blue Chip Master Portfolio) and the Investment Grade Bond Fund (predecessor to Nations Intermediate Bond Master Portfolio) for the fiscal year ended February 28, 1999. Certain financial information which appears in the financial statements has been audited by the accountants.

         The Annual Reports for the Blue Chip Fund (predecessor to Nations Blue Chip Master Portfolio) and the Investment Grade Bond Fund (predecessor to Nations Intermediate Bond Master Portfolio) for the fiscal year ended February 28, 1999 are incorporated herein by reference. No other Master Portfolio has yet completed a fiscal year as of the date of this SAI. Accordingly, Annual Reports for these other Master Portfolios are not yet available. Annual Reports, when available, will be sent free of charge with Part B to any interestholder who requests a copy of Part B.

                                   SCHEDULE A
                                   ----------

                             DESCRIPTION OF RATINGS

         The following summarizes the highest six ratings used by Standard & Poor's Corporation ("S&P") for corporate and municipal bonds. The first four ratings denote investment-grade securities.

         AAA - This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.

         AA - Debt rated AA is considered to have a very strong capacity to pay interest and repay principal and differs from AAA issues only in a small degree.

         A - Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories.

         BBB - Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for those in higher-rated categories.

         BB, B - Bonds rated BB and B are regarded, on balance as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt rated BB has less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments. Debt rated B has a greater vulnerability to default but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

         To provide more detailed indications of credit quality, the AA, A and BBB, BB and B ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the highest six ratings used by Moody's Investors Service, Inc. ("Moody's") for corporate and municipal bonds. The first four denote investment grade securities.

         Aaa - Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the Fundamentally strong position of such issues.

         Aa - Bonds that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

         A - Bonds that are rated A possess many favorable investment attributes and are to be considered upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         Baa - Bonds that are rated Baa are considered medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         Ba - Bonds that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not as well safeguarded during both good times and bad times over the future. Uncertainty of position characterizes bonds in this class.

         B - Bond that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         Moody's applies numerical modifiers (1, 2 and 3) with respect to corporate bonds rated Aa through B. The modifier 1 indicates that the bond being rated ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the bond ranks in the lower end of its generic rating category. With regard to municipal bonds, those bonds in the Aa, A and Baa groups which Moody's believes possess the strongest investment attributes are designated by the symbols Aal, A1 or Baal, respectively.

         The following summarizes the highest four ratings used by Duff & Phelps Credit Rating Co. ("D&P") for bonds, each of which denotes that the securities are investment grade.

         AAA - Bonds that are rated AAA are of the highest credit quality. The risk factors are considered to be negligible, being only slightly more than for risk-free U.S. Treasury debt.

         AA - Bonds that are rated AA are of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

         A - Bonds that are rated A have protection factors which are average but adequate. However risk factors are more variable and greater in periods of economic stress.

         BBB - Bonds that are rated BBB have below average protection factors but still are considered sufficient for prudent investment. Considerable variability in risk exists during economic cycles.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may modified by the addition of a plus or minus sign to show relative standing within these major categories.

         The following summarizes the highest four ratings used by Fitch Investors Service, Inc. ("Fitch") for bonds, each of which denotes that the securities are investment grade:

         AAA - Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA - Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated AAA. Because bonds rated in the AAA and AA categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated F-1+.

         A - Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB - Bonds considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

         To provide more detailed indications of credit quality, the AA, A and BBB ratings may be modified by the addition of a plus or minus sign to show relative standing within these major rating categories.

         The following summarizes the two highest ratings used by Moody's for short-term municipal notes and variable-rate demand obligations:

         MIG-1/VMIG-1 -- Obligations bearing these designations are of the best quality, enjoying strong protection from established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

         MIG-2/VMIG-2 -- Obligations bearing these designations are of high quality, with ample margins of protection although not so large as in the preceding group.

         The following summarizes the two highest ratings used by S&P for short-term municipal notes:

         SP-1 - Indicates very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

         SP-2 - Indicates satisfactory capacity to pay principal and interest.

         The three highest rating categories of D&P for short-term debt, each of which denotes that the securities are investment grade, are D-1, D-2, and D-3. D&P employs three designations, D-1+, D-1 and D-1-, within the highest rating category. D-1+ indicates highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of Master Portfolios, is judged to be "outstanding, and safety is just below risk-free U.S. Treasury short-term obligations." D-1 indicates very high certainty of timely payment. Liquidity factors are excellent and supported by good Fundamental protection factors. Risk factors are considered to be minor. D-1 indicates high certainty of timely payment. Liquidity factors are strong and supported by good Fundamental protection factors. Risk factors are very small. D-2 indicates good certainty of timely payment. Liquidity factors and company Fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small. D-3 indicates satisfactory liquidity and other protection factors which qualify the issue as investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

         The following summarizes the two highest rating categories used by Fitch for short-term obligations each of which denotes that the securities are investment grade:

         F-1+ securities possess exceptionally strong credit quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 securities possess very strong credit quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 securities possess good credit quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned the F-1+ and F-1 ratings.

         Commercial paper rated A-1 by S&P indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted A-1+. Capacity for timely payment on commercial paper rated A-2 is satisfactory, but the relative degree of safety is not as high as for issues designated A-1.

         The rating Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of senior short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) are considered to have a strong capacity for repayment of senior short-term promissory obligations. This will normally be evidenced by many of the characteristics of issuers rated Prime-1, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         For commercial paper, D&P uses the short-term debt ratings described above.

         For commercial paper, Fitch uses the short-term debt ratings described above.

         Thomson BankWatch, Inc. ("BankWatch") ratings are based upon a qualitative and quantitative analysis of all segments of the organization including, where applicable, holding company and operating subsidiaries. BankWatch ratings do not constitute a recommendation to buy or sell securities of any of these companies. Further, BankWatch does not suggest specific investment criteria for individual clients.

         BankWatch long-term ratings apply to specific issues of long-term debt and preferred stock. The long-term ratings specifically assess the likelihood of untimely payment of principal or interest over the term to maturity of the rated instrument. The following are the four investment grade ratings used by BankWatch for long-term debt:

         AAA - The highest category; indicates ability to repay principal and interest on a timely basis is extremely high.

         AA - The second highest category; indicates a very strong ability to repay principal and interest on a timely basis with limited incremental risk versus issues rated in the highest category.

         A - The third highest category; indicates the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

         BBB - The lowest investment grade category; indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are, however, more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

         Long-term debt ratings may include a plus (+) or minus (-) sign to indicate where within a category the issue is placed.

         The BankWatch short-term ratings apply to commercial paper, other senior short-term obligations and deposit obligations of the entities to which the rating has been assigned. The BankWatch short-term ratings specifically assess the likelihood of an untimely payment of principal or interest.

         TBW-1 The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

         TBW-2 The second highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1".

         TBW-3 The lowest investment grade category; indicates that while more susceptible to adverse developments (both internal and external) than obligations with higher ratings, capacity to service principal and interest in a timely fashion is considered adequate.

         TBW-4 The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

         The following summarizes the four highest long-term debt ratings used by IBCA Limited and its affiliate, IBCA Inc. (collectively "IBCA"):

         AAA - Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

         AA - Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic or financial conditions may increase investment risk albeit not very significantly.

         A - Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

         BBB - Obligations for which there is currently a low expectation of investment risk. Capacity for timely repayment of principal and interest is adequate, although adverse changes in business, economic or financial conditions are more likely to lead to increased investment risk than for obligations in other categories.

         A plus or minus sign may be appended to a rating below AAA to denote relative status within major rating categories.

      The following summarizes the two highest short-term debt ratings used by
IBCA:

A1+ When issues possess a particularly strong credit feature, a rating of A1+ is assigned.

A1 - Obligations supported by the highest capacity for timely repayment.

A2 - Obligations supported by a good capacity for timely repayment.

                                   SCHEDULE B

                        ADDITIONAL INFORMATION CONCERNING
                                OPTIONS & FUTURES

         As stated in Part A, each Market Master Portfolio, may enter into futures contracts and options for hedging purposes. Such transactions are described in this Schedule. During the current fiscal year, each of these Master Portfolios intends to limit its transactions in futures contracts and options so that not more than 5% of the Master Portfolio's net assets are at risk. Furthermore, in no event would any Master Portfolio purchase or sell futures contracts, or related options thereon, for hedging purposes if, immediately thereafter, the aggregate initial margin that is required to be posted by the Master Portfolio under the rules of the exchange on which the futures contract (or futures option) is traded, plus any premiums paid by the Master Portfolio on its open futures options positions, exceeds 5% of the Master Portfolio's total assets, after taking into account any unrealized profits and unrealized losses on the Master Portfolio's open contracts and excluding the amount that a futures option is "in-the-money" at the time of purchase. (An option to buy a futures contract is "in-the-money" if the value of the contract that is subject to the option exceeds the exercise price; an option to sell a futures contract is "in-the-money" if the exercise Price exceeds the value of the contract that is subject of the option.)

I.   Interest Rate Futures Contracts.

         Use of Interest Rate Futures Contracts. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures market have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, a Master Portfolio may use interest rate futures as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

         A Master Portfolio presently could accomplish a similar result to that which it hopes to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Master Portfolio, through using futures contracts.

         Description of Interest Rates Futures Contracts. An interest rate futures contract sale would create an obligation by a Master Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Master Portfolio, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

         Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by the Master Portfolio's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price in the sale exceeds the price in the offsetting purchase, the Master Portfolio is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Master Portfolio pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by the Master Portfolio's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Master Portfolio realizes a gain, and if the purchase price exceeds the offsetting sale price, the Master Portfolio realizes a loss.

         Interest rate futures contracts are traded in an auction environment on the floors of several exchanges - principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. A Master Portfolio would deal only in standardized contracts on recognized changes. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

         A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association ("GNMA") modified pass-through mortgage-backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Master Portfolios may trade in any futures contract for which there exists a public market, including, without limitation, the foregoing instruments.

         Examples of Futures Contract Sale. A Master Portfolio would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security in a Master Portfolio tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury Bonds"). The Adviser wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the Adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Master Portfolio might enter into futures contract sales of Treasury bonds for an equivalent of 98. If the market value of the portfolio securities does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

         In that case, the five-point loss in the market value of the portfolio security would be offset by the five-point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

         The Adviser could be wrong in its forecast of interest rates and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

         If interest rate levels did not change, the Master Portfolio in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

         Examples of Future Contract Purchase. A Master Portfolio would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter-term securities whose yields are greater than those available on long-term bonds. The Master Portfolio's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Master Portfolio would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Master Portfolio may purchase.

         For example, assume that the market price of a long-term bond that the Master Portfolio may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. The Adviser wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the Adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9-1/2%) in four months. The Master Portfolio might enter into futures contracts purchases of

Treasury bonds for an equivalent price of 98. At the same time, the Master Portfolio would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5-point increase in the price that the Master Portfolio pays for the long-term bond would be offset by the 5-point gain realized by closing out the futures contract Purchase.

         The Adviser could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Master Portfolio would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

         If, however, short-term rates remained above available long-term rates, it is possible that the Master Portfolio would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase.

         In each transaction, expenses also would be incurred.

II.  Index Futures Contracts.

         A stock or bond index assigns relative values to the stocks or bonds included in the index, and the index fluctuates with changes in the market values of the stocks or bonds included. Some stock index futures contracts are based on broad market indices, such as the Standard & Poor's 500 or the New York Stock Exchange Composite Index. In contract, certain exchanges offer futures contracts on narrower market indices, such as the Standard & Poor's 100, the Bond Buyer Municipal Bond Index, an index composed of 40 term revenue and general obligation bonds, or indices based on an industry or market segment, such as oil and gas stocks. Futures contracts are traded on organized exchanges regulated by the Commodity Futures Trading Commission. Transactions on such exchanges are cleared through a clearing corporation, which guarantees the performance of the parties to each contract.

         A Master Portfolio will sell index futures contracts in order to offset a decrease in market value of its portfolio securities that might otherwise result from a market decline. The Master Portfolio may do so either to hedge the value of its portfolio as a whole, or to protect against declines, occurring prior to sales of securities, in the value of the securities to be sold. Conversely, a Master Portfolio will purchase index futures contracts in anticipation of purchases of securities. In a substantial majority of these transactions, the Master Portfolio will purchase such securities upon termination of the long futures position, but a long futures position may be terminated without a corresponding purchase of securities.

         In addition, a Master Portfolio may utilize index futures contracts in anticipation of changes in the composition of its portfolio holdings. For example, in the event that a Master Portfolio expects to narrow the range of industry groups represented in its holdings it may, prior to making purchases of the actual securities, establish a long futures position based on a more restricted index, such as an index comprised of securities of a particular industry group. A Master Portfolio also may sell futures contracts in connection with this strategy, in order to protect against the possibility that the value of the securities to be sold as part of the restructuring of the portfolio will decline prior to the time of sale.

         The following are examples of transactions in stock index futures (net of commissions and premiums, if any).

                   ANTICIPATORY PURCHASE HEDGE: Buy the Future
                Hedge Objective: Protect Against Increasing Price
              Portfolio                            Futures
                                          -Day Hedge is Placed
Anticipate Buying $62,500                          Buying 1 Index Futures at 125
     Equity Portfolio                              Value of Futures = $62,500/
                                                   Contract
                                          -Day Hedge is Lifted-
Buy Equity Portfolio with                          Sell 1 Index Futures at 130
     Actual Cost = $65,000                         Value of Futures = $65,000/
     Increase in Purchase                                   Contract
Price = $2,500                                     Gain on Futures = $2,500
                HEDGING A STOCK PORTFOLIO: Sell the Future Hedge
          Objective: Protect Against Declining (Value of the Portfolio)
Factors
Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index - 1 0
              Portfolio                            Futures
                                          -Day Hedge is Placed
Anticipate Selling $1,000,000                      Sell 16 Index Futures at 125
     Equity Portfolio                              Value of Futures = $1,000,000
                                          -Day Hedge is Lifted-
Equity Portfolio-Own                               Buy 16 Index Futures at 120
     Stock with Value = $960,000                   Value of Futures = $960,000
     Loss in Portfolio                             Gain on Futures = $40,000
       Value = $40 000
      If, however, the market moved in the opposite direction, that is, market value decreased and the Master Portfolio had entered into an anticipatory purchase hedge, or market value increased and the Master Portfolio had hedged its stock portfolio, the results of the Master Portfolio's transactions in stock index futures would be as set forth below.

                   ANTICIPATORY PURCHASE HEDGE: Buy the Future
                Hedge Objective: Protect Against Increasing Price

              Portfolio                            Futures
                                          -Day Hedge is Placed
Anticipate Buying $62,500                          Buying 1 Index Futures at 125
     Equity Portfolio                              Value of Futures = $62,500/
                                                   Contract
                                          -Day Hedge is Lifted-
Buy Equity Portfolio with                          Sell 1 Index Futures at 120
     Actual Cost = $60,000                         Value of Futures = $60,000/
                                                   Contract
     Decrease in Purchase                          Loss on Futures = $2,500
        Price = $2,500                                 Contract
                   HEDGING A STOCK PORTFOLIO: Sell the Future
                   Hedge Objective: Protect Against Declining
                             Value of the Portfolio
Factors
Value of Stock Portfolio = $1,000,000
Value of Futures Contract = 125 x $500 = $62,500
Portfolio Beta Relative to the Index - 1 0
              Portfolio                            Futures
                                          -Day Hedge is Placed
Anticipate Selling $1,000,000                      Sell 16 Index Futures at 125

     Equity Portfolio                              Value of Futures = $1,000,000
                                          -Day Hedge is Lifted-
Equity Portfolio-Own                               Buy 16 Index Futures at 130
     Stock with Value = $1,040,000                 Value of Futures = $1,040,000
     Gain in Portfolio = $40,000                   Loss of Futures = $40,000
       Value = $40 000

III. Margin Payments

         Unlike when a Master Portfolio purchases or sells a security, no price is paid or received by the Master Portfolio upon the purchase or sale of a futures contract. Initially, the Master Portfolio will be required to deposit with the broker or in a segregated account with the Master Portfolio's Custodian an amount of cash or cash equivalents, the value, of which may vary but is generally equal to 10% or less of the value of the contract. This amount is known as initial margin. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of Master Portfolios by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Master Portfolio upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying security or index fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market. For example, when a Master Portfolio has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Master Portfolio will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where a Master Portfolio has purchased a futures contract and the price of the futures contract has declined in response to a decrease in the underlying instruments, the position would be less valuable, the Master Portfolio would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, the Adviser may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Master Portfolio's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Master Portfolio, and the Master Portfolio realizes a loss or gain.

IV.  Risks of Transactions in Futures Contracts

         There are several risks in connection with the use of futures by a Master Portfolio as a hedging device. One risk arises because of the imperfect correlation between movements in the price of the future and movements in the price of the securities which are the subject of the hedge. The price of the future may move more than or less than the price of the securities being hedged. If the price of the future moves less than the price of the securities which are the subject of the hedge, the hedge will not be fully effective but, if the price of securities being hedged has moved in an unfavorable direction, the Master Portfolio would be in a better position than if it had not hedged at Al. If the price of the securities being hedged has moved in a favorable direction, this advance will be partially offset by the loss on the future. If the price of the future moves more than the price of the hedged securities, the Master Portfolio involved will experience either a loss or gain on the future which will not be completely offset by movements in the price of the securities which are the subject of the hedge.

         To compensate for the imperfect correlation of movements in the price of securities being hedged and movements in the price of futures contracts, a Master Portfolio may buy or sell futures contracts in a greater dollar amount than the dollar amount of securities being hedged if the volatility over a particular time period of the prices of such securities has been greater than the volatility over such time period of the future, or if otherwise deemed to be appropriate by the Adviser. Conversely, a Master Portfolio may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the securities being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by the Adviser. It also is possible that, where a Master Portfolio has sold futures to hedge its portfolio against a decline in the market, the market may advance, and the value of securities held by the Master Portfolio may decline. If this occurred, the Master Portfolio would lose money on the future and also experience a decline in value in its portfolio securities.

         Where futures are purchased to hedge against a possible increase in the price of securities before a Master Portfolio is able to invest its cash (or cash equivalents) in securities (or options) in an orderly fashion, it is possible that the market may decline instead; if the Master Portfolio then concludes not to invest in securities or options at that time because of concern as to possible further market decline or for other reasons, the Master Portfolio will realize a loss on the futures contract that is not offset by a reduction in the price of securities purchased.

         In instances involving the purchase of futures contracts by a Master Portfolio, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with the Master Portfolio's Custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the securities being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions which could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of Price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the Adviser still may not result in a successful hedging transaction over a short time frame.

         Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Master Portfolios intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Master Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

         Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.

         Successful use of futures by a Master Portfolio also is subject to the Adviser's ability to predict correctly movements in the direction of the market. For example, if a Master Portfolio has hedged against the possibility of a decline in the market adversely affecting securities held in its portfolio and securities prices increase instead, the Master Portfolio will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Master Portfolio has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. A Master Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

V.   Options on Futures Contracts.

         The Master Portfolios may purchase options on the futures contracts described above. A futures option gives the holder, in return for the premium paid, the right to buy (call) from or sell (put) to the writer of the option a futures contract at a specified price at any time during the period of the option. Upon exercise, the writer of the option is obligated to pay the difference between the cash value of the futures contract and the exercise price. Like the buyer or seller of a futures contract, the holder, or writer, of an option has the right to terminate its position prior to the scheduled expiration of the option by selling, or purchasing, an option of the same series, at which time the person entering into the closing transaction will realize a gain or loss.

         Investments in futures options involve some of the same considerations that are involved in connection with investments in futures contracts (for example, the existence of a liquid secondary market). In addition, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased. Depending on the pricing of the option compared to either the futures contract upon which it is based, or upon the price of the securities being hedged, an option may or may not be less risky than ownership of the futures contract or such securities. In general, the market prices of options can be expected to be more volatile than the market prices on the underlying futures contract. Compared to the purchase or sale of futures contracts, however, the purchase of call or put options on futures contracts may frequently involve less potential risk to a Master Portfolio because the maximum amount at risk is the premium paid for the options (plus transaction costs). Although permitted by their Fundamental investment policies, the Master Portfolios do not currently intend to write future options, and will not do so in the future absent any necessary regulatory approvals.

      Accounting Treatment.

         Accounting for futures contracts and options will be in accordance with generally accepted accounting principles.

                                   SCHEDULE C

                        ADDITIONAL INFORMATION CONCERNING
                           MORTGAGE-BACKED SECURITIES


Mortgage-Backed Securities

         Mortgage-backed securities represent an ownership interest in a pool of residential mortgage loans. These securities are designed to provide monthly payments of interest and principal to the investor. The mortgagor's monthly payments to his/her lending institution are "passed-through" to an investor. Most issuers or poolers provide guarantees of payments, regardless of whether or not the mortgagor actually makes the payment. The guarantees made by issuers or poolers are supported by various forms of credit collateral, guarantees or insurance, including individual loan, title, pool and hazard insurance purchased by the issuer. There can be no assurance that the private issuers or poolers can meet their obligations under the policies. Mortgage-backed securities issued by private issuers or poolers, whether or not such securities are subject to guarantees, may entail greater risk than securities directly or indirectly guaranteed by the U.S. Government.

         Interests in pools of mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their residential mortgage loans, net of any fees paid. Additional payments are caused by repayments resulting from the sale of the underlying residential property, refinancing or foreclosure net of fees or costs which may be incurred. Some mortgage-backed securities are described as "modified pass-through." These securities entitle the holders to receive all interest and principal payments owed on the mortgages in the pool, net of certain fees, regardless of whether or not the mortgagors actually make the payments.

         Residential mortgage loans are pooled by the Federal Home Loan Mortgage Corporation ("FHLMC"). FHLMC is a corporate instrumentality of the U.S. Government and was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. Its stock is owned by the twelve Federal Home Loan Banks. FHLMC issues Participation Certificates ("PC's"), which represent interests in mortgages from FHLMC's national portfolio. FHLMC guarantees the timely payment of interest and ultimate collection of principal.

         The Federal National Mortgage Association ("FNMA") is a Government sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases residential mortgages from a list of approved sellers/servicers which include state and federally-chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA.

         The principal Government guarantor of mortgage-backed securities is the Government National Mortgage Association ("GNMA"). GNMA is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by approved institutions and backed by pools of FHA-insured or VA-guaranteed mortgages.

         Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Pools created by such non-governmental issuers generally offer a higher rate of interest than Government and Government-related pools because there are no direct or indirect Government guarantees of payments in the former pools. However, timely payment of interest and principal of these pools is supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance purchased by the issuer. The insurance and guarantees are issued by Governmental entities, private insurers, and the mortgage poolers. There can be no assurance that the private insurers or mortgage poolers can meet their obligations under the policies.

         The Master Portfolio expects that Governmental or private entities may create mortgage loan pools offering pass-through investments in addition to those described above. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payment may vary or whose terms to maturity may be shorter than previously customary. As new types of mortgage-backed securities are developed and offered to investors, certain Master Portfolios will, consistent with their investment objective and policies, consider making investments in such new types of securities.

Underlying Mortgages

         Pools consist of whole mortgage loans or participations in loans. The majority of these loans are made to purchasers of 1-4 family homes. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, a Master Portfolio may purchase pools of variable-rate mortgages ("VRM"), growing equity mortgages ("GEM"), graduated payment mortgages ("GPM") and other types where the principal and interest payment procedures vary. VRMs are mortgages which reset the mortgage's interest rate periodically with changes in open market interest rates. To the extent that the Master Portfolio is actually invested in VRMs, the Master Portfolio's interest income will vary with changes in the applicable interest rate on pools of VRMs. GPM and GEM pools maintain constant interest rates, with varying levels of principal repayment over the life of the mortgage. These different interest and principal payment procedures should not impact the Master Portfolio's net asset value since the prices at which these securities are valued will reflect the payment procedures.

         All poolers apply standards for qualification to local lending institutions which originate mortgages for the pools. Poolers also establish credit standards and underwriting criteria for individual mortgages included in the pools. In addition, some mortgages included in pools are insured through private mortgage insurance companies.

Average Life

         The average life of pass-through pools varies with the maturities of the underlying mortgage instruments. In addition, a pool's term may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions.

         As prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. For pools of fixed-rated 30-year mortgages, common industry practice is to assume that prepayments will result in a 12-year average life. Pools of mortgages with other maturities or different characteristics will have varying assumptions for average life.

Returns on Mortgage-Backed Securities

         Yields on mortgage-backed pass-through securities are typically quoted based on the maturity of the underlying instruments and the associated average life assumption. Actual prepayment experience may cause the yield to differ from the assumed average life yield.

     Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yields of the Master Portfolio. The compounding effect from reinvestments of monthly payments received by the Master Portfolio will increase its yield to shareholders, compared to bonds that pay interest semi-annually.

                         NATIONS MASTER INVESTMENT TRUST

                            ONE BANK OF AMERICA PLAZA
                                   33rd Floor
                               Charlotte, NC 28255
                                 1-800-626-2275

                                    FORM N-1A

                                     PART C

                                OTHER INFORMATION

ITEM 23. Exhibits

              All references to the "Registration Statement" in the following list of Exhibits refer to the Registrant's Registration Statement on Form N-1A (File No. 811-09347).

---------------------- ---------------------------------------------------------
Exhibit Letter           Description
---------------------- ---------------------------------------------------------
(a)                    Articles of Incorporation:

(a)(1) Certificate of Trust dated January 13, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(a)(2) Declaration of Trust dated January 14, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.
---------------------- ---------------------------------------------------------
(b)                    Bylaws:

(b)(1) Amended and Restated Bylaws dated January 14, 1999, last amended May 26, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.
---------------------- ---------------------------------------------------------
(c)                    Instruments Defining Rights of Securities Holders:

                       Not Applicable
---------------------- ---------------------------------------------------------
(d)                    Investment Advisory Contracts:

(d)(1) Investment Advisory Agreement between Banc of America Advisors, Inc. (formerly NationsBanc Advisors, Inc.) ("BAAI") and Nations Master Investment Trust ("Registrant") dated May 21, 1999, Schedule I dated October 15, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.
---------------------- ---------------------------------------------------------

---------------------- ---------------------------------------------------------
Exhibit Letter           Description
---------------------- ---------------------------------------------------------
(d)(2) Investment Advisory Agreement between BAAI and the Registrant dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(3) Sub-Advisory Agreement among BAAI, Banc of America Capital Management, Inc. (formerly TradeStreet Investment Associates, Inc.) ("BACAP") and the Registrant dated May 21, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(4) Sub-Advisory Agreement among BAAI, Chicago Equity Partners Corporation ("Chicago Equity") and the Registrant dated May 21, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(5) Interim Sub-Advisory Agreement among BAAI, Gartmore Global Partners ("Gartmore") and the Registrant dated March 6, 2000, incorporated by reference to Post-Effective Amendment No. 4, filed April 7, 2000.

(d)(6) Sub-Advisory Agreement among BAAI, INVESCO Global Asset Management (N.A.), Inc. ("INVESCO") and the Registrant dated August 19, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(7) Sub-Advisory Agreement among BAAI, Putnam Investment Management, Inc. ("Putnam") and the Registrant dated August 19, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(8) Sub-Advisory Agreement among BAAI, Marsico Capital Management, LLC ("Marsico") and the Registrant dated August 19, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(9) Sub-Advisory Agreement among BAAI, Brandes Investment Partners, L.P. ("Brandes") and the Registrant dated October 15, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(d)(10) Sub-Advisory Agreement among BAAI, MacKay Shields LLC ("MacKay Shields") and the Registrant dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

---------------------- ---------------------------------------------------------

---------------------- ---------------------------------------------------------
Exhibit Letter           Description
---------------------- ---------------------------------------------------------
(e)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------- ---------------------------------------------------------
(f)                    Bonus or Profit Sharing Contracts:

(f)(1) Deferred Compensation Plan dated February 24, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

---------------------- ---------------------------------------------------------
(g)                    Custodian Agreement:

(g)(1) Custody Agreement between the Registrant and The Bank of New York ("BNY") dated May 21, 1999, Schedule I dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(g)(2) Amendment to the Custody Agreement dated September 1, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(g)(3) Amendment to the Custody Agreement dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

---------------------- ---------------------------------------------------------
(h)                    Other Material Contracts:

(h)(1) Co-Administration Agreement among the Registrant, Stephens Inc. ("Stephens") and BAAI dated May 21, 1999,
                       Schedule I dated February 14, 2000, Schedule A dated November 18, 1999, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(h)(2) Sub-Administration Agreement among the Registrant, BNY and BAAI dated May 21, 1999, Schedule I dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(h)(3) Placement Agency Agreement between the Registrant and Stephens dated May 21, 1999, Schedule I dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

(h)(4) Cross Indemnification Agreement among Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations Funds Trust and the Registrant dated February 14, 2000, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.

---------------------- ---------------------------------------------------------
(i)                    Not Applicable pursuant to General Instruction (B)(2)(b).

---------------------- ---------------------------------------------------------

---------------------- ---------------------------------------------------------
Exhibit Letter           Description
---------------------- ---------------------------------------------------------
(j)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- ---------------------------------------------------------
(k)                    Not Applicable pursuant to General Instruction (B)(2)(b).
---------------------- ---------------------------------------------------------
(l)                    Initial Capital Agreements:

                       Not Applicable
---------------------- ---------------------------------------------------------
(m)                    Rule 12b-1 Plan:

                       Not Applicable
---------------------- ---------------------------------------------------------
(n)                    Financial Data Schedule:

                       Not Applicable
---------------------- ---------------------------------------------------------
(o)                    Rule 18f-3 Plan:

                       Not Applicable
---------------------- ---------------------------------------------------------
(p)                    Codes of Ethics:

(p)(1) Nations Funds Family Code of Ethics, incorporated by reference to Post-Effective Amendment No. 4, filed April 7, 2000.
---------------------- ---------------------------------------------------------
(q)                    Powers of Attorney for Edmund L. Benson, Charles B.
                       Walker, A. Max Walker, Thomas S. Word, Jr., William H. Grigg, James Ermer, Thomas F. Keller, Carl E. Mundy, Jr., James B. Sommers, Cornelius J. Pings and William P. Carmichael, incorporated by reference to Post-Effective Amendment No. 3, filed March 7, 2000.
---------------------- ---------------------------------------------------------

ITEM 24. Persons Controlled by of Under Common Control with the Fund

         No person is controlled by or under common control with the Registrant.

ITEM 25. Indemnification

              Article V, Section 5.3 of the Registrant's Declaration of Trust provides for the indemnification of the Registrant's trustees, officers, employees and other agents. Indemnification of the Registrant's administrators, placement agent and custodian is provided for, respectively, in the
Registrant's:

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              1. Co-Administration Agreement with Stephens and BAAI;

              2. Sub-Administration Agreement with BNY and BAAI;

              3. Placement Agency Agreement with Stephens; and

              4. Custody Agreement with BNY.

              The Registrant has entered into a Cross Indemnification Agreement with Nations Fund, Inc., (the "Company"), Nations Fund Trust (the "Trust"), Nations Reserves ("Reserves") and Nations Funds Trust ("Funds Trust") dated February 14, 2000. The Company, Trust, Reserves and/or Funds Trust will indemnify and hold harmless the Registrant against any losses, claims, damages or liabilities, to which the Registrant may become subject, under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectuses, any preliminary prospectuses, the registration statements, any other prospectuses relating to the securities, or any amendments or supplements to the foregoing (hereinafter referred to collectively as the "Offering Documents"), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents in reliance upon and in conformity with written information furnished to the Registrant by the Company, Trust, Reserves and/or Funds Trust expressly for use therein; and will reimburse the Registrant for any legal or other expenses reasonably incurred by the Registrant in connection with investigating or defending any such action or claim; provided, however, that the Company, Trust, Reserves and/or Funds Trust shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company, Trust, Reserves and/or Funds Trust by the Registrant expressly for use in the Offering Documents.

              Promptly after receipt by an indemnified party above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense

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

thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in such case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

              The Registrant has obtained from a major insurance carrier a trustees' and officers' liability policy covering certain types of errors and omissions. In no event will the Registrant indemnify any of its trustees, officers, employees, or agents against any liability to which such person would otherwise be subject by reason of his/her willful misfeasance, bad faith, gross negligence in the performance of his/her duties, or by reason of his/her reckless disregard of the duties involved in the conduct of his/her office or arising under his agreement with the Registrant. The Registrant will comply with Rule 484 under the 1933 Act and Release No. 11330 under the 1940 Act, in connection with any indemnification.

              Insofar as indemnification for liability arising under the 1933 Act may be permitted to trustees, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission ("SEC") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

ITEM 26. Business and Other Connections of the Investment Adviser

         To the knowledge of the Registrant, none of the directors or officers of BAAI, the adviser to the Registrant's portfolios, or BACAP, Chicago Equity, Gartmore, INVESCO, Putnam, Marsico, Brandes or MacKay Shields, the investment sub-advisers, except those set forth below, are or have been, at any time during the past two calendar years, engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with, and engage in business for, the company that owns all the outstanding stock (other than directors' qualifying shares) of BAAI, BACAP, Chicago Equity, Gartmore or Marsico, respectively, or other subsidiaries of Bank of America Corporation.

         (b) BAAI performs investment advisory services for the Registrant and certain other customers. BAAI is a wholly-owned subsidiary of Bank of America, N.A. ("Bank of America"), which in turn is a wholly-owned banking subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment adviser is incorporated by reference to Form ADV filed by BAAI with the

SEC pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act") (file no. 801-49874).

         (c) BACAP performs investment sub-advisory services for the Registrant and certain other customers. BACAP is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by BACAP (formerly TradeStreet Investment Associates, Inc.) with the SEC pursuant to the Advisers Act (file no. 801-50372).

         (d) Chicago Equity performs investment sub-advisory services for the Registrant and certain other customers. Chicago Equity is a wholly-owned subsidiary of Bank of America Corporation. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Chicago Equity with the SEC pursuant to the Advisers Act (file no. 801-55997).

        (e) Gartmore performs investment sub-advisory services for the Registrant and certain other customers. Gartmore is a joint venture structured as a general partnership between NB Partner Corp., a wholly-owned subsidiary of Bank of America, and Gartmore U.S. Limited, an indirect, wholly-owned subsidiary of Gartmore Investment Management plc, a UK Company which is the holding company for a leading UK based international fund management group of companies. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Gartmore with the SEC pursuant to the Advisers Act (file no. 801-48811).

         (f) INVESCO performs investment sub-advisory services for the Registrant and certain other customers. INVESCO is a division of INVESCO Global, a publicly traded investment management firm and a wholly-owned subsidiary of AMVESCAP PLC, a publicly traded UK financial holding company that engages through its subsidiaries in the business of international investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by INVESCO with the SEC pursuant to the Advisers Act (file no. 801-54192).

         (g) Putnam performs investment sub-advisory services for the Registrant and certain other customers. Putnam is a wholly-owned subsidiary of Putnam Investments, Inc., an investment management firm which, except for shares held by employees is owned by Marsh & McLennan Companies, a publicly traded professional services firm that engages through its subsidiaries in the business of investment management. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Putnam with the SEC pursuant to the Advisers Act (file no. 801-7974).

         (h) Marsico performs investment sub-advisory services for the Registrant and certain other customers. Marsico Management Holdings, LLC, a wholly-owned subsidiary of Bank of America, owns 50% of the equity of Marsico Capital. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Marsico with the SEC pursuant to the Advisers Act (file no. 801-54914).

         (i) Brandes performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by Brandes with the SEC pursuant to the Advisers Act (file no. 801-24896).

         (j) MacKay Shields performs investment sub-advisory services for the Registrant and certain other customers. Information with respect to each director and officer of the investment sub-adviser is incorporated by reference to Form ADV filed by MacKay Shields with the SEC pursuant to the Advisers Act (file no. 801-5594).

ITEM 27. Principal Underwriters

         (a) Stephens, placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations LifeGoal Funds, Inc., Nations Annuity Trust, Nations Funds Trust, Wells Fargo Funds Trust, Wells Fargo Variable Trust, Barclays Global Investors Funds, Inc. and is the exclusive placement agent for Wells Fargo Core Trust and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc. and Hatteras Income Securities, Inc., closed-end management investment companies.

         (b) Information with respect to each director and officer of the placement agent is incorporated by reference to Form ADV filed by Stephens with the SEC pursuant to the 1940 Act (file No. 501-15510).

         (c) Not applicable.

ITEM 28. Location of Accounts and Records

         (1) BAAI, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment adviser and co-administrator).

         (2) BACAP, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment sub-adviser).

         (3) Chicago Equity, 231 South LaSalle, Chicago, IL 60697 (records relating to its function as investment sub-advisor).

         (4) Gartmore, One Bank of America Plaza, Charlotte, NC 28255 (records relating to its function as investment sub-adviser).

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

         (5) INVESCO, 1315 Peachtree Street, N.E., Atlanta, GA 30309 (records relating to its function as investment sub-advisor).

         (6) Putnam, One Post Office Square, Boston, MA 02109 (records relating to its function as investment sub-advisor).

         (7) Marsico, 1200 17th Street, Suite 1300, Denver, CO 80202 (records relating to its function as investment sub-advisor).

         (8) Brandes, 12750 High Bluff Drive, San Diego, CA 92130 (records relating to its function as investment sub-advisor).

         (9) MacKay Shields, 9 West 57th Street, New York, New York, 10019 (records relating to its function as investment sub-advisor).

         (10) Stephens, 111 Center Street, Little Rock, AR 72201 (records relating to its function as placement agent and co-administrator).

         (11) BNY, 100 Church Street, New York, NY 10286 (records relating to its function as custodian and sub-administrator).

ITEM 29. Management Services

         Not Applicable

ITEM 30. Undertakings

         Not Applicable


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                                   Signatures
                                   ----------


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on the 19th day of July, 2000.

                                         NATIONS MASTER INVESTMENT TRUST

                                         By:           *
                                             --------------------------
                                               A. Max Walker
                                               President and Chairman
                                               of the Board of Trustees

                                         By:  /s/ Richard H. Blank, Jr.
                                             --------------------------
                                               Richard H. Blank, Jr.
                                               *Attorney-in-Fact